As filed with the U.S. Securities and Exchange Commission on November 12, 2025.

Registration No. 333-290821

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

SONIC LIGHTING, INC.

(Exact Name of Registrant as Specified in its Charter)

_____________________________________

Nevada	5010	33-4774630
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

19385 E. Walnut Drive North
City of Industry, CA 91748
(626) 934-8884

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_____________________________________

Vcorp Services. LLC
701 S. Carson Street, Suite 200
Carson City, NV 89701
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_____________________________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd FL New York, NY 10017 T: (212) 588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 T: (212) 530-2206

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby submits this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2025

2,475,000 Shares of Common Stock

SONIC LIGHTING, INC.

This is the initial public offering, or the “offering,” of 2,475,000 shares of common stock, par value US$0.0001 per share, of SONIC LIGHTING, INC., a Nevada corporation (the “Company”), on a firm commitment basis.

We expect that the initial public offering price will be between US$4.00 and US$5.00 per share. Prior to this offering, there has been no public market for our common stock. We intend to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “SONC”. However, there is no assurance that the offering will close and that our common stock will be trading on Nasdaq. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

The Company is authorized to issue 100,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value US$0.0001 per share, and 20,000,000 shares of preferred stock, par value US$0.0001 per share. 20,000,000 shares were designated to be series A preferred stock (the “Series A Preferred Stock”) out of the 20,000,000 shares of preferred stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 20 votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends.

Unless otherwise indicated, all information in this prospectus reflects a 1-for-10,000 forward split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on October 1, 2025. Upon the completion of this offering, the Company will have 16,475,000 shares of common stock outstanding if the underwriters do not exercise their over-allotment option, or 16,846,250 shares of common stock outstanding if the underwriters exercise their over-allotment option in full. Mr. Dao Chung Cheung, Mr. Nelson Yin Ho Li, Mr. Ka Kit Mak and Mr. Anthony Shing Him Wai, or the Founders of the Company, will beneficially own 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock, representing 98.19% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering assuming the underwriters do not exercise their over-allotment option, or 97.92% of our total voting power if the underwriters exercise their over-allotment option in full. 87.93% of the voting power from the Founders will stem from the Series A Preferred Stock. As such, we will be deemed a “controlled company” under Nasdaq Company Guide Section 801(a). However, even if we are deemed a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the Nasdaq Company Guide. See “Prospectus Summary — Implications of Being a Controlled Company” on page 6.

The Company qualifies as an “emerging growth company” and “smaller reporting company” and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Smaller Reporting Company” on page 5.

Investing in our common stock involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our common stock.

	Per Share		Total Without of Over-Allotment Option		Total With Full Exercise of the Over-Allotment Option
Initial public offering price(1)	US$	4.00	US$	9,900,000	US$	11,385,000
Underwriting discounts (7.5%)(2)	US$	0.30	US$	742,500	US$	853,875
Proceeds to us, before expenses	US$	3.70	US$	9,157,500	US$	10,531,125

____________

(1)       Assuming the public offering price is US$4.00, the low point of the price range set forth on the cover page of this prospectus.

(2)       We have agreed to pay the underwriters a fee equal to 7.5% of the gross proceeds of the offering. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

We have granted the underwriters an option, exercisable for 45 days after the closing date of this offering, to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in this offering on the same terms to cover over-allotments.

The underwriters are selling the shares of common stock in this offering on a firm-commitment basis.

The underwriters expect to deliver the shares of common stock against payment in U.S. dollars to purchasers on or about     , 2025.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

D. Boral Capital

The date of this prospectus is     , 2025.

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About this Prospectus

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission. We and the underwriters have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources we believe to be reliable, although we do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “AR insurance” are to accounts receivable insurance;

•        “Company” or “SLI” are to SONIC LIGHTING, INC., a Nevada corporation incorporated on March 4, 2025;

•        “Controlling Stockholders”, “Founders”, or “Executive Directors” are to Mr. Nelson Ho Yin Li, Mr. Ka Kit Mak, Mr. Anthony Shing Him Wai and Mr. Dao Chung Cheung;

•        “DOT” are to the Department of Transportation;

•        “FMVSS” are to the Federal Motor Vehicle Safety Standards;

•        “NHTSA” are to the National Highway Traffic Safety Administration;

•        “SAE” are to the Society of Automotive Engineers;

•        “Sonic OpCo” are to Sonic Lighting, Inc., the Company’s operating subsidiary and a California corporation incorporated on May 7, 2010;

•        “sqf” are to square feet;

•        “WIPO” are to the World Intellectual Property Organization;

•        “WD” are to wholesale distributors; and

•        “U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States.

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors” beginning on Page 10, and the financial statements, before making an investment decision

Unless otherwise indicated, all information in this prospectus reflects a 1-for-10,000 forward split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on October 1, 2025.

Our Business

For nearly two decades, SONIC LIGHTING, INC. (the “Company” or “SLI”) has built a strong competitive presence in the automotive industry, specializing in the wholesale distribution of high-quality automotive lighting products. As a well-established provider of aftermarket lighting in the United States, we take pride in our extensive product offerings and our commitment to delivering high-quality automotive solutions to our customers.

The products we offer primarily include projector headlights, crystal headlights, taillights, and fog lights. We continuously expand our products offering and strive to provide the latest and most innovative developments in the automotive industry.

Our facilities include our corporate headquarters in the City of Industry, California, a 200,000 square-foot warehouse in Summerville, South Carolina, and a 90,000 square-foot facility in Dallas, Texas. As a result, we are able to efficiently reach customers across the United States. These locations allow us to provide fast and reliable service while maintaining a high standard of quality control.

Our primary customers include major retailers such as Costco, Home Depot, and Keystone, along with other wholesale distributors. The majority of the products that we resell are distributed to retailers, wholesalers, and tuning shops.

We believe that we provide customers with a value proposition that includes high-quality products at competitive pricing, extensive product availability due to our broad distribution network, and responsive customer service. Our wholesale department is dedicated to providing exceptional customer support, delivering knowledgeable information that allows customers to make informed purchasing decisions with confidence.

The lighting products that we distribute comply with all relevant federal regulations. Unless otherwise specified, all products are DOT compliant and meet FMVSS No. 108. The products that we resell are DOT certified and approved by the Society of Automotive Engineers (“SAE”).

In addition to selling products we purchase for resale, we also act as a sales agent for other automotive-parts manufacturers.

By leveraging our industry expertise and strong distribution network, we strive to continue to innovate the market in aftermarket automotive lighting and accessories. Our unwavering commitment to innovation, quality, and customer satisfaction sets us apart as a well-established provider in the automotive industry.

Corporate History and Structure

We commenced operations in May 2010 with the establishment of Sonic OpCo in California. Sonic OpCo acts as a distribution center in the United States and maintains inventory for both wholesale and retail.

In February 2025, SLI, our current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in March 2025, we completed a share swap transaction and issued common stock and Series A Preferred Stock of SLI to the then existing stockholders of Sonic OpCo, based on their then respective equity interests held in Sonic OpCo. As a result, Sonic OpCo became our wholly owned subsidiary.

The following diagram illustrates our current corporate structure as of the date of this prospectus and after giving effect to this offering (assuming no exercise of the over-allotment option by the underwriters).

Nelson Ho Yin Li
25% and 21.24% of common stock; 25% and 24.55% of total voting power (inclusive of ownership in both common stock of Series A Preferred Stock), before and after giving effect of the offering, respectively
Ka Kit Mak
25% and 21.24% of common stock; 25% and 24.55% of total voting power (inclusive of ownership in both common stock of Series A Preferred Stock), before and after giving effect of the offering, respectively
Dao Chung Cheung
25% and 21.24% of common stock; 25% and 24.55% of total voting power (inclusive of ownership in both common stock of Series A Preferred Stock), before and after giving effect of the offering, respectively
Anthony Shing Him Wai
25% and 21.24% of common stock; 25% and 24.55% of total voting power (inclusive of ownership in both common stock of Series A Preferred Stock), before and after giving effect of the offering, respectively
Public Shareholders
15.02% of common stock, after giving effect of the offering
SONIC LIGHTING, INC.
“SLI”
(a Nevada corporation)
100%
Sonic Lighting, Inc.
“Sonic OpCo”
(a California corporation)

Dividends and Other Distributions

The Company is a holding company and conducts all its business through its subsidiary in the United States. The Company may rely on dividends to be paid by its subsidiary to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its stockholders, to service any debt we may incur and to pay its operating expenses. If its subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to the Company.

For the fiscal years ended December 31, 2024 and 2023, the Company had declared dividends in the amount of $1,238,287 and $7,209,450 respectively. During the fiscal years ended December 31, 2024 and 2023 and as of the date of this prospectus, our subsidiary had not made any dividends or other distributions to the holding company. During the fiscal years ended December 31, 2024 and 2023, there were no cash flows between our holding company and its subsidiary. In the future, cash proceeds raised by the Company from financing activities, including this offering, may be transferred to its subsidiary via capital contribution or stockholder loans, as the case may be. As of the date of this prospectus, the Company had not made any no dividends or distributions to U.S. investors and the Company does not plan to make any dividends or distributions in the future. See “Dividend Policy.”

Competitive Strengths

We believe that the following competitive advantages contribute to our success and differentiate us from our competitors:

•        High-Quality Products.    The products we resell undergo rigorous quality control to ensure they meet the highest standards of excellence. We focus on precision and attention to detail from design to final testing. Additionally, all products comply with federal regulations and meet SAE and DOT compliance standards, ensuring reliability and durability.

•        High Barrier to Entry in Manufacturing.    The cost of tooling for headlights and taillights makes entry difficult for smaller manufacturers. However, we have the resources to manage these costs while investing in new technologies. This financial strength allows us to stay ahead of market trends and maintain a reliable supply chain.

•        Logistical Efficiency and Cost Savings.    Our high-volume domestic outbound shipments secure competitive shipping rates from major carriers like UPS and FedEx. These cost savings allow us to offer competitive pricing while ensuring fast delivery times. By optimizing production and distribution, we enhance customer satisfaction and strengthen our market position.

•        Specialized Customer Service.    We provide a dedicated wholesale department focused on competitive pricing, exceptional service, and product support. This approach has helped us build long-lasting relationships with customers, fostering trust and confidence. Our customers receive expert guidance on product benefits, enabling them to make informed purchasing decisions.

•        Tailored Solutions for Customers.    Beyond standard purchases, we offer tailored solutions to help customers customize their vehicles. Our support includes recommendations for upgrades, modifications, and accessories that suit their needs. This personalized approach ensures high customer satisfaction and enhances their overall experience.

Growth Strategies

•        Upgrading the California Facility.    We are planning a major upgrade to our headquarters in California to meet growing industry demands. Expanding beyond our current 140,000-square-foot facility, the new space will boost production capacity and streamline operations. This investment will reinforce our commitment to offering cutting-edge automotive lighting solutions.

•        Strengthening West Coast Operations.    The planned expansion reflects our forward-thinking approach and will allow us to serve West Coast customers more efficiently. With increased production capacity, we can achieve faster turnaround times and deliver a greater number of products. The upgraded California facility will remain a hub for R&D, quality control, and customer service.

•        Northeast Expansion.    We are expanding to the Northeast, with plans for a new facility in New York or New Jersey. This strategic location will improve coverage across the East Coast, reducing shipping times and enhancing service. Our goal is to ship 98% of orders within two days, ensuring customers receive their products quickly.

•        Cost-Effective Logistics for Better Customer Experience.    By opening an East Coast facility, we will lower domestic shipping costs and transit times. Avoiding long-haul freight will provide a more efficient and cost-effective solution for customers nationwide. Faster deliveries will improve customer satisfaction, making the products we resell more accessible and convenient.

•        Diversifying Product Offerings Beyond Lighting.    As part of our growth strategy, we are expanding into performance and styling products beyond lighting. New offerings will include body kits, exhaust systems, suspension upgrades, and braking solutions. By maintaining high-quality standards and collaborating with industry leaders, we will provide innovative solutions for car enthusiasts.

•        Expanding Customer Engagement and Relationships.    We are increasing market engagement through cold calling, trade shows, and direct customer interactions. By resuming in-person events and customer visits, we will strengthen relationships and stay ahead of industry trends. This proactive approach will strengthen customer trust and reinforce our credibility and competitiveness in the market.

Share Capital and Forward Stock Split

The Company is authorized to issue 100,000,000 shares of capital stock, consisting of (i) 80,000,000 shares of common stock, par value US$0.0001 per share, and (ii) 20,000,000 shares of preferred stock, par value US$0.0001 per share. Each share of common stock is entitled to one vote, and each share of Series A Preferred Stock is entitled to twenty votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends. See “Description of Capital Stock.”

On October 1, 2025, as approved by the board of directors and the stockholders of the Company on September 8, 2025, the Company effected a forward split of our outstanding common stock and Series A Preferred Stock at a ratio of 1-for-10,000. All references to common stock, Series A Preferred Stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our issued and outstanding common stock and Series A Preferred Stock as if these events had occurred at the beginning of the earliest period presented. As of the date of this prospectus, there are 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock issued and outstanding.

Corporate Information

Our principal executive office is located at19385 E. Walnut Drive North, City of Industry, CA 91748. The telephone number of our principal executive office is (626) 934-8884. Our registered agent in the United States is Vcorp Services. LLC, located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Summary of Risk Factors

Investing in our common stock involves substantial risk, as more fully described in “Risk Factors” and elsewhere in this prospectus. You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. Some of the more significant risks associated with our business include the following:

Risks Related to Our Business and Industry

•        Risks related to competition in the industry.    See “We compete with numerous automotive parts manufacturers in highly competitive markets. Competition can affect customer preferences, reduce demand for the products we resell, negatively affect our product sales mix, leverage greater financial resources, or cause us to lower prices, any or all of which could adversely affect our financial condition, liquidity or results of operation” on page 10.

•        Risk related to retention of distributors and suppliers and quality control.    See “We depend on a limited number of major automotive parts distributors for a substantial portion of our revenues. The loss of one or more of these major distributors could adversely affect our consolidated results of operations and financial position, and an inability to increase our sources of automotive parts supply could adversely affect our growth rates” on page 10 and “Our business relies on third-party suppliers for key materials and components, with no long-term contracts in place, making us vulnerable to supply disruptions, price fluctuations, and quality issues. Any delays, price increases, or failures to meet quality standards could negatively impact our ability to deliver products on time and maintain customer satisfaction. These supply chain risks could adversely affect our financial condition, liquidity, and overall results of operations” on page 11.

•        Risks related to the products we resell and operations.    See “If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our net revenues and profitability” on page 11.

•        Risks of losses from natural disasters, catastrophes, fire or other unexpected events.    See “Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events” on page 13.

Risks Related to Our Common Stock, Preferred Stock and this Offering

•        Risks of stock price volatility.    See “The offering price for our common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” and “You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock” on page 15.

•        Risks of not paying dividends for the foreseeable future.    We do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. See “We do not intend to pay dividends for the foreseeable future” on page 16.

•        Risks related our management’s broad discretion to determine how to use the funds raised in the offering.    See “Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock” on page 16.

•        Risks related to being a “Controlled Company”.    See “As a ‘controlled company’ under the Nasdaq Company Guide, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders” on page 17.

•        Risks related to being a Nevada corporation.    See “Risks Related to Nevada Corporate Laws” at page 18.

•        Risks related to our multi-class structure.    See “We cannot predict the impact our multi-class structure may have on the stock price of our common stock” on page 17.

Implications of Being a Smaller Reporting Company

We qualify as an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•        the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

•        the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

•        an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than US$250 million or (ii) our annual revenue was less than US$100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than US$700 million.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our common stock held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Controlled Company

Upon completion of this offering, the Executive Directors will beneficially own approximately 97.92% of the aggregate voting power of our common stock and Series A Preferred Stock assuming no exercise of the over-allotment option, or 87.93% assuming full exercise of the over-allotment option in full. As a result, we will be deemed a “controlled company” for the purpose of the Nasdaq Company Guide. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

•        the requirement that a majority of our board of directors must be independent directors;

•        the requirement that our director nominees must be selected or recommended to the Board for determination, by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors;

•        the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

•        the requirement that compensation of the chief executive officer must be determined, or recommended to the Board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its Board of Directors and that compensation for all other officers must be determined, or recommended to the Board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s Board of Directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Company Guide even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq Company Guide.

THE OFFERING

Common Stock Offered by us:	2,475,000 shares of common stock (or 2,846,250 shares of common stock if the underwriters exercise their over-allotment option in full)
Capital Stock Outstanding Prior to Completion of Offering:	14,000,000 shares of common stock; and 6,000,000 shares of Series A Preferred Stock.
Capital Stock Outstanding immediately after Offering:

16,475,000 shares of common stock (or 16,846,250 shares of common stock if the underwriters exercise their over-allotment option in full), and 6,000,000 shares of Series A Preferred Stock. See “Description of Capital Stock — Convertible Notes and Warrants”.

Offering Price Range per Share of Common Stock:	US$4.00 to US$5.00 per share of common stock
Gross Proceeds to us Before Expenses:

US$9,900,000 if the underwriters do not exercise the over-allotment option, or US$11,385,000 if the underwriters exercise the over-allotment option in full, assuming the public offering price is US$4.00, the low point of the price range set forth on the cover page of this prospectus.

Listing:

We plan to apply to have our common stock listed on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Ticker Symbol:	SONC
Transfer Agent:	Transhare Corporation
Use of Proceeds:

We intend to use the proceeds from this offering for upgrading facilities and operations, logistics improvement, research and development, marketing, acquisition and strategic investments, and general working capital purposes. See “Use of Proceeds” and “Growth Strategies” for more information.

Lock-up:

We will not, for a period of 180 days after the closing of this offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Additionally, the Company’s directors and officers and any other holder(s) of the outstanding shares of Common Stock as of date of this prospectus (and all holders of securities exercisable for or convertible into shares of Common Stock) will enter into lock-up agreements in favor of our underwriters pursuant to which such persons and entities shall agree, for a period starting from the day of this prospectus and for 180 days after the closing of this offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors:

Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Dividend Policy:	We have no present plans to declare dividends in the future and plan to retain our earnings to continue to grow our business.
Voting Rights:

Holders of our common stock are entitled to one vote per one share of common stock. Holders of Series A Preferred Stock are entitled to twenty votes per one share of Series A Preferred Stock. The Series A Preferred Stock will vote together with the common stock. Our Founders will beneficially own 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock, representing 98.19% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering assuming the underwriters do not exercise their over-allotment option, or 97.92% of our total voting power if the underwriters exercise their over-allotment option in full. See “Description of Capital Stock” on page 82.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of income for the years ended December 31, 2024 and 2023, summary consolidated balance sheet data as of December 31, 2024 and 2023, and summary consolidated statements of cash flow for the years ended December 31, 2024 and 2023, have been derived from our consolidated financial statements included elsewhere in this prospectus.

Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

The following table presents our audited summary consolidated statements of income for the years ended December 31, 2024 and 2023:

	For the Years Ended December 31,
Audited Consolidated Statement of Income Data:	2024	2023
Revenue
Agency income	12,308,782	13,304,623
Fulfilment service income	1,295,675	2,172,881
Online retail sales income, net	21,162,631	21,233,705
Wholesale income, net	46,600,990	59,638,911
Total revenues	81,368,078	96,350,120
Cost of revenue	(58,381,945)	(72,895,041)
Selling and marketing expenses	(8,437,548)	(8,851,957)
General and administrative expenses	(13,563,336)	(13,806,226)
Other income (expense), net	1,305,807	1,086,892
Income tax expense	(36,063)	(25,919)
Net income	$2,254,993	$1,857,869

The following table presents our audited summary consolidated balance sheet for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
Audited Consolidated Balance Sheet Data:	2024	2023
Cash and cash equivalents	$153,203	$4,562,292
Total current assets	$28,889,938	$33,019,216
Total assets	$48,670,482	$54,585,083
Total current liabilities	$22,663,676	$27,969,956
Total liabilities	$40,169,431	$47,100,738
Total stockholders’ equity	$8,501,051	$7,484,345

The following table presents our audited summary consolidated statements of cash flow for the years ended December 31, 2024 and 2023:

	For the years ended December 31,
Audited Consolidated Cash Flow Data:	2024	2023
Cash flows from operating activities:	$73,710	$12,821,215
Cash flows from investing activities:	$(81,073)	$(72,638)
Cash flows from financing activities:	$(4,401,726)	$(8,504,692)
Net (decrease) increase in cash and cash equivalents	$(4,409,089)	$4,243,885
Cash and cash equivalents, end of year	$153,203	$4,562,292

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our shares of common stock if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We compete with numerous automotive parts manufacturers in a highly competitive market. Competition can affect customer preferences, reduce demand for the products we resell, negatively affect our product sales mix, leverage greater financial resources, or cause us to lower prices, any or all of which could adversely affect our financial condition, liquidity or results of operation.

Our markets are highly competitive. We compete for sales of automotive parts with many manufacturers and large-sized wholesale distributors of automotive parts as well as with manufacturers who also produce other types of automotive parts products. Many of the automotive parts companies have established relationships with competitive remarketing companies. Certain of our competitors may currently or in the future have greater financial resources than we do. Due to the limited number of automotive parts sellers, particularly in the U.S., the absence of long-term contractual commitments between us and our sellers and the increasingly competitive market environment, there can be no assurance that our competitors will not gain market share at our expense.

Furthermore, some of our competitors have greater financial resources than we do. Competition can reduce demand for the products we resell, negatively affect our product sales mix or cause us to lower prices. Our customers consider our products’ performance, quality and styling, as well as customer service and price when deciding whether to purchase our products. Shifting consumer preference in our highly competitive markets whether for performance, product content, styling preferences, or our inability to develop and offer new competitive performance features, could have an adverse effect on our sales.

We may also encounter significant competition for local, regional, and national supply agreements with automotive parts sellers. There can be no assurance that the existence of other local, regional, or national contracts entered into by our competitors will not have a material adverse effect on our business or our expansion plans.

In addition, excess industry capacity for certain products in several geographic markets could lead to industry consolidation and/or increased price competition. We are also subject to potential increased price competition from overseas competitors, which may have lower cost structures. Our failure to compete effectively through the management of our product portfolio, by meeting consumer preferences and gaining market leadership could have a material adverse effect on our financial condition, liquidity or results of operations.

We depend on a limited number of major automotive parts distributors for a substantial portion of our revenues. The loss of one or more of these major distributors could adversely affect our consolidated results of operations and financial position, and an inability to increase our sources of automotive parts supply could adversely affect our growth rates.

Two wholesale distributors accounted for more than 10% of our consolidated revenues for the fiscal years ended December 31, 2024 and 2023, respectively, and have historically accounted for a substantial portion of our revenues. Automotive parts distributors have terminated agreements with us in the past and there can be no assurance that our existing agreements will not be canceled. Furthermore, there can be no assurance that we will be able to enter into future agreements with automotive parts distributors or that we will be able to retain our existing supply of automotive parts. A reduction in automotive parts from a significant automotive parts seller or any material changes in the terms of an arrangement with a significant automotive parts seller could have a material adverse effect on our consolidated results of operations and financial position. In addition, a failure to increase our sources of automotive parts supply could adversely affect our earnings and revenue growth rates.

If we lose key management or are unable to attract and retain the talent required for our business, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our executive management team, all of whom are employed on an at-will basis and none of whom are subject to any agreements not to compete. If we lose the service of one or more of our senior executives or key employees, or if one or more of the senior executives or key employees decide to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives.

More generally, our future success also depends on our ability to attract and retain a talented workforce. The labor market is highly competitive, and our business could be adversely affected if we are unable to attract and retain talented personnel in our organization at appropriate staffing levels.

Additionally, while we have maintained positive relationships with our staff, labor-related risks, including challenges in recruitment or employee turnover, may impact our operations. The automotive aftermarket industry is highly competitive in talent acquisition, and any difficulty in hiring skilled workers or maintaining adequate staffing levels could disrupt production and service capacity. A shortage of qualified employees or labor disruptions may negatively affect operational efficiency, customer service, and, ultimately, financial performance.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our net revenues and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. New products may not receive consumer acceptance as consumer preferences could shift rapidly to different types of automotive parts or away from these types of products altogether. While we strive to remain responsive to market trends, our research and development capabilities and resources may be more limited compared to larger competitors in the industry. As a result, we may be slower to identify emerging trends, develop new products, or adapt to shifting consumer demands, placing us at a competitive disadvantage. Since our future success depends in part on our ability to anticipate and respond to these changes, failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales, excess inventory levels, and diminished market share, which could have a material adverse effect on our financial condition.

We have significant levels of sales in certain channels of distribution and reduction in sales through these channels could adversely affect our business.

A significant amount of our sales is generated through a few key customers, including large-sized wholesale distributors. We consider major customers to be those that accounted for more than 10% of sales revenues. For the fiscal year ended December 31, 2024, two major customers accounted for a total of 52% of our total revenues. For the fiscal year ended December 31, 2023, two major customers accounted for a total of 58% of our total revenues. A change in strategy by these customers to emphasize products at a lower price point than we currently offer will limit future sales opportunities with these customers. The reductions of sales through this channel could adversely affect our business if we are not able to replace the volume through other sales outlets and product offerings.

Our business relies on third-party suppliers for key materials and components, with no long-term contracts in place, making us vulnerable to supply disruptions, price fluctuations, and quality issues. Any delays, price increases, or failures to meet quality standards could negatively impact our ability to deliver products on time and maintain customer satisfaction. These supply chain risks could adversely affect our financial condition, liquidity, and overall results of operations.

Our operations are highly dependent on the efficiency, reliability, and consistency of our supply chain. We do not maintain long-term contracts with our suppliers but instead foster relationships based on quality, service, competitive pricing, and timely delivery. This approach can make us vulnerable to various supply chain risks, including disruptions in the availability of products, fluctuations in supplier pricing, and any failure by suppliers to meet our quality standards or delivery timelines.

Our reliance on third-party suppliers for key components, combined with the lack of long-term contracts, exposes us to risks associated with market volatility, shifts in supply chain dynamics, or unforeseen events such as natural disasters, geopolitical tensions, or pandemics, which may disrupt production schedules and cause delays. Any disruptions, whether local or global, could lead to shortages of essential materials or components, which may hinder our ability to manufacture and deliver products on time. These delays in supply chain management could result in stockouts, missed sales opportunities, and diminished customer satisfaction, potentially leading to a loss of business or long-term customer relationships.

Furthermore, the quality of products delivered by our suppliers is crucial to maintaining the standards we promise to our customers. If our suppliers fail to meet agreed-upon quality benchmarks or deliver defective goods, it could result in product recalls, customer complaints, or reputational damage. We have established a rigorous process for evaluating and selecting suppliers, but we may still be exposed to risks arising from unforeseen defects or quality issues that are only identified after production begins. Such quality failures could not only harm our brand but also incur additional costs for remediation, replacements, or customer compensation.

To mitigate these risks, we are continually evaluating and working closely with our suppliers to ensure that they meet our standards. However, despite these efforts, supply chain disruptions remain a significant risk. A material disruption in the supply of raw materials or finished goods, an unexpected price increase, or a failure to maintain product quality could negatively impact our ability to fulfill customer orders, which in turn could harm our financial condition, liquidity, or results of operations.

Demand for our products can be influenced by general economic conditions, and downturns in consumer spending or automotive aftermarket activity could adversely affect our financial condition, liquidity or results of operations.

Our business is sensitive to changes in overall economic conditions, particularly consumer spending patterns and trends in the automotive aftermarket industry. Demand for aftermarket automotive lighting products is influenced by factors such as disposable income levels, interest rates, fuel prices, vehicle sales, and consumer confidence — many of which are beyond our control. During periods of economic downturn or uncertainty, consumers may reduce discretionary spending on vehicle upgrades and modifications, leading to lower demand for our products. Additionally, fluctuations in the supply chain, raw material costs, or labor shortages could further impact our ability to compete effectively. A prolonged decline in consumer spending or reduced activity in the automotive aftermarket industry could have a material adverse effect on our financial condition, liquidity or results of operations.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To securely transmit confidential information such as customer credit card numbers, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses transmitted via the internet and other points of access. While we proactively check for intrusions into our infrastructure, a new or undetected virus could cause a service disruption.

We maintain an information security program and our processing systems incorporate multiple levels of protection in order to address or otherwise mitigate these risks. Despite these mitigation efforts, there can be no assurance that we will be immune to these risks and not suffer losses in the future. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. As such, we have implemented certain anti-fraud measures, including credit card verification procedures. However, a failure to adequately prevent fraudulent credit card transactions could adversely affect our consolidated financial position and results of operations.

Our security measures may also be breached due to employee error, malfeasance, insufficiency, or defective design. Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could have an adverse effect on our consolidated financial position and results of operations.

We may be exposed to litigation, claims and other legal proceedings in the ordinary course of business relating to our products or business, which could have a material adverse effect on our business, results of operations and financial condition.

In the ordinary course of business, we may be subject to a variety of work-related and product-related claims, lawsuits and legal proceedings, including those relating to product liability, warranty disputes, product recalls, compliance with import regulations, employment matters, government enforcement actions, and other matters that are inherently subject to many uncertainties regarding the possibility of a loss to our business. As an importer and distributor of aftermarket automotive lighting products, we must ensure that our products comply with U.S. Department of Transportation, National Highway Traffic Safety Administration (NHTSA) and state-specific regulations. Any alleged non-compliance with these laws could result in regulatory penalties, recalls, import restrictions, or consumer lawsuits.

Additionally, employment-related claims and other regulatory compliance issues could present legal and financial risks. For example, in 2013, we were served with a penalty notice by the U.S. Department of Homeland Security and U.S. Immigration and Customs Enforcement for violations of employment eligibility verification requirements, which we later settled. In 2016, we were the subject of a charge of discrimination filed with the U.S. Equal Employment Opportunity Commission (EEOC), which was later dismissed.

Although we have product liability and business insurance, our policies may not provide coverage for all claims against us or be sufficient to satisfy judgments or settlements. Additionally, adverse publicity from legal claims, even if unfounded, could damage our reputation, adversely affect our brand perception and sales. Defending against these claims, whether successful or not, could divert management’s attention and lead to significant legal expenses, potentially having a material adverse effect on our business, financial condition, and results of operations.

Our business operations could suffer significant losses from natural disasters, catastrophes, fires, or other unexpected events.

Our business relies on several key facilities, including our approximate 140,000 square-foot corporate headquarters in the City of Industry, California, an approximately 200,000 square-foot warehouse in Summerville, South Carolina, and a 90,000 square-foot facility in Dallas, Texas. These locations allow us to efficiently serve our customers across the United States and ensure fast and reliable service while maintaining high standards of quality control. Additionally, we sublease portions of these facilities to distributors for product distribution, generating certain income from the rental or fee sharing agreements.

However, these facilities are subject to significant risks from natural disasters, such as earthquakes, floods, hurricanes, or tornadoes, as well as fires, adverse weather conditions, and other unforeseen events. Any of these events could disrupt our ability to operate efficiently and could result in material damage to our facilities, as well as to the goods of our suppliers and customers. These risks could also impact the subleased space, leading to potential disruptions for our partners and affecting our rental income.

In the event of such a catastrophe, we could suffer uninsured losses, including damage to our reputation, operational capacity, and inventory. We may also face additional liabilities related to business interruption and disruption of the supply chain, particularly if a supplier or customer’s operations are affected. These disruptions could result in delays or interruptions in the production and delivery of our products, which would have a material adverse effect on our business, financial condition, and results of operations.

Moreover, unforeseen events at our facilities could also impair our ability to fulfill existing contracts, causing reputational harm and loss of customer trust, further compounding the potential financial impacts.

We may need to defend ourselves against trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our automotive products or components, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe on their proprietary rights. Companies owning patents or other intellectual property rights relating to automotive products may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•        cease development, sales, or use of automotive parts that incorporate the asserted intellectual property;

•        pay substantial damages;

•        obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all;

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation and damage to our tenants. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that we implement, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that our financial results, operations, business relationships, confidential information or price of the common stock will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including us. In addition, social engineering and phishing are a particular concern for companies with employees. We are continuously working to deploy information technology systems and to provide employee awareness training around phishing, malware and other cyber risks to ensure that we are protected against cyber risks and security breaches. Such technology and training, however, may not be sufficient to protect us and our tenants from all risks.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

We may not be able to successfully implement our growth strategies and expansion plans.

As part of our growth strategy, we plan to upgrade our headquarters in California, expand operations to the Northeast, diversify our product offerings beyond automotive lighting, and enhance customer engagement. While we believe these initiatives will strengthen our market position and improve operational efficiency, there is no assurance that we will be able to execute these plans successfully or achieve the intended benefits.

Our planned expansion into a larger facility in California and the establishment of a new Northeast distribution center require substantial financial and operational resources. Challenges such as delays in securing suitable locations, higher-than-expected construction or leasing costs, supply chain disruptions, or unexpected regulatory hurdles could impact our ability to execute these initiatives as planned. Additionally, our ability to optimize logistics and reduce shipping times depends on factors beyond our control, including transportation costs, labor availability, and macroeconomic conditions.

Furthermore, our efforts to diversify product offerings beyond automotive lighting involve risks related to market acceptance, competition, and supply chain management. There is no guarantee that our new product lines will gain traction with customers or generate sufficient revenue to justify our investment. Misjudging consumer demand, encountering unexpected quality control issues, or facing strong competition from established brands in these new product categories could adversely affect our financial performance.

Expanding customer engagement through trade shows, direct outreach, and personalized interactions is a key part of our growth strategy, but the effectiveness of these efforts depends on market conditions and customer preferences. If we fail to generate sufficient interest or do not effectively differentiate our products and services from competitors, our efforts may not yield the expected increase in sales or brand loyalty.

Additionally, implementing our growth strategy requires substantial capital investment. There is no assurance that we will be able to secure financing on favorable terms, if at all. If the costs of expansion exceed our projections or our initiatives do not generate the anticipated return on investment, our financial condition, liquidity, and results of operations could be materially and adversely affected.

As we continue to expand our operations, our failure to manage growth could harm our business and adversely affect our consolidated results of operations and financial position.

Our ability to manage growth depends not only on our ability to successfully integrate new facilities, but also on our ability to:

•        hire, train and manage additional qualified personnel;

•        establish new relationships or expand existing relationships with automotive parts sellers;

•        identify and acquire or lease suitable premises on competitive terms;

•        secure adequate capital;

•        identify productive uses for available capital reserves; and

•        maintain the supply of automotive parts from automotive parts sellers.

Our inability to control or manage these growth factors effectively could have a material adverse effect on our consolidated results of operations and financial position.

Risks Related to Our Common Stock and this Offering

The offering price for our common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our common stock will be determined by negotiations between us and the underwriters and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our common stock will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price, our company’s financial performance, public image, and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our common stock and understand the value thereof.

You will experience immediate and substantial dilution in the net tangible book value of our common stock purchased.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Consequently, when you purchase our common stock in the offering and upon completion of the offering, you will incur immediate dilution of US$2.95 per share, based on an assumed offering price of US$4.00 per share, assuming the underwriters do not exercise the over-allotment option. In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon the exercise of outstanding warrants or options we may grant from time to time.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following our offering. If you purchase our common stock in this offering, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•        actual or anticipated fluctuations in our revenue and other operating results;

•        the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•        actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

•        announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

•        price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•        lawsuits threatened or filed against us; and

•        other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

We anticipate that we will use the net proceeds from this offering to improving our infrastructure, facilities and logistics network as well as research and development. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares of common stock.

Our corporate actions will be substantially controlled by our Founders, who will have the ability to control or exert significant influence over important corporate matters that require the approval of stockholders, which may deprive you of an opportunity to receive a premium for your shares of common stock and materially reduce the value of your investment. Additionally, we are, and following this offering will continue to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public stockholders.

As of the date of this prospectus, 100% of the issued and outstanding shares of common stock and shares of Series A Preferred Stock are owned by our Founders. Upon the completion of this Offering, our Founders will collectively own 84.98% of our total issued and outstanding shares of common stock and 100% of our total issued and outstanding Series A Preferred Stock, representing 98.19% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 83.11% of our total issued and outstanding shares of common stock, representing 97.92% of the total voting power, assuming that the over-allotment option is exercised in full. Accordingly, our Founders will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

To retain control over such matters, the Founders must maintain beneficial ownership of shares representing at least 50% of the total voting power of our outstanding share capital. Any reduction of their ownership below this threshold may cause us to cease qualifying as a “controlled company” under Nasdaq listing rules and could diminish their ability to determine the outcome of stockholder votes. Additionally, any future issuances of Series A Preferred Stock, which carries enhanced voting rights, could further dilute the voting power and economic interest of holders of our common stock.

The interests of our Founders may differ from the interests of our other stockholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other stockholders, including those who purchase common stock in this Offering. Without the consent of our Founders, we may be prevented from entering into transactions that could be beneficial to us or our other stockholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal stockholders and their affiliated entities, see “Principal Stockholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

•        the requirement that our director nominees must be selected or recommended solely by independent directors; and

•        the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We are, and following the completion of this offering, will continue to be, a “controlled company” as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemptions, we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we relied on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We cannot predict the impact our multi-class structure may have on the stock price of our common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our common stock or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure will make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our common stock less attractive to other investors. As a result, the market price of shares of our common stock could be adversely affected.

Risks Related to Nevada Corporate Laws

Nevada law and our charter documents provide our directors and officers with broad protection from liability, which could reduce stockholder rights.

We are incorporated under the laws of the State of Nevada. Nevada law provides directors and officers with broader discretion in the discharge of their duties, and greater protection from liability, than directors and officers of corporations incorporated in many other states. Except in cases of intentional misconduct, fraud, or a knowing violation of law, Nevada law generally provides that directors and officers are not personally liable to the corporation or its stockholders. As a result, stockholders may have more limited rights to challenge actions of our directors and officers, even when they believe those actions are not in their best interests. This limitation on liability could reduce the likelihood of derivative litigation against our directors and officers and may discourage or prevent stockholders from bringing a lawsuit, even in instances where they believe that directors or officers have acted improperly.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws require us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. We are also required to advance the costs of certain legal defenses upon the indemnitee undertaking to repay such expenses to the extent it is determined that such person was not entitled to indemnification of such expenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors, or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

Provisions in our bylaws and Nevada law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions of in our bylaws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

•        the ability of stockholders to call special meetings only upon request of stockholders holding a majority of the shares entitled to vote at the meeting;

•        vacancies on our Board, including newly created directorships, may be filed by a majority vote of directors then in office;

•        our Board has the sole power to amend, modify, or repeal the bylaws; and

•        the “business combinations” and “control share acquisitions” provisions of Nevada law (discussed below), to the extent applicable, could discourage attempts to acquire our stockholders stock even on terms above the prevailing market price.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Nevada’s anti-takeover statutes could make it more difficult for a third party to acquire us, even if doing so would benefit our stockholders.

As a Nevada corporation, we are subject to provisions of the Nevada Revised Statutes (“NRS”) that may have the effect of discouraging, delaying, or preventing a change of control that stockholders may consider favorable. In particular, Nevada’s “business combination” statute (NRS 78.411–78.444) restricts certain transactions between a Nevada corporation and an “interested stockholder” (generally a person who owns 10% or more of the corporation’s voting shares) for up to two years after the person becomes an interested stockholder, and may restrict transactions after such two year period unless certain conditions are met. Nevada’s “control share” statute (NRS 78.378–78.3793) also limits the voting rights of a person acquiring a “controlling interest” (generally 20% or more of a corporation’s voting shares), unless approved by the disinterested stockholders. These statutes, and similar provisions in our articles of incorporation and bylaws, may make it more difficult for a third party to acquire control of us without the approval of our board of directors and may discourage potential takeover attempts that stockholders might consider in their best interests.

Risks Related to Regulatory Compliance and Legal Matters

Regulation of the automotive parts sales industry may impair our operations, increase our costs of doing business, and create potential liability.

Participants in the automotive parts sales industry are subject to and may be required to expend funds to ensure compliance with a variety of laws, regulations, and ordinances. These include, without limitation, land use ordinances, business and occupational licensure requirements and procedures, sales, and registration rules and procedures, and laws and regulations relating to the environment, anti-money laundering, anti-corruption, exporting, and reporting and notification requirements to agencies and law enforcement relating to automotives. Many of these laws and regulations are frequently complex and subject to interpretation, and failure to comply with present or future regulations or changes in interpretations of existing laws or regulations may result in impairment or suspension of our operations and the imposition of penalties and other liabilities. At various times, we may be involved in disputes with local governmental officials regarding the development and/or operation of our business facilities. We may be subject to similar types of regulations by governmental agencies in new markets. In addition, new legal or regulatory requirements or changes in existing requirements may delay or increase the cost of opening new facilities, may limit our base of automotive parts buyers, may decrease demand for our automotive parts, and may adversely impact our ability to conduct business. the U.S. Department of Justice, Consumer Protection Branch is conducting an ongoing investigation into potential violations by the Company of certain money laundering laws related to its practices and procedures for preventing and detecting money-laundering activity by its auction platform members. The Company is cooperating with the DOJ’s investigation. The Company may receive additional regulatory or governmental inquiries related to the matters that are the subject of the DOJ’s investigation. Any such inquiries or investigations may be time-consuming, costly, divert management resources, or otherwise have a material adverse effect on our business, financial condition or results of operation. These or other governmental investigations, inquiries, or lawsuits could lead to our incurring liability for damages or other costs, a criminal or civil proceeding, the imposition of fines and penalties, and/or other remedies, and reputational harm to our business, which can impact our ability to attract and retain customers and qualified personnel, as well as restrictions on or added costs for our business operations going forward.

Escalating U.S.-China trade tensions and newly imposed tariffs may adversely impact our business, financial condition, and results of operations.

On August 14, 2017, the President of the United States issued a memorandum instructing the United States Trade Representative (“USTR”) to determine whether to investigate under section 301 of the United States Trade Act of 1974 (Trade Act) the laws, policies, practices, or actions of the Chinese government that may be unreasonable or discriminatory and that may be harming United States intellectual property rights, innovation, or technology development. Based on information gathered in that investigation, the USTR published a report on March 22, 2018, on the Chinese government’s acts, policies, and practices supporting findings that are unreasonable or discriminatory and burden or restrict United States commerce. On March 8, 2018, the President exercised his authority to issue significant tariffs on imports of steel and aluminum from several countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices. The President has indicated that his two primary concerns to be addressed by China are (i) a mandatory $100 billion reduction in the China/United States trade deficit and (ii) limiting the planned $300 billion Chinese government support for advanced technology industries, including artificial intelligence, semiconductors, electric cars, and commercial aircraft. On July 6, 2018, the United States initially imposed 25% tariffs on $34 billion worth of Chinese goods, including agriculture and industrial machinery, which prompted the Chinese government to initially impose tariffs on $34 billion worth of goods from the United States, including beef, poultry, tobacco, and cars. Since July 2018, the United States imposed tariffs on $250 billion worth of Chinese products and has threatened tariffs on $325 billion more. In response, China imposed tariffs on $110 billion worth of US goods and threatened qualitative measures that would affect US businesses operating in China. In May 2019, the United States raised the tariffs on $100 billion of Chinese products to 25% from 10%. Tariffs were expected to increase further to 30% on October 15, 2019. However, the increase was suspended pending negotiation of a “phase one” trade agreement with China. On August 1, 2019, President Trump announced a new 10% ad valorem duty on additional goods imported from China, which amount was then increased to 15% on August 23, 2019. The new tariff at the rate of 15% became effective on September 1, 2019 with respect to certain categories of goods and was expected to become effective for additional categories of goods on December 15, 2019. On December 13, 2019 the US and China signed a “phase one” trade agreement, which avoided the imposition of additional tariffs. However, there can be no assurances that the US or China will not increase tariffs or impose additional tariffs in the future.

Recently, there have been heightened tensions in international relations, particularly between the United States and China, but also as a result of the war in Ukraine and sanctions on Russia. These tensions have affected both diplomatic and economic ties among countries. Our business is subject to risks associated with international trade policies, particularly those between the United States and China. Tensions between the two countries have led to trade restrictions, sanctions, and tariffs that could materially affect our supply chain, costs, and market access.

In March 2025, U.S. President Donald J. Trump announced that the United States would impose an additional 20% tariff on Chinese imports starting March 4. The following month, the administration introduced a second wave of tariffs targeting an expanded list of Chinese goods, further escalating trade tensions, so far as to announcing a 125% tariff on all Chinese imports, which took effect on April 9, 2025. This move tripled tariffs on low-value goods previously exempt under the “de minimis” rule, likely raising prices for American consumers.

Additionally, the U.S. government continues to signal that it may alter trade agreements and terms between China and the United States, including limiting trade with China, and may impose additional tariffs on imports from China and other countries from which we import goods.

These broad trade measures significantly escalate tensions in global trade and supply chains, raising concerns about higher costs for businesses and consumers and potential retaliatory actions from affected countries. Since the majority of our suppliers or manufacturers are located in China, these tariffs could increase our costs of materials and components, disrupt our supply chain, and reduce demand from U.S. customers, negatively impacting our business, financial condition, and results of operations.

As a U.S.-based aftermarket automotive products provider, we supply a wide range of automotive parts. If the products we resell become subject to higher U.S. tariffs, this could:

•        Increase our costs of exporting to the U.S. market;

•        Reduce demand from U.S. customers due to higher prices;

•        Force us to absorb additional costs, negatively impacting our profit margins; and

•        Disrupt our supply chain.

Moreover, the U.S. and other countries have imposed or proposed additional restrictions on technology exports and investments related to battery technology, energy storage, and electric vehicles. Further regulatory actions, trade barriers, or sanctions could limit our access to key markets, technologies, or raw materials, further affecting our growth and financial performance.

We continue to monitor evolving trade policies and explore alternative strategies, such as diversifying our customer base and adjusting our supply chain to mitigate potential risks. However, given the uncertainty of future trade relations, we cannot assure that further geopolitical developments, tariffs, or regulatory changes will not adversely affect our business, financial condition, or results of operations.

Changes in federal, state and local, or foreign tax laws, changing interpretations of existing tax laws, or adverse determinations by tax authorities could increase our tax burden or otherwise adversely affect our results of operations, and financial condition.

We are subject to taxation at the federal, state, provincial, and local levels in the U.S., and various other countries and jurisdictions in which we operate, including income taxes, sales taxes, value-added (“VAT”) taxes, and similar taxes and assessments. The laws and regulations related to tax matters are extremely complex and subject to varying interpretations. Although we believe our tax positions are reasonable, we are subject to audit by the Internal Revenue Service, in the United States, state tax authorities in the states in which we operate, and other similar tax authorities in international jurisdictions. We have been subject to audits and challenges from applicable federal, state, or foreign tax authorities in the past, and may be subject to similar audits and challenges in the future. While we believe we comply with all applicable tax laws, rules, and regulations in the relevant jurisdictions, tax authorities may elect to audit us and determine that we owe additional taxes, which could result in a significant increase in our liabilities for taxes, interest, and penalties in excess of our accrued liabilities.

New tax legislative initiatives may be proposed from time to time, such as proposals for comprehensive tax reform in the United States, which may impact our effective tax rate, and which could adversely affect our tax positions or tax liabilities. Our future effective tax rate could be adversely affected by, among other things, changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in interpretations of existing tax laws, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, U.S. federal, state and local, and foreign governments make substantive changes to tax rules and their application, which could result in materially higher taxes than would be incurred under existing tax law and which could adversely affect our financial condition or results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

ENFORCEABILITY OF CIVIL LIABILITIES

All of our directors and executive officers are residents of the United States. All of our operations, assets, and the majority of our business activities are conducted in the United States. We believe that the U.S. courts would have jurisdiction over us and our U.S.-based operations, and that judgments of U.S. courts could be enforced against us in the U.S.

USE OF PROCEEDS

After deducting the estimated underwriting discount, non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately US$7,593,897 from this offering, assuming an initial public offering price of US$4.00 per share of common stock (the low point of the range set forth on the cover page of this prospectus) and assuming no exercise of the over-allotment option.

We plan to use the net proceeds of this offering to expand our operations in the United States and to grow our business as follows:

Description of Use	Estimated Amount of Net Proceeds in US$		Percentage of Net Proceeds
Logistics Network Expansion and Automation	US$	1,518,779	20%
Research and Development (“R&D”)	US$	2,278,170	30%
Market Expansion and Brand Growth	US$	1,518,779	20%
Acquisitions and Strategic Investments	US$	1,518,779	20%
Upgrades to facilities and operations	US$	759,390	10%
Total	US$	7,593,897	100%

Logistics Network Expansion and Automation

A significant portion of the proceeds will be used to develop infrastructure, facilities, and advanced technology that optimize the company’s logistics network. Additional distribution centers in strategic locations will be established to meet a two-day delivery target, aiming to reduce both transit times and potential handling issues. Implementing modern warehouse automation solutions is also planned, with the goal of improving efficiency and supporting scalable growth.

Research and Development

Innovation remains central to SLI’s progress. The company will allocate resources to expand its R&D team, focusing on product design, functionality, and advancements in technology. By investing in R&D, SLI intends to offer next-generation lighting solutions that address evolving consumer needs and reinforce its competitive standing.

Market Expansion and Brand Growth

A portion of the proceeds will support the expansion of marketing initiatives across various channels. This includes exploring underutilized advertising platforms and applying targeted digital marketing strategies to reach a broader audience. Such efforts are expected to improve customer acquisition rates, support revenue growth, and maintain a solid competitive position.

Acquisitions and Strategic Investments

The Company will consider strategic acquisitions and partnerships to broaden its market presence and increase product visibility. Potential acquisitions within social media and e-commerce ecosystems will be explored, focusing on entities that align with the company’s brand and can effectively connect products with the right audiences. These moves are intended to strengthen SLI’s digital reach and better position the company to leverage emerging consumer trends.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

As of the date of this prospectus, the Company has not identified any potential acquisition targets.

DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have paid dividends in the amount of $1,238,287 and $7,209,450 for the fiscal years ended December 31, 2024 and 2023 respectively. We do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant.

CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2025:

•        on an actual basis;

•        on a pro forma as adjusted basis, giving effect to the completion of this offering of 2,475,000 shares of common stock (assuming the underwriters do not exercise the over-allotment option) at an assumed public offering price of US$4.00 per share of common stock, which is the low point of the price range indicated on the cover page of this prospectus, and to reflect the application of the proceeds after deducting the underwriting discount, non-accountable expense allowance and other estimated expenses.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds.”

	As of June 30, 2025 (US$)
	Actual (Unaudited)	Pro forma as adjusted
Current assets:
Cash and cash equivalents	435,585	8,585,069

Shareholders’ equity
Series A Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 6,000,000 shares issued and outstanding on an actual basis and a pro forma as adjusted basis*	600	600
Common stock, $0.0001 par value, 80,000,000 shares authorized, 14,000,000 shares issued and outstanding on an actual basis, 16,475,000 shares issued and outstanding on a pro forma as adjusted basis*	1,400	1,648
Subscription receivables	(2,000)	(2,000)
Additional paid-in capital	759,500	8,353,149
Retained earnings	8,874,066	8,874,066
Total Stockholders’ Equity	9,633,566	17,227,463

Total Capitalization	9,633,566	17,227,463

____________

*        Retrospectively restated for effect of share subdivision

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share of common stock and the pro forma net tangible book value per share of common stock after the offering. Dilution results from the fact that the offering price per share of common stock is substantially in excess of the net tangible book value per share of common stock attributable to the existing stockholders for our presently outstanding shares of common stock. As of June 30, 2025, we had a net tangible book value attributable to stockholders of US$9,077,978 or approximately US$0.65 per share of common stock. Net tangible book value per share of common stock as of June 30, 2025 represents the amount of total assets less deferred initial public offering costs and total liabilities, divided by the number of shares of common stock outstanding.

Upon closing of this offering, we will have 16,475,000 shares of common stock outstanding, assuming the underwriters do not exercise the over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares of common stock in the offering (assuming the underwriters do not exercise the over-allotment option) but does not take into consideration any other changes in our net tangible book value after June 30, 2025, will be approximately US$17,227,463 or approximately US$1.05 per share of common stock. This would result in dilution to investors in this offering of approximately US$2.95 per share of common stock or approximately 73.9% from the assumed offering price of US$4.00 per share of common stock. Net tangible book value per share of common stock would increase to the benefit of present stockholders by US$0.40 per share of common stock attributable to the purchase of the shares of common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share of common stock after the offering and the dilution to persons purchasing shares of common stock.

Firm Commitment Offering (US$)
Assumed offering price per share of common stock	$4.00
Net tangible book value per share of common stock as of June 30, 2025	$0.65
Increase in net tangible book value per share of common stock after this offering	$0.40
Net tangible book value per share of common stock after the offering	$1.05
Dilution per share of common stock to new investors	$2.95

A US$1.00 increase (decrease) in the assumed initial public offering price of US$4.00 per share of common stock, which is the low point of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share of common stock by US$0.14, and increase (decrease) dilution to new investors by US$0.86 per share of common stock, in each case assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional common stock in this offering, the as adjusted net tangible book value after the offering would be US$1.10 per share of common stock, the increase in net tangible book value to existing stockholders would be US$0.45 per share of common stock, and the dilution to new investors would be US$2.90 per share of common stock, in each case assuming an initial public offering price of US$4.00 per share of common stock, which is the low point of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2025, the differences between the existing stockholders and the new investors with respect to the number of shares of common stock purchased from us in this offering, the total consideration paid and the average price per share paid at the assumed initial public offering price of US$4.00 per share of common stock, the low point of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses. The total number of shares of common stock does not include shares of common stock issuable upon the exercise of the over-allotment option granted to the underwriters.

	Shares of Common Stock Purchased		Total Consideration		Average Price Per Share of Common Stock
	Number	Percent	Amount	Percent
			US$		US$
Existing stockholders	14,000,000	85%	760,900	7%	0.05
New investors	2,475,000	15%	9,900,000	93%	4.00
Total	16,475,000	100%	10,660,900	100%	0.65

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a company based in Naveda, United States, primarily engaged in wholesale distributing of aftermarket lighting products. We purchase motor vehicle lighting components from vendors based in the United States and Hong Kong, whilst the underlying products are largely sourced from manufacturers located in Taiwan and China. These products are then sold to our customers in the United States. Our operations are conducted through our wholly-owned operating subsidiary, Sonic OpCo. We sell our products through two different channels: Online and Wholesale. We also act as a sales agent for other automotive-parts manufacturers.

The following discussion and analysis of our financial condition and operating results are based on the financial data extracted from our audited consolidated financial statements for the years ended December 31, 2024 and 2023, as included in this prospectus.

Our revenues were $36,115,703 and $42,792,023 for the six months ended June 30, 2025 and 2024, respectively, and $81,368,078 and $96,350,120 for the years ended December 31, 2024 and 2023, respectively. We recorded net income $1,482,515, $1,839,987, $2,254,993 and $1,857,869 for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively. We plan to continue growing our business through our operating subsidiary by strengthening and expanding our market share in existing regions, while also pursuing growth opportunities in new geographic markets. Additionally, we aim to improve our profit margins through competitive sourcing strategies and further diversification of our supplier network.

Factors Affecting Our Results of Operations

Our business and operating results are influenced by general factors that affect the industry we are in, including economic and political conditions, the evolving needs of investors, changes in demand for our services and changes in financial conditions and appetite of our current and potential customers. In addition, the following company-specific factors can affect our results of operations materially:

Customer base and customer mix

Our business growth is heavily reliant on our ability to maintain strong relationships with existing customers while attracting new ones. Our current customer base primarily consists of distributors and retail sellers in the motor vehicle lighting components industry and also end customers, with all our products delivered locally in the United States. The motor vehicle lighting components trading market is highly competitive, with numerous players vying for market share. We face competition from other motor vehicle lighting components traders, both locally and internationally. Our ability to differentiate ourselves through dedicated customer service, exclusive product offerings, and competitive pricing is essential to maintaining and growing our market position.

Supplier relations and cost of goods sold

The cost of purchasing motor vehicle lighting components from suppliers represents a significant component of our overall cost structure. This expense is critical because it directly influences our cost of goods sold, which in turn affects our gross profit margins. To manage this effectively, we depend on maintaining strong and positive relationships with our suppliers. These relationships enable us to negotiate favorable terms, such as better pricing, extended payment terms, and exclusive access to high-quality products, ensuring a steady supply of the motor vehicle lighting components that our customers demand. Any disruption in these relationships or unfavorable changes in supplier terms could adversely affect our cost of goods sold and, consequently, our gross profit margins.

Maintenance of key personnel

Our success is heavily reliant on the skills, experience, and efforts of our key personnel. The expertise and dedication of our team members are fundamental to driving our business forward, ensuring operational efficiency, and maintaining the high standards our customers expect. The ability to recruit top talent ensures that we can continuously innovate and adapt to changing market conditions. Furthermore, retaining these individuals is essential for maintaining continuity, preserving institutional knowledge, and fostering a stable work environment. This focus on human capital not only supports the execution of our business strategy but also underpins our long-term success and sustainability in the competitive motor vehicle lighting components market. Attracting and retaining skilled personnel will be critical to executing our business strategy effectively.

Strong market competition

We are currently facing intense market competition. Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion and support of their customer acquisition and retention channels. In light of the low barriers to entry in the industry, we expect more players to enter this market and increase the level of competition. Our ability to differentiate our services from other competitors will have significant impact on our business growth in the future.

Escalating trade tensions and impacts of tariff policy volatility

Recent global trade developments have introduced considerable uncertainty into international commerce. In early 2025, the imposition of significant new tariffs on a broad range of imported goods has disrupted established trade flows, raising concerns about supply chain stability, procurement strategies, and input costs across multiple industries. We purchase motor vehicle lighting components from vendors based in the United States and Hong Kong, and the underlying products are largely sourced from manufacturers located in Taiwan and China. As a result, our operations may be directly impacted by tariffs imposed on imports from these regions. Moreover, tariff-driven cost increases may also affect goods purchased from the vendors based in United States, as upstream suppliers, who face higher input costs due to tariffs on foreign components, may pass those costs on to us. This “knock-on” effect could lead to elevated procurement expenses, ultimately putting pressure on our profit margins. The current trade policy landscape is marked by rapid and unpredictable changes, with shifts in tariffs and trade regulations often occurring with limited notice. This volatility makes it challenging to plan effectively and may result in increased material costs, supply chain delays, and pricing volatility, all of which could adversely impact our financial performance. While we are actively pursuing strategies to mitigate these risks, including diversifying our supplier network and adjusting sourcing practices, there is no assurance that these efforts will fully insulate us from the broader impacts of evolving trade policies. We continue to closely monitor the situation and will adapt our operations as needed to respond to any further developments in the global trade environment.

Key Components of Results of Operations

Revenues

Our revenues consist of agency income, fulfilment service income, online retail sales income and wholesale income. The following table sets forth the breakdown of our total revenues, both in absolute amount and as a percentage of our total revenues, for the periods presented:

	For the Six Months Ended June 30,
	2025		2024
	US$	% of total revenues	US$	% of total revenues
Revenues:
Wholesale income, net	18,897,001	52.3	25,249,953	59.0
Online retail sales income, net	12,132,027	33.6	10,163,538	23.8
Agency income	4,582,151	12.7	6,657,530	15.6
Fulfilment service income	504,524	1.4	721,002	1.6
Total revenues	36,115,703	100.0	42,792,023	100.0

	For the Years Ended December 31,
	2024		2023
	US$	% of total revenues	US$	% of total revenues
Revenues:
Wholesale income, net	46,600,990	57.3	59,638,911	61.9
Online retail sales income, net	21,162,631	26.0	21,233,705	22.0
Agency income	12,308,782	15.1	13,304,623	13.8
Fulfilment service income	1,295,675	1.6	2,172,881	2.3
Total revenues	81,368,078	100.0	96,350,120	100.0

Wholesale income, net

The Company enters into distinct agreement with wholesale customers to sell lighting and other automotive parts where the rights of the parties, including payment terms, are identified. Sales prices to wholesale customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy and a one-year warranty to wholesale customers. The Company estimates return allowances based on historical experience while the warranty covers defects in parts, materials and workmanship.

The Company assesses that delivery of goods to wholesale customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under Free on Board, or FoB terms. The Company collects no deposit upfront and typically provide credit terms of 30 days and the accounts receivable will be collected by the Company according to credit period policy applicable to different customers. The Company assesses that there is no significant financing component in these contracts.

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically one month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Wholesale income represented 52.3%, 59.0%, 57.3% and 61.9% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

The following table presents key operating data of wholesale income for the periods presented:

	For the Six Months Ended June 30,
	2025	2024
Wholesale income, net	$18,897,001	$25,249,953
No. of products sold	194,111	269,128
Weighted average unit price	$97	$94

____________

(1)      Weighted average unit price are derived from our wholesale income, net based on the number of products sold during the period.

	For the Years Ended December 31,
	2024	2023
Wholesale income, net	$46,600,990	$59,638,911
No. of products sold	502,131	658,375
Weighted average unit price	$93	$91

____________

(1)      Weighted average unit price are derived from our wholesale income, net based on the number of products sold during the year.

Online retail sales income, net

The Company sells lighting and other automotive parts to retail customers via e-commerce platforms including Amazon and eBay. Customers enter into agreement with the Company online. Sales prices to retail customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy to retail customers. The Company estimates return allowances based on historical experience.

The Company assesses that delivery of goods to retail customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under FoB terms. The Company collects full amount upfront when retail customers place order online. The Company assesses that there is no significant financing component in these contracts.

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically one month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Online retail sales income represented 33.6%, 23.8%, 26.0% and 22.0% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

The following table presents key operating data of online retail sales income for the periods presented:

	For the Six Months Ended June 30,
	2025	2024
Online retail sales income, net	$12,132,027	$10,163,538
No. of products sold	80,933	69,133
Weighted average unit price	150	147

____________

(1)      Weighted average unit price are derived from our online retail income, net based on the number of products sold during the period.

	For the Years Ended December 31,
	2024	2023
Online retail sales income, net	$21,162,631	$21,233,705
No. of products sold	144,130	113,430
Weighted average unit price	147	187

____________

(1)      Weighted average unit price are derived from our online retail income, net based on the number of products sold during the year.

Agency income

The Company enters into agency agreements with another automotive parts companies to sell their products. The Company acts solely as an agent and does not assume primary responsibility for selling the products. Sellers retain control and legal title over consignment inventories, and they have discretion in setting selling price. Accordingly, the Company determines that it acts solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed-price and have no variable consideration. The Company accesses that delivery of goods to end customer is a single performance obligation and recognizes agency income at a point in time upon delivery of goods to end customers. The Company typically collects accounts receivable from agency income monthly. The Company assesses that there is no significant financing component in these contracts. On June 30, 2025, the Company terminated the agency agreements, and no agency income has been generated from July 1, 2025.

Agency income represented 12.7%, 15.6%, 15.1% and 13.8% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

The following table presents key operating data of agency income for the periods presented:

	For the Six Months Ended June 30,
	2025	2024
Agency income	$4,582,151	$6,657,530
No. of products sold	166,239	222,903
Weighted average unit price	28	30

____________

(1)      Weighted average unit price are derived from our agency income, net based on the number of products sold during the period.

	For the Years Ended December 31,
	2024	2023
Agency income	$12,308,782	$13,304,623
No. of products sold	420,178	516,991
Weighted average unit price	29	26

____________

(1)      Weighted average unit price are derived from our agency income, net based on the number of products sold during the year.

Fulfillment service income

The Company provides fulfillment services to other automotive parts companies which includes warehousing, inventory management, picking, packing, and order preparation services. The Company enters into distinct agreement with its customers. These agreements are fixed-price and have no variable consideration. The Company recognizes fulfillment service income at a point in time when the services are rendered, which generally occurs upon delivery of the related products to a third-party carrier, where control of goods is transferred to customers. The Company typically collects accounts receivable from fulfillment service income monthly. The Company assesses that there is no significant financing component in these contracts.

Fulfilment service income represented 1.4%, 1.6%, 1.6% and 2.3% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

Cost of revenues

Cost of revenues mainly represents costs of lighting and other automotive parts sold to the customers and other incremental costs, such as the associated delivery charges we incurred directly in relation to the sales. Cost of revenues represented 69.0%, 71.4%, 71.8% and 75.7% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

We purchase motor vehicle lighting components from vendors based in the United States and Hong Kong, whilst the underlying products are largely sourced from manufacturers located in Taiwan and China. The following table provides a breakdown of our products by manufacturing locations for the periods presented.

	For the Six Months Ended June 30,
	2025	2024
Taiwan	38.1%	48.4%
China	61.9%	51.6%
	100.0%	100.0%
	For the Years Ended December 31,
	2024	2023
Taiwan	45.1%	42.4%
China	54.9%	57.6%
	100.0%	100.0%

Operating expenses

Selling and marketing expenses

Selling and marketing expenses mainly comprise (i) salaries and contributions to retirement benefit schemes for our sales and marketing employees; (ii) advertising and promotion expenses; (iii) postage and delivery expenses for outward delivery to customers; (iv) selling platform expenses; and (v) travel and business development expenses. Selling and marketing expenses accounted for 11.7%, 9.4%, 10.4% and 9.2% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

General and administrative expenses

General and administrative expenses mainly comprise (i) salaries and contributions to retirement benefit schemes for our administration and operation employees; (ii) services fee for audit, company secretary, legal, tax reporting, and other professional services; (iii) rental and related expenses for leasing of our office and warehouses; (iv) insurance expenses related to premises and employee coverage; and (v) depreciation of our plant and equipment; (vi) and other operating expenses. General and administrative expenses accounted for 20.3%, 16.3%, 16.6% and 14.3% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

Other income (expense), net

The following table sets forth our other income (expense), net, both in absolute amount and as a percentage of total revenues, for the periods presented:

	For the Six Months Ended June 30,
	2025		2024		Variances
	US$	% of total revenues	US$	% of total revenues	US$	%
Other income (expense), net
Interest expense	—	—	(10,769)	—	10,769	(100.0)
Other income	1,679,087	4.6	618,093	1.4	1,060,994	171.7
Total other income, net	1,679,087	4.6	607,324	1.4	1,071,763	176.5
	For the Years Ended December 31,
	2024		2023		Variances
	US$	% of total revenues	US$	% of total revenues	US$	%
Other income (expense), net
Interest expense	(12,468)	—	(65,582)	(0.1)	53,114	(81.0)
Other income	1,318,275	1.6	1,152,474	1.2	165,801	14.4
Total other income, net	1,305,807	1.6	1,086,892	1.1	218,915	20.1

Our interest expense primarily consists of interest payments incurred to banks on the trade financing facility. Under the banking facility letter dated January 31, 2018, and subsequent amendments made on October 17, 2023 and May 31, 2024, JPMorgan Chase Bank, N.A., a bank in the United States, extended to the Company a banking facility of trade financing amounting to $15,000,000, $10,000,000 and $3,000,000, respectively. The interest rates for these loans are 3.0% per annum above the adjusted Secured Overnight Financing Rate (“SOFR”). Adjusted SOFR is the sum of the applicable margin, which is 2.5% per annum, the SOFR applicable to such interest period and the unsecured to secured rate adjustment at 0.1% per annum. Interest expense accounted for nil, nil, nil and 0.1% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

Our other income consists of sub-lease income, interest income, government subsidies, warehouse management fee income and others, which are not within the scope of ASC 606. Sublease income represents income earned from sub-leasing a portion of our warehouses to independent third parties. Interest income consists of interest earned on deposits placed with banks and customers’ overdue, recognized in accordance with the effective interest method. Interests on customers’ overdue represent interests charged on overdue receivables from customers arising from sales transactions. According to the contracts entered into with our customers, we charge our customers on amounts overdue, i.e. amounts due on sales transactions which are not yet settled within 60 days of the due date, an interest with interest rate based on the JP Morgan Chase interest rate as published at the beginning of each month accrued on daily and compounded monthly basis, recognized in accordance with the effective interest method. Government subsidies primarily relate to one-off entitlement granted by the Internal Revenue Service for the Employee Retention Tax Credits. Management fee income represents income earned for providing access to and use of warehouses, calculated based on the volume of goods processed and a reimbursement of utility expenses incurred. As this arrangement does not grant the customer the right to control an identified asset, it does not meet the definition of a lease under ASC 842. It is accounted for as other income and recognized as the services are rendered. Other income accounted for 4.6%, 1.4%, 1.6% and 1.2% of our total revenues for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively.

Other income recognized for the periods presented is detailed below.

	For the Six Months Ended June 30,
	2025	2024
	US$	US$
Sub-lease income	518,460	465,159
Interest income from customers’ overdue	23,827	71,596
Government subsidies	811,147	—
Warehouse management fee income	325,070	80,800
Others	583	538
Total other income	1,679,087	618,093
	For the Years Ended December 31,
	2024	2023
	US$	US$
Sub-lease income	963,151	782,281
Interest income from bank deposits	664	29,042
Interest income from customers’ overdue	154,411	74,479
Warehouse management fee income	197,700	255,099
Others	2,349	11,573
Total other income	1,318,275	1,152,474

Income Tax

Our operating subsidiary, Sonic OpCo, is incorporated in the State of California and had elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and applicable California state tax laws. As an S Corporation, Sonic OpCo was not subject to federal corporate income tax at the corporate level; instead, its income, deductions, and credits were passed through to its stockholders and reported on their individual tax returns. However, under California law, S Corporations are subject to a 1.5% franchise tax on net income. Effective January 1, 2025, Sonic CA converted from an S Corporation to a C Corporation and is now subject to federal corporate income tax at the statutory rate of 21%, as well as California state corporate income tax at a rate of 8.84%. In addition, since Sonic CA has a branch establishment in South Carolina, it is also subject to South Carolina state corporate income tax at a rate of 5%.

For the six months ended June 30, 2025 and 2024, income tax benefit (expense) accounted for 0.5% and nil of our total revenues, respectively. For the years ended December 31, 2024 and 2023, income tax accounted for nil and nil of our total revenues, respectively. For the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, income tax arose from our current tax on profits generated from our subsidiary and deferred tax generated from the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates.

Under the California Revenue and Taxation Code, the Franchise Tax Board (“FTB”) generally has four years from the later of the original due date or the actual filing date of a return to assess additional taxes, penalties, or fees. As of June 30, 2025 and December 31, 2024, our California state income tax returns for the 2023 and 2024 tax years remain within the statutory period for potential examination. As of that date, we were not subject to any ongoing tax audits or investigations by the FTB. At the federal level, pursuant to Internal Revenue Code, the Internal Revenue Service typically has three years from the later of the return’s due date or actual filing date to assess additional tax. This period may be extended to six years under certain circumstances, such as when a return omits more than 25% of gross income. There is no statute of limitations in cases involving fraud or failure to file a return. As Sonic OpCo elected to be taxed as an S Corporation through December 31, 2024, any potential federal income tax examinations for that period would primarily pertain to stockholder-level tax implications. As of June 30, 2025, we were not subject to any federal tax audits or investigations.

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the periods presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any year are not necessarily indicative of the results that may be expected for any future trends.

	For the Six Months Ended June 30,
	2025		2024		Variances
	US$	% of total revenues	US$	% of total revenues	US$	%
Revenues	36,115,703	100.0	42,792,023	100.0	(6,676,320)	(15.6)
Cost of revenues	(24,913,680)	69.0	(30,552,651)	71.4	5,638,971	(18.5)
Gross profit	11,202,023	31.0	12,239,372	28.6	(1,037,349)	(8.5)

Operating expenses
Selling and marketing	(4,231,696)	11.7	(4,013,666)	9.4	(218,030)	5.4
General and administrative	(7,335,450)	20.3	(6,972,104)	16.3	(363,346)	5.2
Total operating expenses	(11,567,146)	32.0	(10,985,770)	25.7	(581,376)	5.3

Operating (loss) income	(365,123)	(1.0)	1,253,602	2.9	(1,618,725)	(129.1)

Other income (expense), net
Interest expense	—	—	(10,769)	—	10,769	(100.0)
Other income	1,679,087	4.6	618,093	1.4	1,060,994	171.7
Total other income, net	1,679,087	4.6	607,324	1.4	1,071,763	176.5

Income before income tax expense	1,313,964	3.6	1,860,926	4.3	(546,962)	(29.4)
Income tax benefit (expense)	168,551	0.5	(20,939)	—	189,490	(905.0)
Net income	1,482,515	4.1	1,839,987	4.3	(357,472)	(19.4)

	For the Years Ended December 31,
	2024		2023		Variances
	US$	% of total revenues	US$	% of total revenues	US$	%
Revenues	81,368,078	100.0	96,350,120	100.0	(14,982,042)	(15.5)
Cost of revenues	(58,381,945)	71.8	(72,895,041)	75.7	14,513,096	(19.9)
Gross profit	22,986,133	28.2	23,455,079	24.3	(468,946)	(2.0)

Operating expenses
Selling and marketing	(8,437,548)	10.4	(8,851,957)	9.2	414,409	(4.7)
General and administrative	(13,563,336)	16.6	(13,806,226)	14.3	242,890	(1.8)
Total operating expenses	(22,000,884)	27.0	(22,658,183)	23.5	657,299	(2.9)

Operating income	985,249	1.2	796,896	0.8	188,353	23.6

Other income (expense), net
Interest expense	(12,468)	—	(65,582)	(0.1)	53,114	(81.0)
Other income	1,318,275	1.6	1,152,474	1.2	165,801	14.4
Total other income, net	1,305,807	1.6	1,086,892	1.1	218,915	20.1

Income before income tax expense	2,291,056	2.8	1,883,788	1.9	407,268	21.6
Income tax expense	(36,063)	—	(25,919)	—	(10,144)	39.1
Net income	2,254,993	2.8	1,857,869	1.9	397,124	21.4

Six Months Ended June 30, 2025 Compared to Six Months Ended June 30, 2024

Revenues

Total revenues decreased by 15.6% from $42,792,023 for the six months ended June 30, 2024 to $36,115,703 for the six months ended June 30, 2025. This decrease was principally attributed to a substantial decrease in our agency income, fulfilment service income and wholesale income and partially offset by an increase in our online retail sales income.

Wholesale income, net — Revenue generated from wholesale decreased by $6,352,952 from $25,249,953 for the six months ended June 30, 2024 to $18,897,001 for the six months ended June 30, 2025. This decline was primarily attributable to a reduction in sales volume and partially offset by an increase in the average unit price. The sales volume fell from 269,128 units for the six months ended June 30, 2024 to 194,111 units for the six months ended June 30, 2025. The decrease in sales volume aligned with a broader trend of reduced consumer expenditure in the United States, driven by ongoing economic challenges. These macroeconomic headwinds have led to a general contraction in consumer spending, which adversely impacted our wholesale segment, as major wholesale customers faced significant pressure on their operations during the period. According to data from the U.S. Bureau of Economic Analysis, the quarter growth rate in consumer expenditures decelerated from 2.5% for the six months ended June 30, 2024 to 2.1% for the six months ended June 30, 2025, reflecting a slowdown in overall consumer spending. This deceleration had a downstream effect on our customers’ purchasing behavior, resulting in lower order volumes and reduced demand for our products. In particular, one of our top wholesale customers exited the auto lighting market and terminated business with us effective January 1, 2025. This customer accounted for revenue of $6,157,339 for the six months ended June 30, 2024. The loss of this customer underscores both the impact of macroeconomic conditions on key customer relationships and the challenges faced by the wholesale sector during this period.

Conversely, the increase in the average unit price was largely due to a shift of tariff costs and import costs to our customer, which helped to partially mitigate the impact of the lower sales volume on our overall wholesale income.

To maintain profitability during the downward trend of the economic, we have streamlined expenses by reducing headcount, lowered inventory levels to minimize carrying costs and obsolescence risk, and shifted our focus from wholesale, which carries lower margins, to online retail sales. We also negotiated with manufacturers to share tariff costs, selectively passed import cost increases on to customers, and optimized inventory by phasing out underperforming products while launching products that align with higher demand and market trends.

Online retail sales income, net — Revenue generated from online retail sales increased by $1,968,489 from $10,163,538 for the six months ended June 30, 2024 to $12,132,027 for the six months ended June 30, 2025. The increase was primarily attributable to an increase in sales volume and average unit price. The number of units sold increased from 69,133 for the six months ended June 30, 2024 to 80,933 for the six months ended June 30, 2025. This growth was further supported by the exit of one of our top wholesale customers from the auto lighting market. Since this customer had previously sold products on online platforms to retail consumers, its withdrawal created additional opportunities for us in the online retail segment. As a result, a portion of the market share previously held by this customer shifted to our online retail channel during the six months ended June 30, 2025.

In addition, the increase in the average unit price was largely due to a shift of tariff costs and import costs to our customer, which collectively contributed an increase on our overall online retail sales income.

Agency income — Revenue generated from agency sales decreased by $2,075,379 from $6,657,530 for the six months ended June 30, 2024 to $4,582,151 for the six months ended June 30, 2025. This decline was primarily attributable to a reduction in sales volume, which fell from 222,903 units for the six months ended June 30, 2024 to 166,239 units for the six months ended June 30, 2025. The decrease in sales volume aligned with broader trends in consumer spending across the United States, which continued to face macroeconomic headwinds. These economic challenges contributed to a general decline in wholesale market demand. According to data from the U.S. Bureau of Economic Analysis, the quarter growth in consumer expenditures slowed from 2.5% for the six months ended June 30, 2024 to 2.1% for the six months ended June 30, 2025. This softening in consumer spending adversely affected the purchasing activity of our customers, resulting in lower sales volume.

Fulfilment service income — Revenue generated from fulfilment services decreased by $216,478 from $721,002 for the six months ended June 30, 2024 to $504,524 for the six months ended June 30, 2025. This decrease corresponded with the decline in our wholesale revenue during the same period, as the lower sales volume from wholesale customers directly reduced the demand for associated fulfilment services.

Cost of revenues

The cost of revenues decreased by $5,638,971, or 18.5%, from $30,552,651 for the six months ended June 30, 2024, to $24,913,680 for the six months ended June 30, 2025. This reduction was primarily driven by a significant decline in wholesale sales volume, which led to a corresponding decrease in the cost of goods sold. Additionally, the decrease in sales demand resulted in reduced expenditures on moulding fees, as fewer new products necessitated custom moulds. This further contributed to the overall reduction in the cost of revenues for the period.

Gross profit

Our gross profit decreased by $1,037,349 from $12,239,372 for the six months ended June 30, 2024 to $11,202,023 for the six months ended June 30, 2025. However, our gross profit margin increased from 28.6% in 2024 to 31.0% in 2025. This improvement was primarily driven by a reduction in moulding expenses during the six months ended June 30, 2025, as fewer new products required custom moulds, resulting in lower moulding related costs and an increase in average selling price from wholesale income. This contributed to a modest improvement in our gross profit margin compared to the six months ended June 30, 2024.

Operating Expenses

Selling and marketing expenses increased by $218,030, from $4,013,666 for the six months ended June 30, 2024, to $4,231,696 for the six months ended June 30, 2025. The increase was primarily attributable to the following factors: (i) an increase of $97,723 in postage and delivery expenses as a result of increased sales volume for online retail sales; (ii) an increase of $98,092 in travel and business development expenses as an increase need for international business development activities to source new customers and suppliers, and (iii) an increase of $159,176 in platform fees as a result of increased sales volume for online retail sales. These increases were partially offset by (i) a decrease of $39,969 in compensation and benefits for our sales and marketing employees as the average number of salesperson decreased from 12 for the six months ended June 30, 2024 to 11 for the six months ended June 30, 2025, (ii) a decrease of $58,184 in outside service fees for the outsourced salesperson because of the reduction in wholesale income.

General and administrative expenses increased by $363,346 to $7,335,450 for the six months ended June 30, 2025 from $6,972,104 for the six months ended June 30, 2024. The increase was primarily attributable to (i) an increase of $422,111 in professional fees since expense incurred in relation to the audit of our consolidated financial statements, and (ii) an increase of $531,974 in impairment on inventory due to the write-down of more defective products for the six months ended June 30, 2025. These increases were partially offset by (i) a decrease of $245,364 in the allowance for expected credit losses, as a result of lower accounts receivable as of June 30, 2025, and (ii) a decrease of $384,048 in compensation and benefits as the average number of staff decreased from 104 for the six months ended June 30, 2024 to 93 for the six months ended June 30, 2025.

Other income, net

Other income, net increased by $1,071,763 from $607,324 for the six months ended June 30, 2024 to $1,679,087 for the six months ended June 30, 2025. This increase was primarily attributable to (i) an increase of $811,147 in government subsidies which we were confirmed the eligibilities and received the sum in the period ended June 30, 2025 compared to none in the period ended June 30, 2024, and (ii) an increase of $244,270 in warehouse management fee income as more goods processed for other automotive parts companies sharing our warehouse.

Income before income tax expense

We reported an income before income tax expense of $1,313,964 for the six months ended June 30, 2025, compared to an income before income tax expense of $1,860,926 for the six months ended June 30, 2024. The decline was primarily attributable to lower revenues and higher operating expenses, which were only partially offset by a significant increase in other income.

Income tax benefit (expense)

Income tax expense changed from $20,939 for the six months ended June 30, 2024 to an income tax benefit of $168,551 for the six months ended June 30, 2025. The change was primarily attributable to the conversion of Sonic OpCo from an S Corporation to a C Corporation, which is now subject to federal income tax at the statutory rate of 21%, California state corporate income tax at a rate of 8.84%, and South Carolina state corporate income tax at a rate of 5%. For the six months ended June 30, 2024, we were only subject to the 1.5% California franchise tax on net income.

As a result of this conversion, we recognized deferred tax assets of $655,437 as of June 30, 2025, compared to $23,415 as of June 30, 2024. This recognition resulted in an income tax benefit of $637,495 for the six months ended June 30, 2025, compared to an income tax benefit of $5,589 for the six months ended June 30, 2024, attributable to deferred taxes. In addition, current income tax expense increased from $26,528 for the six months ended June 30, 2024 to $468,944 for the six months ended June 30, 2025.

Net income

As a result of the foregoing factors, net income decreased from $1,839,987 for the six months ended June 30, 2024 to $1,482,515 for the six months ended June 30, 2025.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenues

Total revenues decreased by 15.5% from $96,350,120 for the year ended December 31, 2023 to $81,368,078 for the year ended December 31, 2024. This decrease was principally attributed to a substantial decrease in our agency income, fulfilment service income and wholesale income.

Wholesale income, net — Revenue generated from wholesale decreased $13,037,921 from $59,638,911 for the year ended December 31, 2023 to $46,600,990 for the year ended December 31, 2024. This decline was primarily attributable to a reduction in sales volume, which fell from 658,375 units in 2023 to 502,131 units in 2024. The decrease in sales volume aligned with a broader trend of reduced consumer expenditure in the United States, driven by ongoing economic challenges. These macroeconomic headwinds have led to a general contraction in consumer spending, which adversely impacted our wholesale segment, as major wholesale customers faced significant pressure on their operations during the year. According to data from the U.S. Bureau of Labor Statistics and U.S. Bureau of Economic Analysis, the annual growth rate in consumer expenditures decelerated from 5.9% in 2023 to 4.2% in 2024, reflecting a slowdown in overall consumer spending. This deceleration had a downstream effect on our customers’ purchasing behavior, resulting in lower order volumes and reduced demand for our products. Notably, wholesale income from our largest customer, excluding other revenue sources generated from the same customer, declined significantly by $8,553,985, from $33,416,291 for the year ended December 31, 2023, to $24,862,306 for the year ended December 31, 2024. This substantial decrease underscores the broader impact of macroeconomic conditions on key customer relationships and highlights the challenges faced by the wholesale sector during this period.

Online retail sales income, net — Revenue generated from online retail sales remained largely stable with a slight decrease of $71,074 from $21,233,705 for the year ended December 31, 2023 to $21,162,631 for the year ended December 31, 2024. Although the number of units sold increased from 113,430 in 2023 to 144,130 in 2024, this growth was offset by a decline in the average unit selling price, as part of our strategy to broaden our customer base.

Agency income — Revenue generated from agency sales decreased by $995,841 from $13,304,623 for the year ended December 31, 2023 to $12,308,782 for the year ended December 31, 2024. This decline was primarily attributable to a reduction in sales volume, which fell from 516,991 units in 2023 to 420,178 units in 2024. The decrease in sales volume aligned with broader trends in consumer spending across the United States, which continued to face macroeconomic headwinds. These economic challenges contributed to a general decline in wholesale market demand. According to data from the U.S. Bureau of Labor Statistics and U.S. Bureau of Economic Analysis, the annual growth in consumer expenditures slowed from 5.9% in 2023 to 4.2% in 2024. This softening in consumer spending adversely affected the purchasing activity of our customers, resulting in lower sales volume.

Fulfilment service income — Revenue generated from fulfilment services decreased by $877,206 from $2,172,881 for the year ended December 31, 2023 to $1,295,675 for the year ended December 31, 2024. This decrease corresponded with the decline in our wholesale revenue during the same period, as lower sales volume from wholesale customers directly reduced the demand for associated fulfilment services. In addition, one of our major wholesale customers subleased a portion of our warehouse beginning in 2024, enabling them to handle their own packing and shipping operations, which further contributed to the reduction in fulfilment service income.

Cost of revenues

The cost of revenues decreased by $14,513,096, or 19.9%, from $72,895,041 for the year ended December 31, 2023, to $58,381,945 for the year ended December 31, 2024. This reduction was primarily driven by a significant decline in wholesale sales volume, which led to a corresponding decrease in the cost of goods sold. Additionally, the decrease in sales demand resulted in reduced expenditures on moulding fees, as fewer new products necessitated custom moulds. This further contributed to the overall reduction in the cost of revenues for the year.

Gross profit

Our gross profit decreased by $468,946 from $23,455,079 for the year ended December 31, 2023 to $22,986,133 for the year ended December 31, 2024. However, our gross profit margin increased from 24.3% in 2023 to 28.2% in 2024. This improvement was primarily driven by a reduction in moulding expenses during the year ended December 31, 2024, as fewer new products required custom moulds, resulting in lower moulding related costs. This contributed to a modest improvement in our gross profit margin compared to the year ended December 31, 2023.

Operating Expenses

Selling and marketing expenses decreased by $414,409, from $8,851,957 for the year ended December 31, 2023, to $8,437,548 for the year ended December 31, 2024. The decrease was driven by our cost-cutting initiatives and was primarily attributable to the following factors: (i) a decrease of $176,520 in postage and delivery expenses as a result of reduced overall sales volume; and (ii) a decline of $318,518 in travel and business development expenses, reflecting the gradual establishment of a stable customer and supplier network and a reduced need for international business development activities. These decreases were partially offset by an increase of $114,176 in advertising and promotion expenses due to sponsorship of branded bags for the Specialty Equipment Market Association show.

General and administrative expenses decreased by $242,890 to $13,563,336 for the year ended December 31, 2024 from $13,806,226 for the year ended December 31, 2023. The decrease was primarily attributable to: (i) a reduction of $124,853 in professional fees following the termination of a consulting service during the year; and (ii) a decrease of $409,691 in the allowance for expected credit losses, as a result of lower accounts receivable and the reversal of previously recognized allowance. These reductions were partially offset by an increase of $310,255 in impairment on inventory due to the write-down of more defective products in 2024.

Other income, net

Other income increased by $165,801 from $1,152,474 for the years ended December 31, 2023 to $1,318,275 for the years ended December 31, 2024. This increase was primarily attributable to (i) higher sublease income as a result of a new sublease agreement entered into in January 2024 to share part of our warehouse space, and (ii) an increase in interest income from customer overdue balances, driven by a higher level of receivables on which interest was charged during the year.

Income before income tax expense

For the year ended December 31, 2024, we reported an income before income tax expense of $2,291,056, a significant improvement compared to an income before income taxes of $1,883,788 for the year ended December 31, 2023. The increase in profitability was primarily driven by higher operating income and an increase in other income. Despite a modest decline in gross profit, the overall improvement in earnings was supported by effective cost control measures, including a reduction of $414,409 in selling and marketing expenses and a $242,890 decrease in general and administrative expenses. These cost savings, combined with a $165,801 increase in other income, more than offset the decline in gross profit and contributed to the year-over-year increase in pre-tax income.

Income tax expense

Income tax expense increased from $25,919 for the year ended December 31, 2023 to $36,063 for the year ended December 31, 2024. This increase corresponded with the rise in our income before income tax expense.

Net income

As a result of the foregoing factors, net income increased from $1,857,869 for the year ended December 31, 2023 to $2,254,993 for the year ended December 31, 2024.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. Our liquidity needs are to meet our working capital requirements, operating expenses and capital expenditure obligations. Bank loans, financing from related parties, and cash generated from operations have been utilized to finance our working capital requirements. As of June 30, 2025, we had net positive working capital of $6,253,672 and $435,585 in cash and cash equivalents.

Considering all facts and information on hand, we expect our financial resources are sufficient to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our financial statements are issued.

If we are unable to have sufficient fund to finance our working capital requirements within the normal operating cycle of a twelve-months period from the date of our financial statements are issued, we may consider supplementing our available sources of funds through the following sources:

•        addition equity financing from our major stockholders or third-party investors; and/or

•        financial support from financial institutions, our stockholders and related parties.

Based on the above considerations, we are of the opinion that we have sufficient funds to meet our working capital requirements and current liabilities as they become due within twelve months from the date of our financial statements are issued. However, there is no assurance that we will be successful in implementing our plans. There are a number of factors that could potentially arise and could undermine our plans, such as changes in the demand f or our services, general market conditions and broader capital market climate in the United States, etc.

Cash Flows

The following table sets forth a summary of our cash flows for the periods presented.

	For the Six Months Ended June 30,
	2025	2024
	US$	US$
Net cash provided by operating activities	1,120,531	335,153
Net cash used in investing activity	—	(71,937)
Net cash used in financing activities	(838,149)	(4,238,787)
Net increase (decrease) in cash and cash equivalents	282,382	(3,975,571)
Cash and cash equivalents, beginning of period	153,203	4,562,292
Cash and cash equivalents, end of period	435,585	586,721
	For the Years Ended December 31,
	2024	2023
	US$	US$
Net cash provided by operating activities	73,710	12,821,215
Net cash used in investing activity	(81,073)	(72,638)
Net cash used in financing activities	(4,401,726)	(8,504,692)
Net (decrease) increase in cash and cash equivalents	(4,409,089)	4,243,885
Cash and cash equivalents, beginning of year	4,562,292	318,407
Cash and cash equivalents, end of year	153,203	4,562,292

Operating activities

Net cash provided by operating activities for the six months ended June 30, 2025, was $1,120,531, compared to net income of $1,482,515. The difference was primarily attributable to the following factors: (i) an increase of $1,633,227 in prepayments and other assets, mainly due to a higher volume of consignment goods held for agency sales; (ii) a decrease of $1,301,243 in accounts receivable, primarily as a result of fewer sales occurring near the end of the period; (iii) a decrease of $6,527,392 in inventories, reflecting efforts to reduce inventory levels for improved cash flow management; and (iv) a decrease of $6,278,121 in accounts payable, largely due to the settlement of more outstanding balances near period-end.

Net cash provided by operating activities for the six months ended June 30, 2024, was $335,153, compared to net income of $1,839,987. The difference was primarily attributable to the following factors: (i) an increase of $2,201,478 in prepayments and other assets, mainly due to a higher volume of consignment goods held for agency sales; (ii) an increase of $737,299 in accounts receivable, primarily as a result of more sales occurring near the end of the period; (iii) an increase of $2,746,606 in inventories, reflecting increase inventory levels for future sales; and (iv) an increase of $3,647,379 in accounts payable, largely due to the settlement of less outstanding balances near period-end.

Net cash provided by operating activities for the year ended December 31, 2024, was $73,710, compared to net income of $2,254,993. The difference was primarily attributable to the following factors: (i) an increase of $2,168,975 in prepayments and other assets, mainly due to a higher volume of consignment goods held for agency sales; (ii) a decrease of $1,359,258 in accounts receivable, primarily as a result of fewer sales occurring near the end of the year; (iii) a decrease of $859,452 in inventories, reflecting efforts to reduce inventory levels for improved cash flow management; and (iv) a decrease of $1,915,271 in accounts payable, largely due to the settlement of more outstanding balances near year-end.

Net cash provided by operating activities for the year ended December 31, 2023, was $12,821,215, compared to net income of $1,857,869. The variance was mainly driven by: (i) an increase of $632,964 in prepayments and other assets, also related to a higher volume of consignment goods held for agency sales; (ii) a decrease of $1,337,325 in accounts receivable, resulting from lower sales volume near the year-end date; and (iii) a significant decrease of $9,822,190 in inventories, reflecting strategic inventory reductions to enhance cash flow management.

Investing activities

Net cash used in investing activities for the six months ended June 30, 2025 was $nil.

Net cash used in investing activities for the six months ended June 30, 2024 was $71,937, which was fully spent on the purchase of plant and equipment.

Net cash used in investing activities for the years ended December 31, 2024 was $81,073, which was fully spent on the purchase of plant and equipment.

Net cash used in investing activities for the years ended December 31, 2023 was $72,638, which was fully spent on the purchase of plant and equipment.

Financing activities

Net cash used in financing activities for the six months ended June 30, 2025 was $838,149. This outflow primarily consisted of payment of offering costs related IPO of $555,588, payment of dividend of $350,000, partially offset by a repayment from a stockholder of $67,439.

Net cash used in financing activities for the six months ended June 30, 2024 was $4,238,787. This outflow primarily consisted of repayments of short-term bank loans of $3,000,000, payment of dividend of $1,238,287 and advances to a stockholder of $500.

Net cash used in financing activities for the year ended December 31, 2024 was $4,401,726. This outflow primarily consisted of repayments of short-term bank loans of $3,000,000, payment of dividend of $1,238,287 and advances to a stockholder of $163,439.

Net cash used in financing activities for the year ended December 31, 2023 was $8,504,692. This outflow primarily consisted of repayments of short-term bank loans of $1,295,242 and payment of dividend of $7,209,450.

Quantitative and Qualitative Disclosures about Market Risks

Currency risk

Our function currency is US$ and these consolidated financial statements are presented in US$. Our business activities and our assets and liabilities are predominately denominated in the function currency. Therefore, we are not exposed to significant foreign currency risk as majority of the operations and transactions are denominated in the functional currency.

Concentration and credit risks

Financial instruments that potentially subject us to the credit risks consist of cash and cash equivalents, accounts receivable and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

We deposit the cash with reputable banks located in the United States and maintain a balance with PayPal Inc, a financial institution in the United States. As of June 30, 2025 and December 31, 2024, $435,585 and $153,203 were deposited with these banks and PayPal Inc., respectively. Balances maintained with banks in the United States are insured under the Federal Deposit Insurance Act introduced by the Federal Deposit Insurance Corporation for a maximum amount of $250,000 for each depositor at one bank, whilst the balances maintained by us may at times exceed the insured limits. We have not experienced any losses in these bank accounts and management believes that we are not exposed to any significant credit risk on cash and cash equivalents maintained with these banks.

Assets that potentially subject us to a significant concentration of credit risk primarily consist of accounts receivable, amount due from a stockholder and other assets. We perform regular and ongoing credit assessments of the counterparties’ financial conditions and credit histories. We also assess historical collection trends and the aging of the receivables. We consider that we have adequate controls over these receivables to minimize the related credit risk. As of June 30, 2025 and December 31, 2024, the balance of allowance for credit losses were $565,647 and $563,269, respectively.

For the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, most of our assets were located in the United States. At the same time, we consider that we are exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024, and 2023, the customers who accounted for 10% or more of our revenues and their respective outstanding balances at year end dates, are presented as follows:

	Six Months ended June 30, 2025		As of June 30, 2025
Customer	Revenues	Percentage of revenues	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$12,884,061	36%	$2,396,908	54%
Customer B	3,976,969	11%	—	—%
Total:	$16,861,030	47%	$2,396,908	54%
	Six Months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$15,560,748	36%	$1,825,449	23%
Customer C	7,226,908	17%	4,141,233	53%
Total:	$22,787,656	53%	$5,966,682	76%
	Year ended December 31, 2024		As of December 31, 2024
Customer	Revenues	Percentage of revenues	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$29,819,663	37%	$2,347,530	41%
Customer C	12,315,027	15%	2,542,410	44%
Total:	$42,134,690	52%	$4,889,940	85%
	Year ended December 31, 2023		As of December 31, 2023
Customer	Revenues	Percentage of revenues	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$39,833,585	41%	$2,400,302	34%
Customer C	16,429,227	17%	3,238,975	46%
Total:	$56,262,812	58%	$5,639,277	80%

(b)    Major vendors

For the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024, and 2023, the vendors who accounted for 10% or more of our purchase and their respective outstanding balances at year end dates, are presented as follows:

	Six Months ended June 30, 2025		As of June 30, 2025
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor A	$7,962,316	41%	$3,921,548	31%
Vendor B	5,613,136	29%	6,216,678	49%
Vendor C	3,382,683	17%	938,844	7%
Vendor D	2,247,025	12%	586,004	5%
Total:	$19,205,160	99%	$11,663,074	92%
	Six Months ended June 30, 2024		As of June 30, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor D	$13,539,686	42%	$5,142,428	21%
Vendor B	12,309,465	38%	14,320,604	59%
Vendor C	6,355,050	19%	2,286,096	9%
Total:	$32,204,201	99%	$21,749,128	89%
	Year ended December 31, 2024		As of December 31, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor B	$21,030,334	35%	13,274,063	70%
Vendor D	17,841,252	30%	1,038,426	5%
Vendor C	11,398,004	19%	1,037,955	5%
Vendor A	7,542,068	13%	3,476,366	18%
Total:	$57,811,658	97%	$18,826,810	98%
	Year ended December 31, 2023		As of December 31, 2023
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor B	$21,800,605	35%	$13,202,557	63%
Vendor D	21,021,950	34%	4,239,162	20%
Vendor C	12,720,250	20%	1,295,387	6%
Total:	$55,542,805	89%	$18,737,106	89%

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial conditions and results of operations. We are exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, we consider our interest rate risk is not material and we have not used any derivatives to manage or hedge our interest risk exposure.

Off-Balance Sheet Commitments and Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Specifically, we have not entered into any financial guarantees, commitments or other arrangements to guarantee payment obligations of any parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as stockholders’ equity or that are not reflected in our consolidated financial statements. Moreover, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Commitments and Contingencies

In the normal course of business, we are subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in our consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

On September 8, 2025, Federal Express Corporation (“FedEx”) filed a civil complaint against us in the United States District Court, Central District of California — Western Division. FedEx, which had been engaged by us to provide pickup, transportation and delivery services, is seeking damages of approximately US$750,000 in connection with alleged early termination of the Contract by us. The trial date has not yet been set.

We intend to vigorously defend ourselves against this claim. At this stage, the outcome of the matter cannot be predicted, and no provision for loss has been recorded in these unaudited interim condensed consolidated financial statements.

As of the date of this prospectus, save as disclosed above, we did not have any other loss contingencies which require to be recognized or disclosed in our consolidated financial statements.

The following table summarizes the remaining contractual maturities of lease liabilities under operating lease as of June 30, 2025:

During the period ended June 30,	US$
2026	3,210,449
2027	3,308,003
2028	3,408,532
2029	3,512,119
2030	3,483,103
2031	2,640,295
2032	1,818,615
2033	461,440
Total future lease payments	21,842,556

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Inflation

Whilst inflation has been a global issue impacting many countries around the globe, inflation in the United States has not materially affected our results of operations in recent years. According to the U.S. Bureau of Labor Statistics, the year-over-year percent changes in the consumer price index rose by 2.7% and 2.9% for the six months ended June 30, 2025 and 2024 and the years ended December 31, 2024 and 2023. Although we have not been affected by inflation at this point in time, we may be affected if the United States and any other jurisdiction where we operate in the future experience higher rates of inflation in the future.

Significant Accounting Policies and Critical Accounting Estimates and Assumptions

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, contract liabilities — return allowances, contract liabilities — warranty provision, allowance for expected credit losses, determination of the useful lives of long-lived assets, impairment of long-lived assets, inventory valuation allowance, valuation allowance for deferred tax assets, recognition and measurement of operating lease right-of-use assets and operating lease liabilities. Actual results could differ from the estimates, and as such, differences could be material to the consolidated financial statements.

When reading our consolidated financial statements, you should consider our selection of critical accounting policies, including revenue recognition, of which the details are set out in our consolidated financial statements. You should also consider the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Allowance for expected credit loss against financial assets

We assess the allowance by pooling relevant financial assets that have similar risk characteristics and evaluates receivables individually when specific assets no longer share those risk characteristics. We determine the expected credit loss based on aging data, historical collection experience, customer specific facts, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from counterparties. Balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We continue to evaluate the reasonableness of the allowance policy and update it if necessary. As of June 30, 2025 and December 31, 2024, the balance of allowance for expected credit loss against financial assets were $565,647 and $563,269, respectively.

Contract liabilities — Return allowances

We generally provide a one-month return policy to wholesale and retail customers, and return allowances are estimated based on historical experience which can be highly subjective. Liabilities for return allowances were $330,330 and $316,979 as of June 30, 2025 and December 31, 2024 respectively. Included in “Inventories” on the consolidated balance sheets are assets totaling $232,120 and $240,528 as of June 30, 2025 and December 31, 2024, for the rights to recover products from customers associated with our liabilities for return allowances.

Contract liabilities — Warranty provision

We typically offer a one-year warranty to wholesale customers, covering defects in parts, materials, and workmanship. We assess that these warranties to be assurance-type warranties and measures them at fair value. As of June 30, 2025 and December 31, 2024, the balances of warranty provision were $120,194 and $188,880, respectively.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 3 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

INDUSTRY

Source of Information

The information contained in this section and elsewhere in the prospectus has been derived from various official government and other publications generally believed to be reliable and the market research report prepared by Migo Corporation Limited (“Migo”) and commissioned by the Company. All information and data presented in this section is derived from Migo’s industry report, unless otherwise noted. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Economy in the United States

The real GDP (or real Gross Domestic Product) of the United States rose from US$21,540 billion in 2019 to US$27,721 billion in 2023, representing a CAGR of 6.5%. The COVID-19 pandemic drove a sharp contraction in 2020, with a decrease in the annual rate 2.2%. However, a robust recovery followed in 2021, with growth at an annual rate 6.1%, driven by fiscal stimulus and pent-up demand. According to the U.S. Commerce Department’s Bureau of Economic Analysis (BEA) and the International Monetary Fund (IMF), the real GDP is expected to reach US$29,168 billion in 2024 (estimated), growing at an annual rate of 2.8%, compared to an increase of 2.9% in 2023. This growth was largely driven by increased production and consumer spending. Consumer spending rose by 3.7%, marking the highest increase since early 2023, fueled by rising incomes. From 2021 to 2024, the economy grew by 12.6%, achieving the lowest average unemployment rate in 50 years and creating 16 million jobs. These figures demonstrate robust economic growth. Looking forward, the real GDP of the United States is projected to rise from US$29,168 billion in 2024 (estimated) to US$31,527 billion by 2026 (forecast), representing a CAGR of 4.0%. The following chart illustrates the real GDP and growth rate in the United States from 2019 to 2026 (forecast).

GDP and Growth Rate in the United States (2019-2026f)
Billion (US$)
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
-1.0%
-2.0%
-3.0%
21,540
21,354
23,681
26,007
27,721
29,168
30,337
31,527
2.6%
-2.2%
6.1%
2.5%
2.9%
2.8%
2.2%
2%
2019
2020
2021
2022
2023
2024e
2025f
2026f
GDP
Growth rate

Source: IMF, Migo

Overview of the Automotive Lighting Market in the United States

The automotive lighting market in the United States is a critical component of vehicle design and safety, encompassing a wide range of lighting systems that enhance visibility, communication, and aesthetics. Automotive lighting includes headlights, taillights, brake lights, turn signals, and interior lighting, each serving distinct purposes to ensure safe and efficient driving. Headlights illuminate the road ahead, enabling drivers to navigate in low-light conditions, while taillights and brake lights signal the vehicle’s presence and actions to other drivers. Turn indicators communicate directional changes, and interior lighting provides cabin illumination for comfort and functionality. Beyond safety, automotive lighting has evolved into a key element of vehicle design, with manufacturers increasingly focusing on innovative and stylish lighting solutions to enhance the overall appeal of their vehicles.

Technological advancements and shifting consumer preferences are driving significant growth and innovation in the United States automotive lighting market. Energy-efficient lighting solutions, such as Light Emitting Diodes (LED) and Organic Light Emitting Diodes (OLED) systems, which offer lower energy consumption, longer lifespan, and design flexibility, are rapidly replacing traditional incandescent lighting. These technologies comply with DOT Federal Motor Vehicle Safety Standard (FMVSS) No. 108 standards, meeting stringent requirements for photometric performance (e.g., brightness, beam patterns), durability, and glare control, aligning with both regulatory mandates and growing consumer demand for smarter, safer functionality. The rise of electric and autonomous vehicles (EV and AV) is further accelerating innovation. Lighting systems now play dual roles: enhancing energy efficiency (critical for maximizing EV range) and enabling advanced communication with pedestrians and other road users (e.g., through animated turn signals). However, all lighting components must still adhere to DOT visibility and color regulations and display mandatory DOT certification marks to ensure roadworthiness and safety. As sustainability and Advanced Driver-Assistance Systems (ADAS) gain prominence, lighting technologies are becoming central to vehicle safety, aesthetics, and regulatory compliance in the United States market.

Automotive Lighting Market in the United States

The automotive lighting market is diverse and encompasses a wide range of categories, each catering to different vehicle types, technologies, and consumer preferences. Below is an overview of the main segments within the automotive lighting market, along with the types and functions of each.

Source: Migo

Aftermarket Automotive Lighting Industry Chain Analysis

The aftermarket automotive lighting industry begins with upstream suppliers providing essential materials such as LEDs, polycarbonate lenses, and electronic components. Unlike Original Equipment Manufacturer (OEM) lighting, aftermarket suppliers prioritize customization and performance upgrades, driving demand for durable, high-quality materials.

Source: Migo

Distributors play a pivotal role early in the supply chain by vetting suppliers and consolidating market intelligence. This enables suppliers to integrate the latest innovations and develop cutting-edge lighting solutions. In the midstream phase, suppliers produce lighting products tailored to distributor specifications while ensuring compliance with regulatory standards such as DOT and ECE certifications, alongside rigorous quality control.

Downstream, distributors dominate the supply chain by delivering products through e-commerce platforms and specialty automotive shops. Their logistical expertise streamlines product flow, minimizes production bottlenecks, and supports just-in-time inventory management, reducing stockouts for retailers. Additionally, distributors provide technical support and fitment guidance, enhancing customer satisfaction. As key intermediaries, distributors connect suppliers with regional markets by managing bulk orders and maintaining inventory. They also gather critical user feedback, allowing suppliers to refine product designs based on real-world demand. Furthermore, distributors collaborate on private-label products, improving accessibility for retailers and expanding market reach. Their marketing efforts — including trade promotions and co-branded campaigns — boost brand visibility, particularly for emerging manufacturers.

Looking ahead, distributors will continue to solidify their role as the backbone of the aftermarket lighting ecosystem. By optimizing logistics, financing, and after-sales support, they will ensure agility and competitiveness in this innovation-driven market.

Distribution of Automotive Lighting Parts in OEM and Aftermarket

The automotive parts industry requires a clear understanding of the distinct advantages of OEM and aftermarket parts, as each option significantly impacts vehicle quality, cost, and performance. OEM parts, manufactured by the vehicle’s original producer, are designed to meet exact specifications, ensuring reliable quality, compatibility, and consistent performance. These parts offer safety assurance, warranty protection, and enhanced resale value, making them ideal for consumers prioritizing reliability and long-term vehicle integrity. Although OEM parts are often more expensive upfront, their durability and ability to maintain the vehicle’s original standards foster brand trust and simplify the selection process.

In contrast, aftermarket parts provide cost-effective alternatives with a broader range of customization and upgrade options. Their affordability, availability, and innovative features cater to consumers seeking improved performance or personalized vehicle enhancements. Many aftermarket brands focus on advanced technologies, such as superior brightness or optimized visibility, to meet evolving customer demands. Businesses benefit from offering aftermarket parts by addressing diverse consumer needs, while customers enjoy the flexibility and variety these parts provide. By understanding the unique qualities of both OEM and aftermarket options, consumers can make informed decisions that align with their budgets and automotive goals.

	Aftermarket Distribution (Non-exclusive)	OEM Authorized Dealerships Direct distribution (Exclusive)
Brands Selection	Wide choice	Limited Brands
Inventory Types	Brand New	Brand New
Type of Sales	Wholesale, Retail	Retail
Prices	Cost-Effectiveness with Warranty Protection	Higher Prices with Warranty Protection
Business Model	Online & Office	Retails shops

Source: Migo

Market Size of Aftermarket Automotive Lighting Market in the United States

According to Migo, the United States aftermarket automotive lighting market experienced a 16% year-over-year decline in 2020 due to impact of the COVID-19 pandemic. However, the market has shown a strong recovery, growing from US$1,854 million in 2020 to US$2,506 million in 2022, representing a CAGR of 7.9%. Looking ahead, the market is expected to continue its upward trajectory, expanding from an estimated US$2,781 million in 2023 to a forecasted US$3,498 million by 2026, representing a projected CAGR of 7.9%. This positive growth outlook is supported by key market drivers including increasing consumer demand for advanced and customized lighting solutions. While the growth rate in 2023 has moderated slightly compared to prior years, the market still offers significant opportunities for aftermarket providers to innovate and differentiate their offerings. These dynamics position the sector for sustained resilience and dynamic development in the coming years. The following chart illustrates total automotive lighting sales from 2019 to 2026 (forecast).

Total Automotive Lighting Sales in the United States
(2019-2026f)

4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
-
2,212
1,854
2,207
2,506
2,781
3,044
3,266
3,498
2019
2020
2021
2022
2023e
2024e
2025f
2026f

Source: Migo

Market Drivers

Strict Government Regulations on Lighting for Better Visibility and Safety

The adoption of advanced vehicle lighting technology has steadily increased in recent years, driven by factors such as technological advancements, safety regulations, consumer preferences, and the desire for enhanced aesthetics. LED technology has become particularly popular in automotive lighting due to its energy efficiency, longer lifespan, faster response times, and versatile design possibilities. Automakers are increasingly adopting LED headlights, taillights, and interior lighting to improve visibility, durability, and offer distinctive styling options. Additionally, adaptive lighting systems are gaining traction in the automotive industry, further enhancing safety and driving experiences.

Strict government regulations have played a pivotal role in shaping the automotive lighting market. Governments worldwide have implemented stringent safety standards to ensure better visibility and reduce accidents. In the United States, automotive lighting is regulated by FMVSS 108, overseen by the NHTSA. In February 2022, FMVSS 108 was amended to allow the use of Adaptive Driving Beam (ADB) headlights. These advanced headlights dynamically adjust their beams to reduce glare for oncoming drivers while enhancing visibility for the vehicle operator, aligning U.S. regulations with global advancements in automotive lighting technology. The standard also requires manufacturers to self-certify that all headlights and taillights sold in the United States comply with FMVSS 108. This certification ensures products meet rigorous requirements for visibility, glare control, and durability.

These regulations mandate the use of advanced lighting technologies, such as LEDs and ADB systems, which provide superior illumination and adaptability to varying driving conditions. Compliance with these standards not only enhances road safety but also encourages innovation among automotive manufacturers. As a result, the automotive lighting industry continues to evolve, offering cutting-edge solutions that meet both regulatory requirements and consumer demands.

Increasing Demand for Advanced Lighting Systems

Based on vehicle type, the market is segmented into passenger vehicles and commercial vehicles. increasing demand for electric vehicles is anticipated to propel the market growth as all-electric vehicles are equipped with high-end lighting setups. Moreover, rising per capita income is a major factor propelling the sales of the passenger vehicles, which indirectly boosts the market growth. The demand for lighting systems in commercial vehicles is also surging due to the increasing demand for safety. Heavy vehicles need a more advanced lighting system to avoid accidents while traveling at night. Adopting intelligent lighting in commercial vehicles is anticipated to boost the market growth.

Establishment of Sales Channels in E-commerce Growth

The rapid growth of e-commerce has fundamentally transformed the retail landscape for automotive lighting. Online shopping offers consumers greater convenience and access to a wider variety of products compared to traditional retail channels. Consumers can easily compare prices, read reviews, and discover niche products through various online platforms, thereby increasing overall competition in the market.

Reliable and Responsive Suppliers

Most automotive lighting companies outsource manufacturing to overseas suppliers, particularly in developing countries where production costs are lower. Establishing strong relationships with reliable suppliers is crucial, but these partnerships often take years to develop. Companies must invest in building trust and open communication channels to ensure consistent product quality and timely production. While supplier reliability is essential, strong Research and Development (R&D) capabilities are equally important for addressing increasingly diverse and sophisticated consumer preferences.

Competitive Landscape of the Aftermarket Automotive Lighting Distributors Industry in the United States

The aftermarket automotive lighting industry is experiencing moderate growth. The degree of innovation in the market is high, with tech-based lighting system driving significant development. High technology development and adoption of cutting-edge lighting are among the key focus areas in the automotive lighting industry.

The aftermarket automotive lighting distributors market is influenced by a combination of regulatory changes, technological advancements, consumer preferences, and market dynamics. To succeed, automotive lighting distributors must remain adaptable and responsive to these drivers, focusing on innovation, state-of-the-art lighting systems, sustainability, and fostering strong relationships within the supply chain. By understanding these market forces, automotive lighting distributors can better position themselves to meet the evolving demands of consumers and brands in this competitive landscape.

The aftermarket automotive lighting market is dynamic, shaped by changing consumer preferences, technological advancements, and cultural trends. Each segment of the market has its own unique drivers and growth opportunities. Understanding these distinct product categories can help manufacturers, distributors and retailers in the automotive lighting market industry tailor their offerings and strategies to meet the needs and preferences of diverse consumer groups.

According to Migo research, the major of aftermarket automotive lighting distributors in the United States, including the top five distributors, provide high-quality automotive lighting solutions. However, our group sets itself apart by specializing in the wholesale business exclusively for performance aftermarket automotive lighting, catering to customers with diverse needs across a wide range of vehicle makes and models. Our extensive sales network is seamlessly integrated with a robust online sales platform and flagship facility — an approximate of 140,000 square-foot space in the City of Industry, California, supported by an approximate of 200,000 square-foot warehouse in Summerville, South Carolina and a 90,000 square-foot facility in Dallas, Texas. This infrastructure enables the efficient distribution of products compatible with 34 vehicle makes and 259 models. This unmatched level of compatibility has positioned us as one of the key players of the aftermarket automotive lighting distributors, holding a 3.6% market share. By delivering high-quality products and leveraging a scalable distribution system, we continue to strengthen our reputation as a trusted partner for wholesale automotive lighting solutions.

Presented below is a league table showcasing the number of product types distributed as of December 31, 2024, by key players in the aftermarket automotive lighting distributors industry in the United States.

Competitors	Distributing of the Number of Products Compatible with Makes/Models	Services Provided	Market Share (%)
Company A	34 Makes/268 Models	A private group, a distributor of high-quality automotive lighting and performance accessories such as exhaust, radiator short shifter and suspension, caters to wholesale customers through an extensive dealer network. Their focus on lighting and performance accessories on established distribution capabilities highlights their expertise in the industry.	3.7%
Company B	38 Makes/230 Models	A private group specializes in aftermarket automotive lighting solutions, focusing on exterior, interior, and off-road lighting products. They cater to both individual vehicle owners and wholesale customers, offering high-quality, durable, and energy-efficient lighting options. Their expertise in LED technology and customization makes them a go-to source for vehicle lighting upgrades and enhancements.	3.1%
Company C	27 Makes/151 Models	A private group, a provider of aftermarket automotive parts and accessories, specializes in lighting, performance upgrades, and styling solutions. They cater to a wide range of vehicles, making them a versatile choice for both individual customers and wholesale buyers.	2.1%
Company D	22 Makes/115 Models	A private group, a provider of aftermarket automotive lighting and accessories such as hubcaps wheel covers, specializes in high-quality exterior and interior lighting solutions, performance upgrades, and styling enhancements. With a focus on advanced LED technology and wide vehicle compatibility, they cater to both individual vehicle owners and wholesale customers.	1.6%
Company E	12 Makes/24 Models	A private group, a provider of advanced automotive LED lighting solutions, specializes in exterior, interior, and off-road lighting products. With a focus on energy-efficient, durable, and high-performance LED technology, they cater to both individual vehicle owners and wholesale customers.	0.2%

Source: Migo

Entry Barriers of the Aftermarket Automotive Lighting Distributor Industry in the United States

Deep Industry Know-How

Leading aftermarket automotive lighting distributors possess long-standing experience in the industry, enabling them to develop a deep understanding of market trends and consumer demands. This expertise allows them to introduce products that effectively meet market needs. In contrast, new entrants often lack the accumulated knowledge and expertise required to compete effectively.

Long-term Customer Relationships

Established manufacturers benefit from strong distribution networks and a stable customer base. Their superior quality control and high-quality products foster a high level of customer trust and recognition, positioning them well for further collaboration with potential customers. New entrants, however, require significant time to build similar relationships and explore opportunities for customer cooperation.

Technology Innovation Capability

Leading aftermarket distributors typically have experienced technical teams and sufficient capital to adopt the latest technologies, enhancing their R&D capabilities and production efficiency. Conversely, new entrants often lack access to cutting-edge technologies and skilled talent, limiting their ability to develop competitive products.

Talent Acquisition and Retention

The OEM and aftermarket sectors of the automotive lighting distributor industry require expertise across multiple domains, including design, engineering, production, and market knowledge. Attracting candidates with skills in automotive lighting design, materials science, and manufacturing processes is critical. To retain talent, companies must provide ongoing training in areas such as design tools, manufacturing technologies, and emerging industry trends. Additionally, offering clear career progression opportunities can enhance employee engagement and long-term retention.

CORPORATE HISTORY AND STRUCTURE

We commenced operations in May 2010 with the establishment of Sonic OpCo in California.

In March 2025, SLI, our current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of SLI to the then existing stockholders of Sonic OpCo based on their then respective equity interests held in Sonic OpCo. Sonic OpCo then became our wholly owned subsidiary.

The following diagram illustrates our current corporate structure and upon completion of this offering based on a proposed number of 2,475,000 shares of common stock being offered, assuming no exercise of the over-allotment option. All percentages reflect the voting ownership interests instead of the equity interests held by each of our stockholders given that each holder of common stock is entitled to one vote per one share of common stock and each holder of Series A Preferred Stock is entitled to twenty votes per one share of Series A Preferred Stock.

BUSINESS

Overview

For nearly two decades, SONIC LIGHTING, INC. (the “Company” or “SLI”) has built a strong competitive presence in the automotive industry, specializing in the wholesale distribution of high-quality automotive lighting products. As a well-established provider of aftermarket lighting in the United States, we take pride in our extensive product offerings and our commitment to delivering high-quality automotive solutions to our customers.

The products we offer primarily includes projector headlights, crystal headlights, taillights, and fog lights. We continuously expand our products offering and strive to provide the latest and most innovative developments in the automotive industry.

Our facilities include our corporate headquarters in the City of Industry, California, a 200,000 square-foot warehouse in Summerville, South Carolina, and a 90,000 square-foot facility in Dallas, Texas. As a result, we are able to efficiently reach customers across the United States. These locations allow us to provide fast and reliable service while maintaining a high standard of quality control.

Our primary customers include major retailers such as Costco, Home Depot, and Keystone, along with other wholesale distributors. The majority of the products that we resell are distributed to retailers, wholesalers, and tuning shops.

We believe that we provide customers with a value proposition that includes high-quality products at competitive pricing, extensive product availability due to our broad distribution network, and responsive customer service. Our wholesale department is dedicated to providing exceptional customer support, delivering knowledgeable information that allows customers to make informed purchasing decisions with confidence.

The lighting products that we distribute comply with all relevant federal regulations. Unless otherwise specified, all products are DOT compliant and meet FMVSS No. 108.

In addition to selling products we purchase for resale, we also act as a sales agent for other automotive-parts manufacturers.

By leveraging our industry expertise and strong distribution network, we strive to continue to innovate the market in aftermarket automotive lighting and accessories. Our unwavering commitment to innovation, quality, and customer satisfaction sets us apart as a well-established provider in the automotive industry.

Our Business Model

Variety of Products

Our business model focuses on offering a wide range of high-quality auto parts, such as projector headlights, crystal headlights, taillights, and fog lights. We continuously expand our product line to stay updated with the latest trends in the automotive industry. We achieve product excellence through rigorous quality control, with all lighting products compliant with federal regulations and certified to meet DOT and SAE compliance standards.

Procurement

Our procurement process follows a structured approach to ensure compliance with NHTSA regulations and FMVSS 108 while maintaining product quality and safety. The process begins with supplier selection, where we evaluate manufacturers and vendors based on their ability to meet FMVSS 108 requirements. This includes verifying that all products comply with regulations governing beam pattern, brightness limits, and proper color output.

Through our extensive network of vendors, SLI has established strong relationships with a trusted network of manufacturing partners across Taiwan and China. To ensure business continuity, we keep a list of alternative suppliers to fulfill our needs for products should we need to work with partners beyond our current concentration of suppliers. In the event a factory is unable to fulfill production or delivery obligations, we are well-positioned to quickly engage alternative or new manufacturing partners as necessary. Our established reputation in the automotive lighting industry enhances our ability to onboard reliable new suppliers when needed.

Once a supplier is approved, we conduct sample testing and certification checks to confirm that the products have the necessary DOT-compliant markings for headlights, taillights, and reflectors. For imported products, we work closely with suppliers to ensure adherence to FMVSS and DOT regulations and to secure the required DOT-compliant or SAE-certified labels. After compliance is verified, we move forward with bulk procurement, coordinating with logistics partners to oversee shipping and customs clearance while ensuring that all necessary documentation is in place.

We have also established pricing agreements with our manufacturing partners, under which any changes in pricing must be mutually approved. In the event of raw material shortages or other cost-related challenges that may prompt a price adjustment, our manufacturing partners must engage in a negotiation process with us to reach a fair compromise.

Quality assurance remains an integral part of our procurement process. Upon arrival at our distribution centers, each shipment undergoes quality control inspections to confirm that the products meet safety standards before they are released for sale. In addition, in coordination with our partner agent, we conduct biannual quality control inspections at manufacturing sites to ensure that all products continue to meet our strict quality standards and applicable regulatory compliance requirements.

This comprehensive procurement and supplier management framework helps support the sourcing of car lighting components that are legally compliant, safe for use, competitively priced, and aligned with the highest industry standards before reaching customers.

Distribution and Logistics

We have established and refined a system to order, assemble, pack, repack, store, sell and distribute aftermarket lighting products from our distribution centers in California, South Carolina and Texas. This integrated system, which we further enhance with third-party logistics and deliveries, is integral to our distribution network.

The wholesale shipping process begins with gathering customer information, including name, address, and contact details, followed by order verification and payment processing. Once confirmed, products are retrieved from one of our warehouses, inspected for quality assurance, and packaged according to shipping standards. Shipping labels, invoices, and necessary documentation are then prepared. The shipment is picked up by our designated logistics partner and transported to the designated wholesaler, where the wholesaler confirms receipt and inspects the shipment for accuracy and condition. After receiving the products, the wholesaler assumes responsibility for distributing them to their final destinations, whether retail stores, end customers, or other distribution centers.

With retailers, our company utilizes e-commerce marketplaces such as Amazon and eBay to provide nationwide availability. Customers can conveniently shop for the products we resell online at any time, supported by reliable service and solutions. To maintain smooth and efficient order processing, we integrate our marketplace operations with Channel Advisor, an e-commerce automation platform that synchronizes orders in real time. This system allows us to accurately manage inventory, order fulfillment, and customer service, ensuring a seamless purchasing experience.

We prioritize fast and reliable shipping, with a standard process that helps ensure that all orders are shipped by the next business day. To achieve this, we partner with trusted logistics providers, including Amazon Shipping, UPS, and FedEx, aiming to maintain a two-business-day delivery standard across all orders. By continuously refining our logistics, inventory management, and e-commerce strategies, we uphold a high level of efficiency and customer satisfaction. Our focus on speed, accuracy, and reliability allows us to excel in the competitive online retail space while delivering an exceptional shopping experience.

We maintain flexible operating hours to accommodate demand during peak seasons. Typically, our warehouses operate six days a week, with the capability to extend to seven days a week as needed.

Wide Range of Customers

We cater to both wholesale customers (representing approximately 71% of our revenue) and individual retail consumers (representing approximately 29% of our revenue) and strive to provide each segment with the highest level of service and support. Our dedicated wholesale department is committed to providing competitive pricing, exceptional customer service, and comprehensive product support tailored to the unique needs of bulk buyers. By fostering strong relationships with our wholesale clients, we help businesses streamline their purchasing process, maximize cost savings, and access exclusive deals.

For individual consumers, we focus on delivering a seamless shopping experience, offering expert guidance, detailed product information, and customization support to help them make informed decisions. Whether customers are looking for specific vehicle parts, performance upgrades, or styling enhancements, our knowledgeable team is available to assist at every step. This customer-centric approach builds trust and confidence, empowering both wholesale and retail clients to fully understand their purchases and customize their vehicles with ease.

Customer Support

We typically offer a one-year warranty to wholesale customers, depending on the specific product series purchased. This warranty covers manufacturer defects and performance issues, ensuring that customers receive reliable and high-quality lighting solutions. To assist with any concerns, our trained representatives are available at a toll-free customer service line operated by us to answer inquiries, troubleshoot technical issues, and guide customers through the warranty claim process.

For added convenience, customers can also reach support via email, live chat on the company website, and a detailed FAQ section that addresses common questions related to product functionality, installation, and troubleshooting. In the event of a defective product, our warranty process typically involves initial remote troubleshooting, followed by an exchange or replacement procedure if the issue cannot be resolved. Customers may be required to provide proof of purchase and product details to expedite warranty claims.

Additionally, we offer step-by-step installation guides and instructional videos for most products, available on our website and official YouTube channel. These resources help customers confidently install and optimize their lighting solutions, reducing the need for professional assistance. For products requiring more complex setups, we offer technical consultation services to support proper integration and usage.

Distributed Products and Related Services

We supply a wide range of automotive lighting parts to our customers. We sell a series of aftermarket automotive lighting components. Our main product lines include projector headlights, crystal headlights, taillights, and fog lights.

We have three main product line series including the Signature Series, the Platinum Series, and the APEX Series.

Our headlights and taillights are designed to provide significant advantages over traditional factory-installed options, offering a blend of modern aesthetics, enhanced functionality, and advanced safety features.

Modern Aesthetic & Enhanced Visibility

Certain models incorporate parking lights with clear or crystal LED light bars, creating a sleek, contemporary appearance while improving the vehicle’s visibility, thus enhancing overall safety.

High-Power LED Modules

Select headlights feature built-in high-power LED modules, delivering superior light output. This technology delivers brighter illumination, improving visibility and safety, particularly in challenging driving conditions such as extreme weather or on rural roads.

Greeting Light Animation

A premium feature available on some of the latest headlights and taillights that we distribute, Greeting Light Animation, creates an eye-catching light sequence when unlocking the vehicle. This innovative feature, typically found in luxury vehicles such as Mercedes-Benz and BMW, adds a refined, sophisticated element to the vehicle’s design.

Through these cutting-edge features, the headlights and taillights that we distribute not only elevate the vehicle’s visual appeal but also contribute to improved safety, functionality, and an enhanced driving experience.

Below are a number of popular products that we distribute:

GMC Yukon/Yukon XL 2015 – 2020

Compatible With Both Halogen And Xenon HID Model High-Power LED Module (High Beam And Low Beam)

Ford Bronco 2021 – 2024

Compatible With Both Halogen And LED Model High-Power LED Module (High Beam And Low Beam)

Jeep Grand Cherokee 2014 – 2021 Halogen Model Only

Honda Civic 2022 – 2024 5-Door LED Taillights – Greeting Light Show

Toyota GR86 2022 – 2024/Subaru BRZ 2022 – 2024 2DR

Coupe Full LED Taillights

Audi A5/S5/RS5 2013 – 2017 Factory LED Model Only

Product Development

Our research and development efforts in the aftermarket automotive parts industry are focused on aligning our product offerings with evolving market trends, customer expectations, and applicable regulatory requirements. Our dedicated R&D team continuously monitors consumer demand and popular automotive design features — particularly in lighting — to verify the prospective products that we intend to resell meet both aesthetic and performance standards. work closely with manufacturing partners to develop products that address these needs while ensuring compliance with U.S. safety regulations, including those set by the NHTSA and FMVSS.

Throughout the product development process, we provide manufacturers with design suggestions and model recommendations based on both client input and internal market analysis. Once working samples are produced, they are shipped to our facility for test fitting and functional testing conducted by our R&D team. Detailed evaluation reports are then prepared and shared with internal teams and manufacturers to guide any necessary adjustments prior to full-scale production. This integrated approach enables us to deliver aftermarket lighting products that not only enhance vehicle aesthetics but also meet the highest standards of safety, quality, and regulatory compliance. See also “Suppliers” on page 65.

Agency Sales Operations and Fulfilment Service

We act both as a reseller that directly purchase from factories, or as a sales agent for a third-party manufacturer of automotive lighting, tuning, and styling parts. In this role, we promote the manufacturing customers’ products to our retail and wholesale customers, quote prices the manufacturing customer sets, accept purchase orders, and coordinate shipment from our facilities. We handle customer service and logistics, advance the manufacturing customers’ interests in the market, and, once an order is fulfilled, remit the sales proceeds to the manufacturing customers net of the earned agency income. We typically collect accounts receivable from agency income on a monthly basis.

Our commission rates are generally fixed and reflect a margin mutually agreed upon with the supplier for each product, typically negotiated in advance as part of our purchase order and sales planning cycle. Pricing is set collaboratively and cannot be unilaterally adjusted. In addition, for the majority of the factories with which we conduct business, we serve as the exclusive distributor of the supplier’s U.S.-specification products in North America, and the supplier may not sell those products to other parties in the region without our prior approval.

Agency income provided a meaningful but supplementary revenue stream, representing 15.1 % and 13.8 % of total revenues in 2024 and 2023, respectively.

In addition, we earn a modest amount of fulfilment service income for warehousing, inventory management, picking, packing, and order-preparation services provided to other automotive-parts companies; these services are billed at fixed rates

Quality Control

At the core of our product development and manufacturing processes is a commitment to excellence. By maintaining stringent quality control measures, investing in state-of-the-art testing equipment, and adhering to industry-leading production techniques, we strive to meet the highest standards of safety, durability, and performance.in our automotive lighting solutions. This dedication to innovation and quality sets us apart in the competitive automotive lighting industry, delivering products that customers can trust for both style and reliability.

Innovation, Design, and Quality Assurance in Automotive Lighting

During the development of our automotive lighting products, our suppliers and warehouses focus on continuous innovation to meet our strict requirements. They employ advanced technology and thoughtful design — such as 3D photographic scanning — to create new concepts that combine both aesthetic appeal and functionality. By using precision engineering and tools like Moldex 3D with Mold Flow Analysis, they optimize mold designs before fabrication. Each mold is then crafted via CNC machining for accuracy and durability, providing a solid foundation for the high-performance products we demand.

Regulatory Compliance and Photometric Testing

We place a strong emphasis on regulatory compliance to ensure the products we resell meet the rigorous standards set by the NHTSA and FMVSS 108 regulations. We perform comprehensive photometric testing on the products that we distribute by using state-of-the-art Optronik photometric equipment to test whether our lighting solutions meets federal safety and performance regulations. This testing is designed to help each product deliver optimal visibility, contributing to enhanced safety on the road.

Manufacturing Excellence: Precision and Quality Control

After the design phase, the production of automotive lamps begins with the use of high-precision injection molding machines, which support consistent quality and durability for both the lens and housing. Key manufacturing steps include the lens tempering process, which strengthens the lens for enhanced impact resistance, and dust removal testing to maintain a contamination-free environment. The manufacturers also apply a UV coating to protect the lens from oxidation and road debris, followed by adhesion and thickness inspections to maintain uniformity and durability.

For custom-colored lamp housings, automatic robotic arms were used to apply a smooth, even paint finish, while vacuum chrome machines enhance light reflection and visibility for the reflective components. Each of these steps plays an essential role in ensuring the longevity, performance, and quality of our automotive lighting products.

Before moving to full-scale production, each automotive lamp is subjected to a series of quality control tests carried out by our suppliers and warehouses. These evaluations measure durability and long-term performance. The dust ingress test checks the lamp’s resistance to dust penetration, while temperature and humidity testing simulates extreme environmental conditions to improve stability. A salt spray test is conducted to assess corrosion resistance in coastal or high-humidity areas, and a splashing water test confirms the lamp remains watertight under various conditions. Vibration testing replicates the harsh road environments vehicles endure, and abrasion testing verifies that the UV coating withstands friction and wear over time.

Competitive Strengths

High Quality Products

The products we resell are all the result of rigorous quality control processes, ensuring that each item meets the highest standards of excellence. We take pride in the attention to detail and precision applied throughout the stages we oversee — particularly in the initial design planning and final testing to achieve market readiness and regulatory compliance. All of our lighting products are not only built to perform at the highest level, but they are also fully compliant with federal regulations, providing our customers with peace of mind that they are adhering to necessary safety and legal requirements. Additionally, the products we resell are certified to meet SAE and DOT compliance standards, which further demonstrate our commitment to quality, consistency, and continuous improvement. These certifications demonstrate to our customers that the products we resell are reliable, durable, and manufactured to uphold the most stringent industry standards, reinforcing our dedication to providing exceptional value.

High Barrier to Entry in Manufacturing

The high cost of tooling for headlights and taillights — often ranging from $200,000 to $500,000 USD — poses a substantial barrier to entry for many smaller manufacturers in the aftermarket automotive parts industry. While the Company does not engage in manufacturing directly, it leverages long-standing relationships with capable production partners that are equipped to manage such capital-intensive processes. In parallel, the Company operates large, strategically located warehouses, which are efficiently utilized to store products for distributors and customers. This warehousing capability not only supports streamlined distribution but also generates additional revenue opportunities through subleasing arrangements, contributing to operational flexibility and improved margins.

Logistical Efficiency and Cost Savings

Another major competitive advantage for SLI is its logistical efficiency, bolstered by high-volume domestic outbound orders. Due to the sheer volume of shipments, we secure competitive shipping rates from major carriers like UPS and FedEx. This cost-effective shipping strategy allows the company to pass savings on to customers while ensuring faster delivery times. By optimizing both production and distribution, we not only enhance customer satisfaction but also strengthen our position as a top choice for high-performance automotive lighting solutions.

Specialized Customer Service

We created a dedicated wholesale department that focuses on competitive pricing, exceptional customer service, and comprehensive product support. By fostering these core values, we have positioned ourselves as a trusted partner in the industry. Our approach has allowed us to build long-lasting relationships with our customers, instilling trust and confidence in every transaction. Beyond simply making a purchase, our customers are able to fully understand the benefits and features of the products they buy, gaining insight into how each item can enhance their experience. Additionally, we offer tailored solutions that give customers the opportunity to customize their vehicles to meet their specific needs, helping them to make informed decisions about upgrades, modifications, and accessories. This comprehensive approach not only strengthens our customer base but also delivers a high level of satisfaction to their purchases.

Our Growth Strategies

Upgrading the California Facility

The California headquarters currently operate as a 140,000-square-foot facility in the City of Industry, and we plan to expand into an even larger space to accommodate increasing production demands. This move will boost production capacity, streamline operations, and reinforce our focus on advanced automotive lighting solutions.

In addition, the upgraded facility will improve production timelines and product availability for our West Coast customers. It will serve as a central hub for R&D, quality control, and customer support, ensuring we maintain strong technical expertise and high service standards.

Northeast Expansion

In addition to expanding our California headquarters, we plan to establish operations in the Northeast, specifically in New York or New Jersey, by the first quarter of 2026, to more effectively serve a key segment of our customer base and cover the entire East Coast. This expansion is designed to enhance both speed and efficiency. With the new facility, our goal is to deliver 98% of orders within two days. By situating a hub in this pivotal region, we will significantly reduce shipping times and streamline product distribution for our customers.

Cost-Effective Logistics for a Better Customer Experience

Expanding to the East Coast is a key component of our broader growth strategy. By establishing a facility in this region, we plan to create new shipping routes, reorganize our logistics network, and recruit specialized staff to better serve the distinct needs of the local market. Along the way, we will upgrade fulfillment processes, refine delivery schedules, and implement more efficient inventory management. These efforts aim to reduce domestic shipping costs and shorten transit times, creating operational efficiencies while delivering greater value to customers.

This approach also lays the groundwork for further nationwide expansion, enabling us to expand our product offerings and reach untapped markets. By focusing on faster delivery, improved supply chain management, and direct customer engagement, we expect to boost satisfaction among current automotive lighting enthusiasts, encourage repeat business, and drive sustained revenue growth, all while supporting ongoing innovation in the products we resell and services.

Diversifying Product Offerings Beyond Lighting

As part of our long-term growth strategy, we are expanding our aftermarket product offerings beyond lighting solutions. Our goal is to provide a more comprehensive selection of performance and styling products to meet the needs of car enthusiasts and professional tuners alike.

We plan to introduce a variety of aftermarket accessories, including body kits, performance exhaust systems, suspension upgrades, and high-performance braking solutions. By leveraging our existing expertise in quality manufacturing and strategic partnerships, we will work to uphold the same high standards in these new products that our customers have come to expect from SLI.

Additionally, we will continue collaborating with industry leaders and manufacturers to bring cutting-edge designs and technologies to market. Expanding our portfolio will not only increase our market reach but also establish SLI as a one-stop solution for vehicle customization and enhancement.

Expanding Customer Engagement and Relationships

We plan to expand our market presence through a combination of cold calling, attending industry trade shows, and engaging in face-to-face interactions with customers. By returning to pre-pandemic attendance at customer and industry events, we will showcase the products we resell, stay current with trends, and strengthen relationships with key decision-makers. We will also prioritize traveling to customer facilities to foster one-on-one meetings, gaining deeper insights into customer needs and offering personalized solutions. Our commitment to building strong, long-term relationships will position us ahead of competitors, enabling us to anticipate customer requirements and enhance our offerings. This approach will allow us to solidify our market position and drive continued growth in the automotive lighting industry.

Properties

We lease the following facilities as shown below:

Location	Space	Use	Lease Term
California	144,627 sqf	Headquarters and Warehouse	From May 1, 2020 for 5 years and 8 months, with the option to renew once for a five-year term
California	Backyard of the above	Warehouse	From June 1, 2024 to May 31, 2025
South Carolina	200,880 sqf	Warehouse	From September 1, 2022 for 10 years and 1 month
Texas	90,687 sqf	Warehouse	From June 1, 2024 to September 30, 2029

Certifications

The lighting products offered by us comply with all relevant federal regulations. Unless otherwise specified, all products are DOT compliant and meet FMVSS No. 108.

Competition

From our market observations, we identify several key competitors, including Genuine Parts Company, Dorman Products, United Pacific Industries, and others, who offer comparable products and services to those we provide. These competitors operate in similar market segments and present a direct challenge to our brand, offering products that compete with ours in terms of both price and features. Despite this, we are confident that our focus on quality, innovation, and customer satisfaction will continue to distinguish us from the competition and help us maintain our competitive edge. Please also refer to “Industry — Competitive Landscape of the Aftermarket Automotive Lighting Distributors Industry in the United States” on pages 52-53.

Sales and Marketing

Our marketing strategy is driven by strong collaborations with wholesale distributors (WDs) and partner vendors to maximize brand exposure and sales. By working closely with WD customers on joint marketing initiatives, the Company enhances its market reach while fostering mutually beneficial relationships. Additionally, SLI partners with vendors to create engaging content featuring custom-built vehicles, strategically leveraging social media to captivate a wider audience. To further expand its presence, the company actively participates in vendor and customer events, as well as trade shows, providing valuable opportunities to showcase new products, connect with industry professionals, and strengthen brand recognition. Through these efforts, we continue to position itself as a competitive force in the automotive aftermarket industry.

For example, one of the functions that the Company has participated in the past, the SEMA Show, is a premier, trade-only event that showcases the latest innovations in the automotive industry, offering manufacturers the chance to display products and engage with global buyers, distributors, and professionals. As long-time participants, we leverage the event as a key marketing tool, using it to debut new products and connect with industry leaders. We update our website with highlights from the show, including product launches and customer feedback, to drive traffic and enhance our brand visibility. This strategic approach strengthens our reputation and competitive positions in the industry.

We also integrate both digital and in-person efforts to effectively reach and engage with customers. Through social media platforms, we promote the products we resell, share industry insights, and interact with our audience, ensuring consistent brand visibility and fostering a loyal online community. Additionally, press releases are strategically used to announce new product launches, company milestones, and other significant developments, helping us maintain media presence within the industry. Beyond digital engagement, we prioritize offering both in-person and virtual training sessions for customers, equipping them with the knowledge to maximize the value of the products we resell. These training programs are designed to enhance customer satisfaction, strengthen relationships, and provide customers with the tools and information needed to use the products we resell. By combining social media outreach, press releases, and direct training, we create a comprehensive marketing approach that strengthens our brand presence and drives long-term sales growth.

Customers

We serve both wholesale customers and individual customers. We are dedicated to providing our customers with the highest quality of service. In particular, we created a dedicated wholesale department that focuses on competitive pricing, exceptional customer service, and comprehensive product support. This approach has allowed us to establish customer trust and confidence, allowing customers to understand their purchase more in depth as well as the different ways they can customize their vehicles effectively.

Our general terms and conditions govern customer ordering, payments, shipping, returns, and warranties for its automotive products. All shipments are Cash on Delivery (C.O.D.) unless prepayment is made or an open account has been approved in advance; under C.O.D. terms, payment is required at the time of delivery. A 3% non-refundable processing fee applies to all credit card orders, and accounts with unpaid invoices beyond 31 days are placed on hold. Customers are liable for fees arising from default, including finance charges, attorney’s fees, and court costs. Prices are subject to change without prior notice, and order cancellations are only accepted before shipment.

We also maintain strict policies regarding returns, warranties, and product use. All returns require a valid returned merchandise authorization, or RMA, and may be subject to a 20% restocking fee. Returns must be made within 30 days in original, unused condition, with shipping costs borne by the customer. We often offer a limited 1-year warranty to vendors only, excluding damages from improper installation, aftermarket bulbs, or non-standard use such as racing. Customers must inspect shipments upon delivery and report damages or shortages within 72 hours. We do not ship internationally and are not responsible for duties, customs fees, or taxes. During the years ended December 31, 2024 and 2023, we had 148 and 154 customers, respectively, excluding individual customers from whom we generated sales through online e-commerce platforms, and sales generated from our top five customers accounted for approximately 64% and 68% of the total revenue, respectively.

Our Relationship with Major Customers

We have been able to maintain stable business relationships with our major customers. Most of our major customers are key players in their industries. We have established strong and close working relationships with our major customers.

Despite our concentration on a limited number of major customers, we believe that steady growth from multiple customers will help mitigate any material adverse impact on our business operations and financial stability. Our service model is designed to be flexible and adaptable, allowing us to accommodate the evolving needs of different clients rather than relying on a single customer. As new customers continue to develop and expand, their increasing contributions will minimize the potential impact of any individual customer’s decline. In the event of changes in our business relationships with key clients, we are positioned to transition our services to other emerging customers, ensuring sustained operations. The necessary adjustments, such as refining service strategies and optimizing logistics, would not require significant costs or lengthy transition periods. Over time, as multiple customers reach their full potential, our reliance on any single client will naturally diminish, reinforcing the stability and resilience of our business.

Suppliers

During the past two fiscal years, we identified a pool of suppliers for our automotive lighting products. We continuously conduct a comprehensive assessment of our suppliers in order to better control the quality of their services.

We do not maintain long-term contracts with our suppliers, as they are not necessary for our operations. Instead, we prioritize building strong business relationships grounded in service quality, fair pricing, timely deliveries, and clear communication regarding any operational changes. Supplier pricing is reviewed on a quarterly and semi-annual basis, and we regularly compare it with competitor pricing to achieve cost-effectiveness. When evaluating potential new suppliers, we typically aim for a cost reduction of 5% to 10%, depending on the type of supplies required.

We select suppliers based on referrals from reputable sources, followed by a thorough evaluation process. Key factors considered include competitive pricing, product suitability, and responsiveness. For new vendors, we compare at least 2-3 suppliers, conduct meetings to assess their offerings, and evaluate their communication and follow-up. The operational manager oversees the first 2-3 transactions to test on reliability, before transitioning the vendor to the relevant department and coordinating with the accounting team for proper setup. This comprehensive approach gives the comfort that only reliable and cost-effective suppliers are chosen, meeting our operational and service standards.

We prioritize open communication and regular engagement to address concerns and prioritize smooth operations. Timely payments and fair business practices are central to building trust and reliability, which fosters long-term partnerships. We provide constructive feedback and collaborate with suppliers to improve product quality and service, creating mutually beneficial relationships that encourage supplier loyalty. Regular check-ins are held to discuss ongoing needs, while the accounting department ensures prompt payment processing. By honoring agreements and maintaining transparency, we ensure that both parties benefit from a relationship built on mutual growth and continued success.

Intellectual Property

Our Company’s intellectual property rights are important to our business.

As of the date of this prospectus, we have a total of 10 registered trademarks, the details of which are as follows:

Registration Number	Registration Date	Expiration Date	Trademark	Place of Registration
4263523	December 25, 2012	December 25, 2032		United States
6067008	June 2, 2020	June 2, 2030		United States
5931702	December 10, 2019	December 10, 2029		United States
6067009	June 2, 2020	June 2, 2030		United States
38159592	May 7, 2020	May 6, 2030	S Logo	China
38159593	April 14, 2020	April 13, 2030		China
38159595	January 28, 2020	January 27, 2030		China
1136073	July 4, 2012	July 4, 2032		WIPO/China
01582640	June 1, 2013	May 31, 2033	S Logo	Taiwan
11718270	April 28, 2014	April 27, 2034		China
11718281	April 14, 2014	April 13, 2034		China

Employees

As of the date of this prospectus, we employed a total of 103 employees. We believe that we implement fair labor practices and generally maintain good employee relations and have not experienced high employee turnover historically. The following table sets forth the number of our full-time employees categorized by function as of December 31, 2024:

Function	Number of Employees
Management and Senior Support Staff	28
Customer Service and Sales	15
Warehouse Support Staff	50
Research and Development	3
Accounting	3
others	11
Total	110

Relationship with staff

We maintain a good working relationship with our staff. We believe that our working environment and benefits offered to our employees have contributed to building good staff relations and thus maintain a healthy retention rate. During the past two fiscal years, there has not been any labor dispute with our staff which had a material effect on our business or results of operations.

We invest significant resources in the recruitment of employees in support of our rapidly growing business operations. We have established comprehensive training programs, including orientation programs and on-the-job-training, to enhance performance and service quality. We also regularly conduct employee trainings in the areas of risk management, managerial skills, company culture and communications.

Recruitment

We understand that our success in the automotive service industry is largely driven by the talent and expertise of our employees. When hiring, we prioritize candidates with relevant industry experience and strong interpersonal skills, taking into account our development strategies, expansion goals, industry trends, and the broader labor market. To attract top talent, we utilize a variety of recruitment channels and are committed to fostering an inclusive, dynamic work environment. By promoting a culture of continuous development, recognizing exceptional performance, and offering competitive compensation, we aim to create a workplace where employees can thrive and play a key role in achieving our shared vision of excellence in automotive service.

INSURANCE

We maintain property insurance policies covering our equipment and facilities in accordance with customary industry practice. We carry occupational work injury, and medical insurance for our employees in compliance with applicable regulations. We also take out product liability insurance covering the products we resell. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in the jurisdictions that we operate in. Our insurance policies include the following:

•        ERISA Fidelity Policy

•        Federal Insurance Company Automobile Insurance

•        Customarq Series — Customarq Classic Insurance Program

•        Starr Surplus Lines Insurance Company Policy

•        Workers Compensation and Employers Liability Insurance Policy

•        Great American Risk Solutions Surplus Lines Insurance Company

•        Ocean Marine Open Cargo Policy

•        Term Life with Accidental Death and Dismemberment Insurance

Litigation and Other Proceedings

On September 8, 2025, Federal Express Corporation (“FedEx”) filed a complaint (the “Complaint”) against the Company in the U.S. District Court – Central District of California – Western Division. The Complaint alleges that the Company breached its contractual obligations to FedEx by failing to pay the agreed fee under a pricing agreement (the “Agreement”) that provided various discounts on list rates and surcharges as well as a term that obligated Company to pay an early termination fee if the Company terminates the Agreement prior to May 4, 2025 or transition 20% or more of volume from FedEx to a FedEx competitor prior to May 4, 2025. FedEx claims that the Company had transitioned more than 20% of its volume to a FedEx competitor and sought damage, or the early termination fee, in the amount of $750,000. The Company believes that FedEx did not permit any renegotiation of the pricing terms of the Agreement, notwithstanding provisions of the Agreement that allow for such discussions. The Company has engaged counsel to defend and seek to settle this matter. While the outcome of litigation is inherently uncertain, the Company currently expects this matter to be resolved through settlement and does not believe that the resolution will have a material impact on its business, financial condition, suitability for listing, corporate governance, or reputation.

Seasonality

Overall, our business has generally not experienced much seasonality. This is in part due to the year-round, maintenance-driven demand for the lighting products we import and distribute, which are purchased primarily to replace existing fixtures or meet ongoing safety and energy-efficiency requirements rather than to satisfy discretionary, holiday-specific needs.

REGULATIONS

Since we sell products throughout the U.S., we must be registered with individual states and obtain and comply with the terms and conditions of government permits, certificates, licenses, authorizations, approvals and satisfy other requirements under U.S. laws, as well as state and local government laws.

Motor vehicle parts sold in the U.S. are obligated to meet all applicable regulatory requirements in every U.S. jurisdiction in which it operates, distributes, or sells its products. Some required permits, certifications, or licenses are costly and difficult to obtain. Violations of applicable environmental, health, or safety laws and regulations may result in significant sanctions, including civil and criminal fines, penalties orders to cease non-compliant operations or to conduct corrective actions, or suspension or revocation of permits, certificates, and licenses.

Regulations on Safety

The transportation industry in the US is regulated by the government, one of the key federal agencies being the Department of Transportation (“DOT”). DOT mandates licensing, insurance and service requirements on the operators in this industry.

When importing car lights into the United States, one of the most critical regulations governing vehicle lighting is Federal Motor Vehicle Safety Standard (“FMVSS”) No. 108, enforced by the National Highway Traffic Safety Administration (“NHTSA”) under 49 CFR 571.108. FMVSS 108 establishes comprehensive requirements for specific photometric and aimability standards to ensure that the performance, durability, color, brightness, beam patterns, mounting position, and photometric output of all vehicle lighting, including headlights, taillights, brake lights, turn signals, and side markers to allow proper visibility for drivers without causing glare to oncoming traffic. For example, low-beam headlamps must not exceed a maximum luminous intensity of 1,380 candela at a specific vertical and horizontal angle to avoid excessive glare, while high-beam headlamps must provide a minimum intensity to illuminate objects at a safe distance. Additionally, taillights, brake lights, and turn signals must meet specific luminous intensity and flash rate standards to ensure they are visible in different lighting and weather conditions.

Under 49 CFR 571.108, S7.8, all lamps, reflective devices, and associated equipment must be permanently marked with the DOT symbol, certifying that they meet all FMVSS 108 requirements. This marking must be legible, indelible, and placed in a conspicuous location on the lighting equipment. Any lighting system that does not bear the DOT certification mark or fails to meet photometric and performance standards is considered noncompliant and illegal for road use in the United States. Such noncompliant products may be subject to recall, seizure, fines, and legal action by the NHTSA.

Additionally, adaptive driving beam headlights, which dynamically adjust light output to improve nighttime visibility without blinding other drivers, were recently approved under FMVSS 108 amendments. Any imported adaptive headlight systems must comply with specific operational and testing standards, ensuring that the beam adapts appropriately to oncoming traffic while maintaining sufficient roadway illumination.

Regulations on Importing

The U.S. Customs and Border Protection also plays a role in enforcing NHTSA requirements at the port of entry. Importers must file a Declaration (HS-7 Form) with CBP, confirming that the lights meet FMVSS 108 standards. Additionally, certain lights may be subject to tariffs and duties under the Harmonized Tariff Schedule, which importers must account for when bringing products into the country. Non-compliant lights may be rejected at the U.S. border, and importers may face civil penalties under 49 U.S.C. 30165, which allows the NHTSA to impose fines of up to $21,000 per noncompliant vehicle or lighting component, with a maximum penalty of over $100 million per violation series. Therefore, importers must verify compliance with FMVSS 108, NHTSA regulations, and DOT certification before importing or selling vehicle lighting equipment in the U.S.

Beyond federal regulations, state laws impose additional requirements, particularly for aftermarket and off-road lighting. For example, California’s Air Resources Board (CARB) enforces strict environmental and safety regulations, particularly for HID (high-intensity discharge) and LED lights, which must meet specific efficiency and emissions standards. Additionally, some states have restrictions on headlight and taillight colors, limiting the use of blue, red, or other non-standard hues on non-emergency vehicles. Tinted headlights or excessively bright lights may also be prohibited in certain states. Importers and distributors must verify that the car lights comply with both federal FMVSS 108 standards and state-specific laws before selling them in any particular market. Failure to comply can result in fines, product recalls, or restrictions on sales in certain states.

Privacy, Data Protection and Data Security Regulation

We are also subject to many laws, rules and regulations that many jurisdictions have enacted that address privacy, data protection or data security, including laws, rules and regulations applying to the collection, use, storage, transfer, disclosure, retention, transmission, processing and security of personal information. Laws, rules, and regulations relating to privacy, data protection, and data security are evolving and subject to potentially differing interpretations. For example, in California, the CCPA broadly defines personal information, requires companies that process information of California residents to make new disclosures to consumers about their data collection, use and sharing practices, and gives California residents certain expanded privacy rights and protections, including the right to opt out of certain data sharing with third parties. Additionally, California voters passed the California Privacy Rights Act, or the CPRA, in November 2020, which introduced additional obligations, such as data minimization and storage limitations and granted additional rights to California residents when it went into effect in most material respects on January 1, 2023. The enactment of the CCPA and CPRA are some of the first of similar legislative developments in other states in the U.S., which creates the potential for a patchwork of overlapping but different state laws and could mark the beginning of a trend toward more stringent privacy legislation in the U.S., which could increase our potential liability and adversely affect our business, results of operations, and financial condition. These privacy laws may require the expenditure of significant resources to enable compliance. These privacy laws, and proposed legislations, if enacted, and the interplay of federal and state laws may be subject to varying interpretations by courts and government agencies, create complex compliance issues for us and data we receive, use and share, and have caused, and may continue to cause, variation in requirements, increase restrictions and potential legal risk and impact strategies and the availability of previously useful data, potentially exposing us to additional expense, adverse publicity and liability. Moreover, as a result of our marketing activities, we may also be subject to applicable marketing privacy laws, including the CAN-SPAM Act of 2003 and the Telephone Consumer Protection Act of 1991.

Payment Processing Regulation

Our integrated technology platforms allow us to offer payment processing products, including card (debit and credit) processing, Automated Clearing House (“ACH”) funds transfers, and electronic-check processing, through on-premise point of sale devices and on our technology platform. Our payment processing solutions are designed to integrate into our existing products and applications, presenting payment information within existing workflows. Our payments platform helps reduce administrative and payments processing costs and accelerate payment cycle times while improving customer satisfaction.

We utilize third parties to provide authorization, settlement and funding services in connection with our payment processing products. These institutions include third-party processors and sponsor banks, who facilitate our access to the card association networks (Visa, Mastercard, and Discover) and other financial institutions that facilitate our ACH transfers and e-check processing.

We derive most of our payment processing revenue from fees paid by our customers which principally include a processing fee that is charged as a percentage of total payment volume, as well as interchange fees and convenience-based fees. In some cases, including for ACH and e-check processing, fees are charged in the form of a fixed fee per transaction. Our revenue is re-occurring in nature and we benefit from a high degree of operating leverage given the combination of our highly scalable payments platform and low customer acquisition costs.

Our global operations are subject to a variety of laws, rules, regulations and compliance obligations, including banking and financial services industry laws and regulations, as well as privacy and data security regulations. For example, for card and ACH payment transactions that we process, we are subject to the card association rules, the operating rules promulgated by the North American Clearinghouse Association and privacy rules that related to our use, access and storage of customer financial information.

MANAGEMENT

The following table sets forth certain information with respect to our directors, executive officers and significant employees:

Name	Age	Position
Ka Kit Mak	52	Chairman of the Board
Dao Chung Cheung	49	Chief Executive Officer and Director
Vincent Lau	37	Chief Financial Officer
Laura Man Yan Wai	49	Chief Operating Officer
Nelson Ho Yin Li	49	Director
Anthony Shing Him Wai	48	Director
Anthony S. Chan*(1)	61	Independent Director Nominee; Chair of Audit Committee
Ka Ki So*(1)(2)(3)	45	Independent Director Nominee; Chair of Nomination Committee
Chi Man Tse*(1)(2)(3)	71	Independent Director Nominee; Chair of Compensation Committee
Pak Lun Patrick Au*	39	Independent Director Nominee
Jui-Lin Kuo*(2)(3)	46	Independent Director Nominee

____________

*        The individual consents to be in such position upon the effectiveness of the registration statement of which this prospectus forms a part.

(1)      Member nominees of the Audit Committee

(2)      Member nominees of the Compensation Committee

(3)      Member nominees of the Nomination Committee

Directors and Executive Officer

Ka Kit Mak, Chairman of the Board

Mr. Ka Kit Mak serves as the Chairman of the Board of the Company since its incorporation. Mr. Mak has over 20 years of experience in the automotive parts industry, specializing in merchandise procurement, wholesale distribution, and product innovation. Since joining the Company in 2010, Mr. Mak has been instrumental in overseeing inventory procurement, managing supplier relationships, and driving product development, particularly in the auto lighting sector. Mr. Mak leads strategic sourcing initiatives and collaborates with overseas manufacturers to ensure efficient production and high-quality standards. His leadership in the Wholesale department has played a key role in expanding the company’s market reach and optimizing sales operations. Additionally, Mr. Mak’s expertise in e-commerce has provided valuable insights into digital sales strategies, contributing to the company’s growth in online markets. Mr. Mak’s ability to navigate international supply chains, negotiate with manufacturers, and drive product innovation has significantly contributed to the Company’s success. We believe that Mr. Mak is qualified to serve as our Director of Product Sourcing and Innovation based on his extensive industry knowledge and operational expertise.

Dao Chung Cheung, Chief Executive Officer and Director

Mr. Danny Cheung has been a key leader in the Company’s warehouse operations and logistics management since August 2016. With extensive experience in wholesale and retail distribution, he oversees supply chain efficiency, inventory accuracy, and operational compliance across the Company’s operations in California, Texas, and South Carolina. Mr. Cheung is responsible for inventory control, implementing strategies to prevent stock discrepancies, and ensuring timely, cost-effective deliveries. His deep expertise in logistics allows him to optimize transportation and routing across multiple states, while also fostering a skilled workforce through leadership and training. Before joining the Company, he was involved in scaling successful businesses, including U.S. Bankcard Service, Inc. and First America Mortgage Inc., where he developed strong vendor negotiation and management skills. Mr. Cheung combines his practical experience with coursework completed at University of California, Los Angeles, driving efficiency, innovation, and continued growth within the Company.

Vincent Lau, Chief Financial Officer

Mr. Vincent Lau has more than 11 years of financial-management experience in the automotive lighting industry. Since joining Sonic OpCo in 2014, he has progressed through key leadership roles and was appointed Chief Financial Officer in 2025, where he directs the Company’s financial strategy, planning and analysis, reporting, treasury, and corporate governance functions. In this capacity, Mr. Lau has led the enhancement of GAAP-compliant reporting, strengthened internal controls, upgraded financial systems to support rapid growth, and optimized the capital structure to position the Company for an initial public offering. He oversees cash-flow and treasury operations, manages multi-state tax compliance in the states of California, Texas, South Carolina and Washington, and coordinates audit readiness with external auditors and legal advisors, ensuring the Company remains fully compliant with regulatory requirements. His earlier roles included Finance Controller, Accounting Manager, among others, where he implemented new accounting software and delivered actionable financial insights that guided executive decision-making and operational expansion. Mr. Lau holds a Bachelor of Arts in Economics from the University of California, Los Angeles, and couples this academic foundation with extensive hands-on experience in financial leadership. Mr. Lau graduated from University of California, Los Angeles in 2012 with a bachelor’s degree in economics. We believe that Mr. Lau is well qualified to continue serving as our Chief Financial Officer based on his strategic financial acumen, regulatory expertise, and proven ability to drive sustainable business growth.

Laura Man Yan Wai, Chief Operating Officer

Ms. Wai brings more than 15 years of operations-leadership experience in the automotive lighting industry. Since joining Sonic OpCo in 2010, she has progressed through key roles and, in 2023, was appointed Chief Operating Officer, where she directs multi-facility operations, supply-chain strategy, infrastructure development, and cost-management initiatives supporting the company’s national expansion. In this capacity, Ms. Wai has introduced automation technologies, strengthened vendor partnerships, and embedded a culture of continuous improvement and regulatory compliance — driving scalable growth while controlling logistics and fulfillment costs. Through her earlier appointments as Director of Operations, Operations Manager, and other operational posts, she built high-performing teams, implemented analytics dashboards, achieved full OSHA compliance, and reduced inventory shrinkage, materially improving efficiency and transparency across distribution centers. Ms. Wai completed Business Marketing studies at California State Polytechnic University, Pomona, and combines this academic grounding with extensive hands-on expertise in supply-chain optimization, infrastructure scaling, and cross-functional leadership. We believe that Ms. Wai is qualified to serve as our Chief Operating Officer based on her strategic operational acumen, proven execution record, and commitment to driving sustainable organizational growth.

Nelson Ho Yin Li, Director

Mr. Li has been the Director of the Company since its incorporation. Mr. Li has over 15 years of experience in the automotive lighting industry. Since 2010, he has been the President of Sonic OpCo, overseeing the company’s strategic vision, operations, and industry positioning. Under his leadership, the company expanded its distribution network across California, Texas, and South Carolina, achieving over $100 million in gross sales and establishing a strong market presence. Mr. Li provides direction and oversight to all departments, collaborating with directors to align the company’s operations with its long-term objectives. His expertise in anticipating market trends, adopting new technologies, and fostering strategic partnerships has contributed significantly to the company’s growth. Mr. Li actively participates in international trade shows, using insights from these events to shape product offerings and expansion strategies. Mr. Li holds an Associate of Arts degree from East Los Angeles College in 1998 and combines his academic foundation with extensive hands-on experience in the industry. We believe that Mr. Li is qualified to serve as our Director based on his leadership skills, industry expertise, and proven track record in driving business growth.

Anthony Shing Him Wai, Director

Mr. Anthony Wai is the Director of the Company since its incorporation, a position he has held at Sonic OpCo since June 2010. Mr. Wai has over a decade of leadership experience and has played a key role in shaping the Company’s international sourcing strategy, sales operations, and product development. Under his leadership, the Company has expanded its market presence across California, Texas, and South Carolina, achieving gross sales of $100 million and employing over 100 personnel. As Director, Mr. Wai oversees international product sourcing and maintains strong relationships with manufacturers to negotiate favorable payment terms, enhancing the company’s financial flexibility. He is also responsible for managing sales strategies and pricing structures to ensure the Company remains competitive in the market while fostering innovation in product development. Mr. Wai began his career in the distribution sector, gaining hands-on experience in operations, packaging, shipping, and quality control supervision. He holds an Associate of Arts degree from East Los Angeles College. Additionally, Mr. Wai has demonstrated notable success in commercial and residential real estate investments, further showcasing his strategic decision-making and ability to navigate complex business environments. Mr. Wai’s extensive experience in distribution, market expansion, and investment strategies make him a vital asset to our leadership team.

Non-Employee Directors

Anthony S. Chan, Independent Director Nominee and Chair of Audit Committee

Mr. Anthony S. Chan (“Mr. Chan”) is an independent director nominee and chairman of the audit committee upon the Company’s listing on Nasdaq. Mr. Chan is a Certified Public Accountant registered with the State of New York and a seasoned executive with over 35 years of professional experience in auditing, financial reporting and business advisory. Since July 2025, Mr. Chan has served as an independent director and the chairman of the audit committee for Mega Fortune Co Ltd (Nasdaq: MGRT). Since May 2022, Mr. Chan has served as an independent director and the chairman of the audit committee for TOP Financial Group Limited (Nasdaq: TOP). Mr. Chan has served as President and Co-founder of CA Global Consulting Inc. since 2014 and as Director of Assurance and Advisory Services of Wei, Wei & Co., LLP, a PCAOB-registered public accounting firm based in New York, since February 2020. From November 2021 to November 2024, Mr. Chan served as the Chief Financial Officer (“CFO”) of Sharing Services Global Corporation (OTC: SHRG) and from February 2022 to March 2024, Mr. Chan served as the Chief Operating Officer of Alset Inc. (Nasdaq: AEI). From July 2019 to January 2020, Mr. Chan served as the CFO of SPI Energy Co. Ltd. (Nasdaq: SPI). From October 2017 to March 2019, Mr. Chan served as the CFO of Helo Corp. (OTC: HLOC). From September 2013 to November 2015, Mr. Chan served as Executive Vice President, Director and Acting CFO of Sino-Global Shipping America, Ltd. In addition, Mr. Chan was partner at three full-service CPA firms in New York, including UHY LLP (from September 2012 to August 2013), Friedman LLP (from September 2011 to July 2012) and Berdon LLP (from February 2005 to August 2011). Prior to that, he held executive and professional positions at various U.S. based companies including Primedia Inc, National Broadcasting Company, Arthur Anderson, KPMG, and PwC. Mr. Chan holds an MBA in Finance and Investments from Baruch College of the City University of New York, and a Bachelor of Arts in Accounting and Economics from Queens College of the City University of New York.

Mr. Chi Man Tse, Independent Director Nominee and Chair of Compensation Committee

Mr. Chi Man Tse (“Mr. Tse”) is an independent director nominee and will serve as the chairman of the nomination committee and as a member of the audit and nomination committees upon the Company’s listing on Nasdaq. Mr. Tse has over 18 years of experience in corporate finance and investment banking, having held senior leadership roles at prominent financial institutions across Asia. Mr. Tse started his career at Chase Manhattan Asia Limited, where he would later elevate to the role of Director and play a key role in building the firm’s investment banking activities in the Asia Pacific region. He subsequently held senior positions at leading financial institutions, including Sanwa International Finance, Security Pacific Asia, The Chase Manhattan Bank, Inchcape Pacific, Seapower, and Dresdner Kleinwort Benson. Over the course of nearly two decades, Mr. Tse led regional corporate finance teams, spearheaded mergers and acquisitions, and contributed to strategic decision-making and business development across Greater China and the broader Asia Pacific region. From May 2009 to June 2024, Mr. Tse has served as the Independent Non-Executive Director and Chairman of the Audit Committee of Puxing Energy Limited (HKEX: PEL), where he was responsible for providing oversight to the company’s board and ensuring minority shareholder interests. From November 1999 to June 2008, Mr. Tse served as the President and Chief Financial Officer of Imagi International Holdings Limited, where he oversaw the company’s finance, administration, investor relations and human resources functions. From February 1999 to October 1999, he served as the Executive Director of Lerado Group (Holding) Company Limited, where he was responsible for the overall strategic development and investor relations of the group. Mr. Tse received his bachelor’s degree of Business Administration and master’s degree of Business Administration from the University of Texas Arlington in 1977 and 1980, respectively.

Mr. Ka Ki So, Independent Director Nominee and Chair of Nomination Committee

Mr. Ka Ki So (“Mr. So”) is an independent director nominee and chairman of the compensation committee and as a member of the audit and compensation committees upon the Company’s listing on Nasdaq. Mr. So has over 19 years of experience in financial management, accounting, and internal controls, with a strong background in the retail and consumer products sector. Since August 2025, Mr. So has been serving as the Chief Financial Officer at Hammitt, Inc. Mr. So began his career in public accounting at Moss, Levy & Hartzheim, LLP where he served as a Senior Accountant from November 2005 to February 2011. He subsequently held a series of progressively senior finance leadership roles, including Cost Accounting Manager and later Financial Reporting Manager at Seven for all Mankind, Splendid, and Ella Moss, where he was responsible for general ledger accounting and cost controls from February 2011 to December 2016. From January 2017 to September 2018, Mr. So served as the Financial Controller at Hudson Clothing, LLC, overseeing accounting operations, internal audits, and financial reporting. From September 2022 to July 2025, Mr. So served as the Global Financial Controller for Princess Polly USA Inc. where he oversaw global accounting operations, including the US, Australian and international entities, retail store locations, and inventory accounting; developed and implemented strong internal controls to ensure compliance with the generally accepted accounting principles (GAAP), Sarbanes-Oxley Act (SOX) and local accounting standards; and led the global financial closing process, including consolidations and intercompany eliminations. From September 2018 to November 2020, Mr. So was the Financial Controller and Head of Finance at Buck Mason, Inc., where he oversaw the financial planning and analysis, accounting, financial reporting, payroll, and human resources functions. Mr. So received his bachelor’s degrees in accounting and business administration from the University of Southern California.

Mr. Jui-Lin Kuo, Independent Director Nominee

Mr. Jui-Lin Kuo (“Mr. Kuo”) is an independent director nominee upon the Company’s listing on Nasdaq. Mr. Kuo has more than 15 years in product branding development, consumer engagement, and business expansion. He has a proven record of building and elevating brands through compelling storytelling, digital innovation, and strategic partnerships. Skilled at direct-to-consumer (DTC) models, livestream commerce, and omni-channel retail integration, Mr. Kuo combines entrepreneurial agility with operational discipline to drive sustained growth and market relevance. His experience spans a range of consumer-facing sectors, underscoring his ability to adapt branding strategies across varied markets and audiences. In 2023, Mr. Kuo founded Zicozyee, a neo-oriental fashion brand that integrates modern design with traditional eastern craftsmanship, where he led creative design and social-first marketing and developed a loyal following among affluent female consumers. In 2019, Mr. Kuo founded Moritek, where he architected and executed a livestream-driven DTC business model, spearheaded the brand’s expansion across China, Japan, Hong Kong, and Singapore, and positioned Moritek as a premium skincare brand. In 2006, he founded Deseno, which he built into as one of Taiwan’s top three luggage brands by establishing long-term consumer loyalty, maintaining brand-relevance with seasonal innovations, and expanding into Malaysia, Japan, and Singapore. From 2009 to 2022, Mr. Kuo also served as the Executive Director of Dr. Morita, where he directed operations across China, including retail, e-commerce, and marketing, achieved annual sales of over RMB 800 million, scaled brand across national offline and online platforms, and oversaw compliance, strategy, and stakeholder relations. Mr. Kuo received his bachelor’s degree in international business management from Kun Shan University in 2001 and MBA from Princeton University in 2009.

Mr. Pak Lun Patrick Au, Independent Director Nominee

Mr. Pak Lun Patrick Au (“Mr. Au”) an independent director nominee upon the Company’s listing on Nasdaq. Mr. Au has served as an independent director for BUUU Group Limited (NASDAQ: BUUU) since August 2025. Mr. Au was an executive director of QMMM Holdings Limited (NASDAQ: QMMM) from 2023 to 2025, an executive director of Lapco Holdings Limited (stock code: 8472.HK), a company listed on the Hong Kong Stock Exchange, from 2023 to 2024 and the joint company secretary of Crosstec Group Holdings Ltd. (stock code: 3893.HK), a company listed on the Hong Kong Stock Exchange, from 2022 to 2023. Mr. Au received his master’s degree of Corporate Governance from The Hong Kong Polytechnic University. Mr. Au is a member of Hong Kong Institute of Certified Public Accountants, The Institute of Chartered Accountants in England and Wales, The Hong Kong Chartered Governance Institute and The Chartered Governance Institute of Chartered Governance Professional.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Terms of Directors

Pursuant to our Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of stockholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

Employment Agreements and Director Offer Letters

Agreements with independent directors

We have entered into director offer letters with each of our independent director nominees which agreements set forth the terms and provisions of their engagement.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors.

Board of Directors

We expect our Board of Directors to consist of nine directors, five of whom will be independent as such term is defined by the Nasdaq Capital Market. We expect that all current directors will continue to serve after this Offering.

The directors will be up for re-election at our annual general meeting of stockholders.

A director may vote in respect of any contract or transaction in which he is interested, provided, the interested director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company. A disclosure to all other directors to the effect that such director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board of Directors, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our Board of Directors.

Board Committees

We plan to establish three committees under the Board of Directors: an audit committee, a compensation committee and a nomination committee. We plan to adopt a charter for each of the three committees. Copies of our committee charters will be posted on our corporate investor relations website prior to our listing on the Nasdaq Capital Market.

Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Anthony S. Chan, Ka Ki So, and Chi Man Tse upon the Company’s listing on the Nasdaq Capital Market. Anthony S. Chan will be the chair of our audit committee. We have determined that Anthony S. Chan, Ka Ki So, and Chi Man Tse will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that Anthony S. Chan qualifies as audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Chi Man Tse, Ka Ki So, and Jui-Lin Kuo upon the Company’s listing on the Nasdaq Capital Market. Chi Man Tse will be the chair of our compensation committee. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the stockholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee.    Our nomination committee will consist of Ka Ki So, Chi Man Tse, and Jui-Lin Kuo upon the Company’s listing on the Nasdaq Capital Market. Ka Ki So will be the chair of our nomination committee. We have determined that Ka Ki So, Chi Man Tse, and Jui-Lin Kuo satisfy the “independence” requirements under Nasdaq Rule 5605. The nomination committee will assist the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the stockholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Board Oversight of Cybersecurity Risks

Our Board of Directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. Our Board of Directors focuses on determining and reviewing our general risk management policies and strategy, identifying any significant risk that we may face, and overseeing the implementation of risk mitigation strategies, while the management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach. We have currently adopted an offline store management system, coupled with stable and reliable software and hardware solutions for our payment and appointment management.

Code of Ethics

We plan to adopt a Code of Ethics applicable to our officers, directors and employees.

Controlled Company Exception

We may be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules. Under the Nasdaq rules, a company of which more than 50% of the voting power with respect to the election of directors is held by another person or group of persons acting together is a “controlled company” and may elect not to comply with certain stock exchange rules regarding corporate governance, including the following requirements:

•        that a majority of its board of directors consists of independent directors;

•        that its director nominees be selected or recommended for the board’s selection by a majority of the board’s independent directors in a vote in which only independent directors participate or by a nomination committee composed solely of independent directors, in either case, with a formal written charter or board resolutions, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

•        that its compensation committee be composed solely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

As of the date of this prospectus, our Founders hold 100% of our total issued and outstanding shares of common stock and 100% issued and outstanding shares of Series A Preferred Stock, representing 100% of the total voting power. Following the completion of this Offering, and assuming no exercise of the over-allotment option, our Founders will own 84.98% of our total issued and outstanding shares of common stock and 100% issued and outstanding shares of Series A Preferred Stock, representing 98.19% of the total voting power. As a result, we are, and following this offering will continue to be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our controlling stockholder will hold more than 50% of the voting power for the election of directors. Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market. If we elected to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our stockholders by ordinary resolution. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we also intend to adopt an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2024, we paid an aggregate of $556,099 as compensation to our directors and executive officers.

As the appointments of our independent directors will only become effective upon the Company’s listing on the Nasdaq Capital Market, for the fiscal year ended December 31, 2024, we did not have any non-executive directors and therefore have not paid any compensation to any non-executive directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Financial Year-end

We have no outstanding equity awards for the fiscal year ended December 31, 2024.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation earned by our named executive officers for the years ended December 31, 2024 and 2023.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	All Other Compensation (US$)	Total (US$)
Ka Kit Mak	2024	81,018	—	—	—	81,018
Chairman of the Board and Director	2023	80,400	—	—	—	80,400
Dao Chung Cheung	2024	108,831	—	—	—	108,831
Chief Executive Officer and Director	2023	51,692	—	—	—	51,692
Vincent Lau	2024	92,781	—	—	—	92,781
Chief Financial Officer	2023	99,969	—	—	—	99,969
Laura Man Yan Wai	2024	73,946	—	—	—	73,946
Chief Operating Officer	2023	82,385	—	—	—	82,385
Nelson Ho Yin Li	2024	102,785	—	—	—	102,785
Director	2023	102,000	—	—	—	102,000
Anthony Shing Him Wai	2024	96,738	—	—	—	96,738
Director	2023	96,000	—	—	—	96,000

Employment Agreements with Executive Officers and Employee Director

We have entered into employment agreements with each of our executive officers and executive directors, namely, Ka Kit Mak, Dao Chung Cheung, Vincent Lau, Laura Man Yan Wai, Nelson Ho Yin Li, and Anthony Shing Him Wai on May 30, 2025.

RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements with Executive Officers and employee director” on page 78.

Other Balance with Related Parties

a. Nature of relationships with related parties

Name	Relationship with the Company
Mak Ka Kit	A substantial stockholder of the Company
Li Nelson Ho Yin	A substantial stockholder of the Company

b. Balance with related parties

Name	Nature	As of		As of the date of this prospectus
		June 30, 2025	December 31, 2024
Mak Ka Kit(1)	Amount due from a stockholder, net	$—	$151,679	—
Li Nelson Ho Yin(1)	Amount due from a stockholder, net	96,000	—	—

____________

(1)      The balances as of June 30, 2025 and December 31, 2024 represented advances made to Mr. Li Nelson Ho Yin and Mr. Mak Ka Kit by the Company to facilitate their personal needs. The balances were interest-free, unsecured, and repayable on demand, and have been fully settled as of the date of this prospectus.

PRINCIPAL STOCKHOLDERS

The following table provides information as to shares of common stock and shares of Series A Preferred Stock beneficially owned as of the date of this prospectus, and the percentage of voting power as of the date of this prospectus and immediately after this offering, by:

•        Each person who is known by us to beneficially own more than 5% our outstanding shares of common stock;

•        Each of our director, director nominees and named executive officers; and

•        All directors and named executive officers as a group.

The calculations in the table below are based on 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock issued and outstanding as of the date of this prospectus, and the issuance of 2,475,000 shares of common stock in this offering, assuming the underwriters do not exercise their over-allotment option, and do not include common stock issuable upon exercise of outstanding warrants (see “Description of Capital Stock — Convertible Notes and Warrants”). Each share of common stock entitles the holder to one vote and share of Series A Preferred Stock entitles the holder to twenty votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. As of the date of the prospectus, we have 4 stockholders of record.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Percentage of Voting Power
	Number	After the Offering (assuming no exercise of the over- allotment option)	Number	%	Prior to the Offering	After the Offering (assuming no exercise of the over- allotment option)
Directors and Executive Officers:
Ka Kit Mak (Chairman)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Dao Chung Cheung (Chief Executive Officer and Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Vincent Lau (Chief Financial Officer)	—	—	—	—	—	—
Laura Man Yan Wai (Chief Operating Officer)	—	—	—	—	—	—
Nelson Ho Yin Li (Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Anthony Shing Him Wai (Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Anthony S. Chan (Independent Director Nominee)	—	—	—	—	—	—
Ka Ki So (Independent Director Nominee)	—	—	—	—	—	—
Chi Man Tse (Independent Director Nominee)	—	—	—	—	—	—
Pak Lun Patrick Au (Independent Director Nominee)	—	—	—	—	—	—
Jui-Lin Kuo (Independent Director Nominee)	—	—	—	—	—	—
All Directors and Executive Officers as a Group	14,000,000	84.98%	6,000,000	100%	100%	98.19%

Principal Stockholders holding 5% or more:
Ka Kit Mak (Chairman)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Dao Chung Cheung (Chief Executive Officer and Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Nelson Ho Yin Li (Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%
Anthony Shing Him Wai (Director)	3,500,000	21.24%	1,500,000	25%	25%	24.55%

DESCRIPTION OF CAPITAL STOCK

Authorized Stock

The Company is authorized to issue 100,000,000 shares of capital stock, consisting of 80,000,000 shares of common stock, par value of US$0.0001 per share, and 20,000,000 shares of blank check preferred stock, par value of US$0.0001 per share. As of the date of this prospectus, there are 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock issued and outstanding, not including shares of common stock issuable upon exercise of outstanding warrants (see “— Convertible Notes and Warrants”). The shares of common stock are held by 4 stockholders of record and the shares of Series A Preferred Stock are held by four stockholders of record.

Common Stock

Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing at least one-third our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.      The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.      The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.      Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.      Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.      Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.      Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.      The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.      Any other relative rights, preferences and limitations of that series.

On April 14, 2025, the Company filed a Certificate of Designation to our Articles of Incorporation with the Secretary of State of the State of Nevada to reflect the creation of Blank Check Preferred Stock. As a result, as of the date of this prospectus the capital stock of the Company consists of 80,000,000 shares of common stock, US$0.0001 par value, and 20,000,000 shares of blank check preferred stock. 20,000,000 shares were designated to be Series A Preferred Stock out of the 20,000,000 shares of blank check preferred stock.

Forward Stock Split

On October 1, 2025, as approved by the board of directors and the majority stockholder of the Company on September 8, 2025, the Company effected a forward split of our outstanding common stock and Series A Preferred Stock at a ratio of 1-for-10,000. All references to common stock, Series A Preferred Stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the forward split of our issued and outstanding common stock and Series A Preferred Stock as if these events had occurred at the beginning of the earliest period presented.

Series A Preferred Stock

We have one designated class of preferred stock known as Series A Preferred Stock. Each share of Series A Preferred Stock entitles the holder to twenty votes, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. The holders of Series A Preferred Stock shall not be entitled to receive dividends of any kind. The Series A Preferred Stock shall not be subject to conversion into Common Stock or other equity authorized to be issued by the Company.

Listing of Common Stock

We intend to list our common stock on the Nasdaq under the symbol “SONC”. However, there is no assurance that the offering will close and that our common stock will be trading on the Nasdaq. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on Nasdaq.

Transfer Agent and Registrar

The transfer agent for our common stock is Transhare Corporation. The address is 17755 North US Highway 19 Suite 140, Clearwater, Fl 33764. The telephone number is (303) 662-1112.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Immediately prior to the offering, there are 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock issued and outstanding, not including shares of common stock issuable upon exercise of outstanding warrants (see “— Convertible Notes and Warrants”). Upon the completion of the offering, we will have an aggregate of 16,475,000 shares of common stock outstanding immediately assuming no exercise of the over-allotment option by the underwriters.

All common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement. The remaining shares of common stock, representing approximately 86.96% of our outstanding shares of common stock, following this offering assuming no exercise of the over-allotment option by the underwriters, will be held by our existing stockholders. All of these remaining shares are “restricted securities” as that phrase is defined in Rule 144 under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market pursuant to an effective registration statement under the Securities Act or if they qualify for an exemption from registration under Rule 144. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions. As a result of lock-up agreements described below, and the provisions of Rules 144 under the Securities Act, the restricted securities will be available for sale in the public market.

Lock up

The Company’s directors and officers and any other holder(s) of the outstanding shares of Common Stock as of date of this prospectus (and all holders of securities exercisable for or convertible into shares of Common Stock) will enter into lock-up agreements in favor of our underwriters pursuant to which such persons and entities shall agree, for a period starting from the day of this prospectus and for 180 days after the closing of this offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions. Upon expiration of the lock-up period, these shares will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144. See “Underwriting — Lock-up Agreements” beginning on page 91.

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our common stock from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is the opinion of our U.S. counsel, Ortoli Rosenstadt LLP and a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a U.S. Holder (as defined below) that acquires our common stock in this offering and holds our common stock as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our common stock. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        banks and other financial institutions;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        individual retirement accounts or other tax-deferred accounts;

•        persons liable for alternative minimum tax;

•        persons who acquire their common stock pursuant to any employee share option or otherwise as compensation;

•        investors that will hold their common stock as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•        investors that have a functional currency other than the U.S. dollar;

•        persons that actually or constructively own 10% or more of our common stock (by vote or value); or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our common stock.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.    If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding.    In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions.    In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.    A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

•        the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding.    Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.    Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with the underwriters named below, for whom D. Boral Capital LLC is acting as the representative (the “Representative”). The underwriters have agreed to purchase from us, on a firm commitment basis, 2,475,000 shares of common stock, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

Underwriters	Number of Shares of Common Stock
D. Boral Capital LLC
[*]
Total	2,475,000

The underwriters are committed to purchase all the shares of common stock offered by this prospectus if it purchases any shares. The underwriters are not obligated to purchase the common stock covered by the underwriters’ over-allotment option (described below). The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 15% additional shares of common stock at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriters’ name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

Discounts and Expenses

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting discount, and proceeds to us, before expenses and assuming a US$4.00 per share offering price, which is the midpoint of the price range set forth on the cover page of this prospectus.

	Per Share		Total Without Over-Allotment Option		Total With Full Exercise of the Over-Allotment Option
Public offering price	US$	4.00	US$	9,900,000	US$	11,385,000
Underwriting discount (7.5%)	US$	0.30	US$	742,500	US$	853,875
Proceeds to us, before expenses	US$	3.70	US$	9,157,500	US$	10,531,125

We have agreed to grant the underwriters a 7.5% discount on the public offering price and a non-accountable expense allowance equal to 1% of the gross proceeds.

We have also agreed to reimburse the Representative up to a maximum of $230,000 for out-of-pocket accountable expenses, including: (i) up to $30,000 of the Representative’s actual accountable road show expenses and due diligence expenses for this offering; (ii) the $29,500 cost associated with the Representative’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering; (iii) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed

$5,000; (iv) the fees for Representative’s legal counsels, such total legal fees in an amount not to exceed $200,000; and (m) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed $10,000 in the aggregate.

As of the date of this prospectus, the Company has paid an expense advance of $100,000 to the Representative. Such advance shall be applied towards out-of-pocket accountable expenses incurred by the Representative and any portion of such advance will be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

The Representative may deduct from the net proceeds of the offering payable to the Company on the date of the closing of this offering, or the closing of the over-allotment option, if any, the expenses set forth herein to be paid by the Company to the Representative.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of 15 months from the closing of this offering, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriters and/or sole and exclusive placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such 15 month period, on terms and conditions as mutually agreed by the Company and the Representative. The Representative’s right of first refusal shall be subject to FINRA Rule 5110(g), including that the right of first refusal may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement. The right of first refusal granted hereunder may be terminated by the Company for “cause,” which shall mean a material failure by the underwriters to provide the services as contemplated by the engagement letter with the Company.

Tail Financing

We have agreed that the Representative shall be entitled to a cash fee equal to seven and one-half percent (7.5%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to us during the engagement period (being that period commencing from May 1, 2025, the date we engaged the Representative, or the “Engagement Date,” to the earlier of (i) eighteen (18) months from the Engagement Date, or (ii) the final closing, if any, of the offering, the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated during the Engagement Period or within the fifteen (15) month period following the expiration or termination of the Engagement Period, provided that such Tail Financing is by a party actually introduced to us by the Representative in an offering in which the Company has direct knowledge of such party’s participation. Such right shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause in case of the Representative’s material failure to provide the services contemplated in the underwriting agreement.

Lock-up Agreements

We have agreed or are otherwise contractually restricted for a period of 180 days from the closing date of this offering, without the prior written consent of the underwriters, not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering;

•        complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Additionally, the Company’s directors and officers and any other holder(s) of the outstanding shares of Common Stock as of date of this prospectus (and all holders of securities exercisable for or convertible into shares of Common Stock) will enter into lock-up agreements in favor of our underwriters pursuant to which such persons and entities shall agree, for a period starting from the day of this prospectus and for 180 days after the closing of this offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of common stock upon the exercise of rights to acquire common stock pursuant to any existing stock purchase warrant, stock option or the conversion of existing convertible notes.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Price Stabilization

The underwriters will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the underwriters acting as principal. Under these rules and regulations, the underwriters:

•        may not engage in any stabilization activity in connection with our securities; and

•        may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the underwriters against liabilities arising under the Securities Act and the Exchange Act relating to this offering and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for Nasdaq Market Listing

We plan to apply to have our common stock approved for listing/quotation on the Nasdaq under the symbol “SONC”. We will not consummate and close this offering without a listing approval letter from the Nasdaq. A listing approval letter is not the same as an actual listing on the Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, the common stock may be sold by the underwriters to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. Hunter Taubman Fischer & Li LLC is acting as counsel to the underwriters with respect to certain legal matters as to United States federal securities and New York State law. The validity of the shares of common stock offered in this offering and legal matters as to Nevada law will be passed upon for us by Fennemore Craig, P.C.

EXPERTS

The consolidated financial statements for each of the years ended 2024 and 2023, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of WWC, P.C., is 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
SONIC LIGHTING, INC. AND ITS SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Sonic Lighting, Inc. and its subsidiaries

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Sonic Lighting, Inc. and its subsidiaries (collectively the “Company”) as of June 30, 2025, and the related unaudited interim condensed consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the six-month periods ended June 30, 2025 and 2024, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated May 14, 2025, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2024 and 2023, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
October 10, 2025

We have served as the Company’s auditor since 2025.

Sonic Lighting, Inc. and its subsidiaries
Unaudited Interim Condensed Consolidated Balance Sheets
As of June 30, 2025 and December 31, 2024
(Expressed in U.S. Dollars, except for the number of shares)

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$435,585	$153,203
Accounts receivable, net	4,194,452	5,425,525
Prepayments and other assets, net	6,130,511	4,581,567
Inventories, net	12,044,066	18,571,458
Amount due from a stockholder, net	96,000	151,679
Income tax recoverable	—	6,506
Total current assets	22,900,614	28,889,938

Non-current assets
Plant and equipment, net	567,005	684,969
Operating lease right-of-use assets, net	17,505,655	18,693,425
Prepayments and other assets, net	384,183	384,208
Deferred initial public offering (“IPO”) costs	555,588	—
Deferred tax assets, net	655,437	17,942
Total non-current assets	19,667,868	19,780,544
Total assets	$42,568,482	$48,670,482

Liabilities and stockholders’ equity

Liabilities
Current liabilities
Accounts payable	$12,621,236	$18,899,357
Operating lease liabilities, current	2,377,679	2,262,063
Contract liabilities	450,524	505,859
Accrued expenses and other liabilities	1,185,065	996,397
Income tax payable	12,438	—
Total current liabilities	16,646,942	22,663,676
Non-current liabilities
Operating lease liabilities, non-current	16,287,974	17,505,755
Total non-current liabilities	16,287,974	17,505,755
Total liabilities	$32,934,916	$40,169,431

Commitments and contingencies (Note 19)

Stockholders’ equity
Series A Preferred Stock (par value of $0.0001 per share, 20,000,000 shares authorized; 6,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024)*	$600	$600
Common stock (par value of $0.0001 per share, 80,000,000 shares authorized; 14,000,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024)*	1,400	1,400
Subscription receivables	(2,000)	(2,000)
Additional paid-in capital	759,500	759,500
Retained earnings	8,874,066	7,741,551
Total stockholders’ equity	9,633,566	8,501,051
Total liabilities and stockholders’ equity	$42,568,482	$48,670,482

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Income
For the Six Months Ended June 30, 2025 and 2024
(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenues	$36,115,703	$42,792,023
Cost of revenues	(24,913,680)	(30,552,651)
Gross profit	11,202,023	12,239,372

Operating expenses
Selling and marketing	(4,231,696)	(4,013,666)
General and administrative	(7,335,450)	(6,972,104)
Total operating expenses	(11,567,146)	(10,985,770)

Operating (loss) income	(365,123)	1,253,602

Other income (expense), net
Interest expenses	—	(10,769)
Other income	1,679,087	618,093
Total other income, net	1,679,087	607,324

Income before income tax expense	1,313,964	1,860,926
Income tax benefit (expense)	168,551	(20,939)
Net income	1,482,515	1,839,987

Total comprehensive income	$1,482,515	$1,839,987

Earning per share – basic and diluted	$0.11	$0.13
Basic and diluted weighted average shares outstanding*	14,000,000	14,000,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Unaudited Interim Condensed Consolidated Statements of Changes in Stockholders’ Equity
For the Six Months Ended June 30, 2025 and 2024
(Expressed in U.S. dollar, except for the number of shares)

	Series A Preferred Stock		Common stock		Subscription receivables	Additional paid-in capital	Retained Earnings	Total
	Number issued*	Amount	Number issued*	Amount
Balance as of January 1, 2024	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$6,724,845	$7,484,345
Net income	—	—	—	—	—	—	1,839,987	1,839,987
Dividend declared	—	—	—	—	—	—	(1,238,287)	(1,238,287)
Balance as of June 30, 2024 (Unaudited)	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$7,326,545	$8,086,045

Balance as of January 1, 2025	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$7,741,551	$8,501,051
Net income	—	—	—	—	—	—	1,482,515	1,482,515
Dividend declared	—	—	—	—	—	—	(350,000)	(350,000)
Balance as of June 30, 2025 (Unaudited)	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$8,874,066	9,633,566

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Unaudited Interim Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2025 and 2024
(Expressed in U.S. dollar)

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,482,515	$1,839,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	117,964	119,934
Amortization of operating lease right-of-use assets and interest of lease liabilities	1,643,681	1,579,828
Allowance for expected credit losses	2,378	247,742
Deferred tax benefit	(637,495)	(5,589)
Provision for (reversal of) inventory valuation allowance	136,534	(28,934)
Change in assets and liabilities:
Accounts receivable, net	1,301,243	(737,299)
Prepayments and other assets, net	(1,633,227)	(2,201,478)
Inventories, net	6,390,858	(2,717,672)
Income tax recoverable	6,506	(94,621)
Accounts payable	(6,278,121)	3,647,379
Contract liabilities	(55,335)	(132,654)
Operating lease liabilities	(1,558,076)	(1,439,600)
Accrued expenses and other liabilities	188,668	258,130
Income tax payable	12,438	—
Net cash provided by operating activities	1,120,531	335,153

Cash flows from investing activity:
Purchases of plant and equipment	—	(71,937)
Net cash used in investing activity	—	(71,937)

Cash flows from financing activities:
Repayments of short-term bank loans	—	(3,000,000)
Deferred IPO costs	(555,588)	—
Dividends paid	(350,000)	(1,238,287)
Repayment from (advances to) a stockholder	67,439	(500)
Net cash used in financing activities	(838,149)	(4,238,787)

Net increase (decrease) in cash and equivalents	282,382	(3,975,571)
Cash and equivalents, beginning of period	153,203	4,562,292
Cash and equivalents, end of period	$435,585	$586,721

Supplemental disclosures of cash flow information:
Income tax paid
Current state income tax	$175,000	$44,000
Current federal income tax	275,000	—
	$450,000	$44,000
Interest received	$23,827	$71,596
Interest paid	$—	$10,769

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$—	$642,446

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

1. Organization and Description of Business

Sonic Lighting, Inc. (“Sonic Nevada”) (“the Company”) is a Nevada corporation incorporated on March 4, 2025. Sonic Nevada is a parent holding company with no actual operations. Sonic Nevada fully owns and controls a subsidiary, Sonic Lighting, Inc. (“Sonic CA”) as of June 30, 2025.

Sonic CA, a wholly-owned subsidiary of Sonic Nevada, is a corporation incorporated in the State of California on May 7, 2010. Sonic CA had a share capital of $759,500 as of June 30, 2025 and December 31, 2024. Sonic CA is engaged in wholesale distributing of aftermarket lighting and other automotive parts. Effective on January 1, 2025, Sonic CA converted from an S corporation to a C corporation.

Reorganization

The Reorganization was completed on April 22, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company of Sonic CA, which prior to the Reorganization was a standalone entity directly owned by its beneficial owners. The primary objective of the Reorganization was to transfer 100% ownership of Sonic CA to the Company, thereby enabling the Company to serve as the issuer for its planned initial public offering in the United States.

Reorganization on April 22, 2025

Prior to April 22, 2025, Sonic CA was effectively controlled by Cheung Danny Dao Chung (“Cheung”), Mak Ka Kit (“Mak”), Wai Anthony Shing Him (“Wai”) and Li Nelson Ho Yin (“Li”), who together held 100% of the voting rights in this entity.

The reorganization on April 22, 2025, was undertaken to eventually transfer 100% of the ownership interests in Sonic CA to Sonic Nevada, which was effectively controlled by Cheung, Mak, Wai and Li, who together held 100% of the voting rights in this entity.

Before and after the reorganization, Sonic Nevada and Sonic CA were ultimately and effectively controlled by the same group of controlling stockholders, who collectively held more than 50% of the voting rights in these entities. Therefore, the reorganization is considered a common control transaction according to ASC 805-50.

The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these unaudited interim condensed consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2. Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Bank loans, financing from related parties, and cash generated from operations have been utilized to finance the working capital requirements of the Company. As of June 30, 2025 and December 31, 2024, the Company had net positive working capital of $6,253,672 and $6,226,262, respectively, among which $435,585 and $153,203 in cash and cash equivalents respectively.

Considering all facts and information on hand, management expects the Company’s cash on hand is sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these unaudited interim condensed consolidated financial statements are issued.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

2. Liquidity (cont.)

If the Company is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, the Company may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from stockholders and third-party investors; and/or

•        financial support from financial institutions, the Company’s stockholders and related parties.

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date of these unaudited interim condensed consolidated financial statements are issued. However, there is no assurance that the Company will be successful in implementing its plans. There are a number of factors that could potentially arise and could undermine the Company’s plans, such as changes in the demand for the Company’s products and services, general market conditions and the broader capital market climate in the United States, etc.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The unaudited interim condensed consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of June 30, 2025, and results of operations and cash flows for the six months ended June 30, 2025 and 2024. The consolidated balance sheet as of December 31, 2024 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and related notes included in the Company’s audited consolidated financial statements.

These unaudited interim condensed consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, contract liabilities — return allowances, contract liabilities — warranty provision, allowance for expected

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

credit losses, determination of the useful lives of long-lived assets, impairment of long-lived assets, inventory valuation allowance, valuation allowance for deferred tax assets, recognition and measurement of operating lease right-of-use assets and operating lease liabilities. Actual results could differ from the estimates, and as such, differences could be material to these unaudited interim condensed consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents includes balances maintained with banks and digital payments company in the United States which are unrestricted and immediately available for withdrawal and use.

Accounts receivable, net

Accounts receivable includes trade accounts due from customers. The credit terms given to customers are generally 30 days. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and makes allowance for expected credit loss when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance for expected credit loss after all means of collection have been exhausted and the likelihood of collection is not probable. As of June 30, 2025 and December 31, 2024, the balance of allowance for expected credit loss were $232,073 and $302,243, respectively.

Prepayments and other assets, net

Prepayments and other assets consist of other receivables and prepaid expenses, including advances to a vendor for consignment goods, rental deposits, prepaid insurance and prepaid office supplies. The Company reviews other receivables on a regular basis and also makes specific allowance if there is strong evidence indicating that other receivables are likely to be unrecoverable. As of June 30, 2025 and December 31, 2024, the balance of allowance for expected credit loss against prepayments and other assets were $333,574 and $249,266 respectively.

Inventories, net

Inventories, consisting of products available for sale, are accounted for using the first-in, first-out method, and are valued at the lower of cost and net realizable value. The Company periodically reviews inventories for potential impairment and adjusts inventory for potentially excess or obsolete goods to state inventories at their net realizable value. As of June 30, 2025 and December 31, 2024, inventory valuation allowance, representing a write-down of inventory, were $136,534 and $56,658, respectively.

Leases

On January 1, 2021, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office and warehouse premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities on the Company’s unaudited interim condensed consolidated balance sheets.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company also elects to adopt the practical expedient that allows lessee to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include building management fees, utility expenses and property taxes included and payable in the lease contract. These non-lease components are not separated from the lease components to which they relate.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of June 30, 2025 and December 31, 2024, the Company did not recognize any impairment loss against its ROU assets.

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of plant and equipment are as follows:

Automobiles	5 years
Equipment	7 years
Forklift	7 years
Racks	7 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the unaudited interim condensed consolidated statements of operations and comprehensive income under other income or expenses.

Impairment of long-lived assets

The Company reviews long-lived assets, including plant and equipment and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group),

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of June 30, 2025 and December 31, 2024, no impairment of long-lived assets was recognized.

Deferred IPO costs

Deferred IPO costs consist of costs incurred in connection with the Company’s planned initial public offering in the United States. These costs, together with the underwriting discounts and commissions, will be charged against the gross proceeds of the offering as a reduction of additional paid-in capital upon completion of the planned initial public offering or charged to unaudited interim condensed consolidated statements of operations and comprehensive income if the planned initial public offering is not completed.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Wholesale income, net

The Company enters into distinct agreement with wholesale customers to sell lighting and other automotive parts where the rights of the parties, including payment terms, are identified. Sales prices to wholesale customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy and a one-year warranty to wholesale customers. The Company estimates return allowances based on historical experience while the warranty covers defects in parts, materials and workmanship.

The Company assesses that delivery of goods to wholesale customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under FoB term. The Company collects no deposit upfront and typically provide a credit terms of 30 days and the accounts receivable will be collected by the Company according to credit period policy applicable to different customers. The Company assesses that there is no significant financing component in these contracts.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Online retail sales income, net

The Company sells lighting and other automotive parts to retail customers via e-commerce platforms including Amazon and eBay. Customers enter into agreement with the Company online. Sales prices to retail customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy to retail customers. The Company estimates return allowances based on historical experience.

The Company assesses that delivery of goods to retail customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under FoB term. The Company collects full amount upfront when retail customers place order online. The Company assesses that there is no significant financing component in these contracts.

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Agency income

The Company enters into agency agreements with another automotive parts companies to sell their products. The Company acts solely as an agent and does not assume primary responsibility for selling the products. Sellers retain control and legal title over consignment inventories, and they have discretion in setting selling price. Accordingly the Company determines that it acts solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed-price and have no variable consideration. The Company accesses that delivery of goods to end customer is a single performance obligation and recognizes agency income at a point in time upon delivery of goods to end customers. The Company typically collects accounts receivable from agency income monthly. The Company assesses that there is no significant financing component in these contracts. On June 30, 2025, the Company terminated the agency agreements, and no agency income has been generated from July 1, 2025.

Fulfillment service income

The Company provides fulfillment services to other automotive parts companies which includes warehousing, inventory management, picking, packing, and order preparation services. The Company enters into distinct agreement with its customers. These agreements are fixed-price and have no variable consideration. The Company recognizes fulfillment service income at a point in time when the services are rendered, which generally occurs upon delivery of the related products to a third-party carrier where control of goods is transferred to customers. The Company typically collects accounts receivable from fulfillment service income monthly. The Company assesses that there is no significant financing component in these contracts.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Contract liabilities

Contract liabilities — Return allowances

Return allowances, which reduce revenue and cost of sales, are estimated using historical experience. Liabilities for return allowances were $330,330 and $316,979 as of June 30, 2025 and December 31, 2024 respectively. Included in “Inventories” on the unaudited interim condensed consolidated balance sheets are assets totaling $232,120 and $240,528 as of June 30, 2025 and December 31, 2024, for the rights to recover products from customers associated with our liabilities for return allowances.

Contract liabilities — Warranty provision

The Company typically offer a one-year warranty period to wholesale customers. The warranty covers defects in parts, materials and workmanship. The Company assesses that these warranties to be assurance-type warranties and measures them at fair value. As of June 30, 2025 and December 31, 2024, the balances of warranty provision were $120,194 and $188,880, respectively.

Cost of revenues

Cost of revenue primarily consists of the purchase price of products; inbound shipping costs; warehousing costs; packaging, and payment processing and related transaction costs.

Government subsidies

Government subsidies primarily relate to one-off entitlement granted by the Internal Revenue Service for the Employee Retention Tax Credits. The credit is available to eligible employers that paid qualified wages to some or all employees after March 12, 2020 and before January 1, 2022. Eligibility and credit amounts vary depending on when the business impact occurred. The Company recognizes government subsidies as other income in the unaudited interim condensed consolidated statements of operations and comprehensive income upon receipt and when all conditions attached to the subsidies are fulfilled.

Borrowing costs

All borrowing costs are recognized as interest expense in the unaudited interim condensed consolidated statements of operations and comprehensive income in the period in which they are incurred.

Under the banking facility letter dated January 31, 2018, subsequent amendments made on October 17, 2023 and May 31, 2024, JPMorgan Chase Bank, N.A., a bank in the United States, extended to the Company banking facility of trade financing amounting to $15,000,000, $10,000,000 and $3,000,000, respectively, with an interest rate of 3.0% per annum above the adjusted Secured Overnight Financing rate (“SOFR”). Adjusted SOFR is the sum of applicable margin which is 2.5% per annum, the SOFR applicable to such interest period and the unsecured to secured rate adjustment at 0.1% per annum. The facility had a tenor of up to a year of 360 days from the date of drawdown. On July 1, 2024, the short-term bank loans were fully repaid. As of June 30, 2025 and December 31, 2024, no additional amount was drawn down against the banking facility, and no bank loans were outstanding.

For the six months ended June 30, 2025 and 2024, the weighted average annual interest rates for the bank loans were approximately nil and 7.94%, respectively. Interest expenses for the six months ended June 30, 2025, and 2024, was $nil and $10,769, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the unaudited interim condensed consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of June 30, 2025 and December 31, 2024.

Segment reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 — Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the year ended December 31, 2024, retrospectively to all periods presented in the unaudited interim condensed consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s unaudited interim condensed consolidated financial position, results of operations, or cash flows.

Based on the criteria established by ASC 280, “Segment Reporting”, the Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) reviews consolidated results when making decisions, allocating resources and assessing performance of the Company. The CODM considers that the Company has only one principal revenue stream, which is the wholesaling and distributing of motor vehicle lighting components. The Company carries out all its business activities and operations in the United States. All transactions are concluded and completed in the United States with similar terms and conditions.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the unaudited interim condensed consolidated statements of operations and comprehensive income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., selling and marketing and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included interest expense, total other income, net, and income tax expenses, which are reflected in the segment and consolidated net income. The measure of segment assets is reported on the unaudited interim condensed consolidated balance sheet as total consolidated assets.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Comprehensive Income

Comprehensive income is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of stockholders’ equity but are excluded from net income. For the six months ended June 30, 2025 and 2024, the Company did not recognize any other comprehensive income.

Earnings per share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing net income attributable to each class of common stockholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted earnings per share is calculated by dividing net income attributable to each class of common stockholders, as adjusted for the effect of dilutive common equivalent stocks of that class, if any, by the weighted average number of that particular class of common and dilutive common equivalent stocks outstanding during the period. Common stock equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. Basic and diluted earnings per common stock are presented in the Company’s unaudited interim condensed consolidated statements of operations and comprehensive income. For the six months ended June 30, 2025 and 2024, there were no dilutive shares.

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of June 30, 2025 and December 31, 2024, financial instruments of the Company comprised primarily cash and cash equivalents, accounts receivable, prepayment and other assets, amount due from a related party, accounts payable, accrued expenses and other liabilities. The Company concludes that the carrying amounts of these financial instruments approximate their fair values because of the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, stockholder, or a related corporation.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s unaudited interim condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these unaudited interim condensed consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

3. Summary of Significant Accounting Policies (cont.)

greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s unaudited interim condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its unaudited interim condensed consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the unaudited interim condensed consolidated financial position, statements of operations and cash flows.

4. Risks

Currency risk

The function currency of the Company is US$ and these unaudited interim condensed consolidated financial statements are presented in US$. The Company’s business activities and its assets and liabilities are predominately denominated in the function currency. Therefore, the Company is not exposed to significant foreign currency risk as majority of the operations and transactions are denominated in the functional currency.

Concentration and credit risks

Financial instruments that potentially subject the Company to the credit risks consist of cash and cash equivalents, accounts receivable and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Company deposits its cash and cash equivalents with reputable banks located in the United States and maintains a balance with PayPal Inc, a financial institution in the United States. As of June 30, 2025 and December 31, 2024, $435,585 and $153,203 were deposited with these banks and PayPal Inc., respectively. Balances maintained with banks in the United Stated are insured under the Federal Deposit Insurance Act introduced by the Federal Deposit Insurance Corporation for a maximum amount of $250,000 for each depositor at one bank, whilst the balances maintained by the Company may at times exceed the insured limits. Cash balances maintained with banks in the United States are not otherwise insured by the Federal Deposit Insurance Act or other programs. The Company has not experienced any losses in these bank accounts and management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Assets that potentially subject the Company to significant credit risks primarily consist of accounts receivable and other assets. The Company performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Company also assesses historical collection trends, aging of receivables and general economic conditions. The Company considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of June 30, 2025 and December 31, 2024, the balances of allowance for expected credit losses were $565,647 and $563,269, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

4. Risks (cont.)

For the six months ended June 30, 2025 and 2024, most of the Company’s assets were located in the United States. At the same time, the Company considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the six months ended June 30, 2025 and 2024, the customers who accounted for 10% or more of the Company’s revenues and their respective outstanding balances at year end dates, are presented as follows:

	Six Months ended June 30, 2025		As of June 30, 2025
Customer	Revenue	Percentage of revenue	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$12,884,061	36%	$2,396,908	54%
Customer B	3,976,969	11%	—	—%
Total:	$16,861,030	47%	$2,396,908	54%
	Six Months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$15,560,748	36%	$1,825,449	23%
Customer C	7,226,908	17%	4,141,233	53%
Total:	$22,787,656	53%	$5,966,682	76%

All the concentration percentages of accounts receivable are calculated before allowance for expected credit losses. As of the date these unaudited interim condensed consolidated financial statements were issued, all of the receivables from these two customers as of June 30, 2025 had been collected.

(b)    Major vendors

For the six months ended June 30, 2025 and 2024, the vendors who accounted for 10% or more of the Company’s purchase and their respective outstanding balances at year end dates, are presented as follows:

	Six Months ended June 30, 2025		As of June 30, 2025
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor A	$7,962,316	41%	$3,921,548	31%
Vendor B	5,613,136	29%	6,216,678	49%
Vendor C	3,382,683	17%	938,844	7%
Vendor D	2,247,025	12%	586,004	5%
Total:	$19,205,160	99%	$11,663,074	92%
	Six Months ended June 30, 2024		As of June 30, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor D	$13,539,686	42%	$5,142,428	21%
Vendor B	12,309,465	38%	14,320,604	59%
Vendor C	6,355,050	19%	2,286,096	9%
Total:	$32,204,201	99%	$21,749,128	89%

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

4. Risks (cont.)

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, the Company considers its interest rate risk not material, and the Company has not used any derivatives to manage or hedge its interest rate risk exposure.

5. Accounts Receivable, Net

As of June 30, 2025 and December 31, 2024, accounts receivable, net consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Accounts receivable	$4,426,525	$5,727,768
Less: allowance for expected credit losses	(232,073)	(302,243)
Total accounts receivable, net	$4,194,452	$5,425,525

The movement of allowance for expected credit losses is as follow:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Balance at the beginning of the period/year	$302,243	$570,085
Reversal of expected credit losses	(70,170)	(267,842)
Balance at the end of the period/year	$232,073	$302,243

6. ROU Assets, net and Operating Lease Liabilities

As of June 30, 2025 and December 31, 2024, the Company subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Office and warehouse at 19385-95 E. E Walnut Dr. N, City of Industry, CA 91748	10 years and 8 months from May 1, 2020 to December 31, 2030
Warehouse at 631 Omni Industrial Boulevard, Summerville Berkeley County, SC 29486	10 years and 1 month from September 1, 2022 to September 30, 2032
Warehouse at 10710 Bonnie View Rd. Lancaster, Texas 75241	5 years and 4 months from June 1, 2024 to September 30, 2029
Warehouse at Back Yard in 19301 E Walnut Dr. N, City of Industry, CA 91748	1 year from June 1, 2023 to May 31, 2024 1 year from June 1, 2024 to May 31, 2025 Monthly renewal from June 1, 2025

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the warehouse at Back Yard in 19301 E Walnut Dr. N, City of Industry, CA 91748 during the six months ended June 30, 2025 and 2024 were 1-year fixed terms without purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Company elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Company’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the six months ended June 30, 2025 and 2024, the short-term lease expenses were $54,000 and $54,000, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

6. ROU Assets, net and Operating Lease Liabilities (cont.)

a)      Amounts recognized in the unaudited interim condensed consolidated balance sheets:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Right-of-use assets, net	$17,505,655	$18,693,425
Operating lease liabilities
Current	$2,377,679	$2,262,063
Non-current	16,287,974	17,505,755
	$18,665,653	$19,767,818

Weighted average remaining lease terms (in years)	5.67	6.16

b)      Information related to operating lease activities during the six months ended June 30, 2025 and 2024 are as follows:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
ROU assets obtained in exchange for operating lease liabilities	$—	$642,446
Amortization of ROU assets	1,187,770	1,101,021
Interest on operating lease liabilities	455,911	478,807
Total operating lease expenses	$1,643,681	$1,579,828

c)      The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of June 30, 2025:

During the period ended June 30,
2026	$3,210,449
2027	3,308,003
2028	3,408,532
2029	3,512,119
2030	3,483,103
2031	2,640,295
2032	1,818,615
2033	461,440
Total future lease payments	$21,842,556
Less: imputed interest	(3,176,903)
Present value of lease obligations	$18,665,653

The weighted-average discount rate used to determine the operating lease liabilities as of June 30, 2025 and December 31, 2024 were 5.83% and 5.83%, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

6. ROU Assets, net and Operating Lease Liabilities (cont.)

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the six months ended June 30, 2025 and 2024:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$1,558,076	$1,439,600

7. Plant and Equipment, Net

As of June 30, 2025 and December 31, 2024, plant and equipment, net, consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Automobiles	$110,335	$110,335
Equipment	678,348	678,348
Forklift	362,020	362,020
Racks	522,667	522,667
Less: Accumulated depreciation	(1,106,365)	(988,401)
Total plant and equipment, net	$567,005	$684,969

Depreciation expenses were $117,964 and $119,934 for the six months ended June 30, 2025 and 2024, respectively.

8. Prepayments and Other Assets, Net

As of June 30, 2025 and December 31, 2024, prepayments and other assets, net, consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Prepaid expenses	$562,238	$503,401

Other assets	6,286,030	4,711,640
Less: Allowance for expected credit losses	(333,574)	(249,266)
Other assets, net	5,952,456	4,462,374

Total prepayments and other assets, net	6,514,694	4,965,775

Less: Amounts classified as non-current assets	(384,183)	(384,208)
Amounts classified as current assets	$6,130,511	$4,581,567

Other assets primarily represent advances paid to vendors for consignment goods. These advances are unsecured, interest-free, and are subsequently settled against the proceeds received from the sale of consignment goods for the vendors.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

8. Prepayments and Other Assets, Net (cont.)

The movement of allowances for expected credit losses is as follow:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Balance at the beginning of the period/year	$249,266	$205,324
Provision for expected credit losses	84,308	43,942
Balance at the end of the period/year	$333,574	$249,266

9. Inventories, net

As of June 30, 2025 and December 31, 2024, inventories, net consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Inventories	$12,180,600	$18,628,116
Less: Inventory valuation allowance	(136,534)	(56,658)
Inventories, net	$12,044,066	$18,571,458

US$1,013,843 of defective inventories were recognized as expenses during the six months ended June 30, 2025 (2024: US$481,869) and included in “general and administrative expenses” in the unaudited interim condensed consolidated statements of operations and comprehensive income.

10. Deferred IPO Costs

As of June 30, 2025 and December 31, 2024, deferred IPO costs consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Accounting fees	$190,000	$—
FINRA filing fees	3,088	—
Legal fees	190,000	—
Underwriter fees	100,000	—
Miscellaneous expenses	60,000	—
Printing fees	12,500	—
	$555,588	$—

11. Amount Due from a Stockholder, Net

As of June 30, 2025 and December 31, 2024, amount due from a stockholder, net consisted of the following balances:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Amounts due from a stockholder	$96,000	$163,439
Less: Allowance for expected credit loss	—	(11,760)
Amounts due from a stockholder, net	$96,000	$151,679

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

11. Amount Due from a Stockholder, Net (cont.)

The movement of allowance for expected credit loss is as follow:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Balance at beginning of the period/year	$11,760	$—
(Reversal of) provision for expected credit losses	(11,760)	11,760
Balance at end of the period/year	$—	$11,760

The amount due from a stockholder balance is settled in cash on September 9, 2025.

12. Contract liabilities

The movement of contract liabilities is as follow:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Balance at beginning of the period/year	$505,859	$481,145
(Reversal of) provision for contract liabilities	(55,335)	24,714
Balance at end of the period/year	$450,524	$505,859

13. Accrued expenses and other liabilities

As of June 30, 2025 and December 31, 2024, accrued expenses and other liabilities consisted of the following:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Accrued expenses	$793,158	$593,411
Staff salaries and benefits payable	285,385	329,844
Other tax payable	312	406
Other payables	106,210	72,736
	$1,185,065	$996,397

14. Stockholders’ Equity

Common stock and Series A Preferred Stock

The Company was established under the laws of Nevada on March 4, 2025. The authorized number of common stock and Series A Preferred Stock are 8,000 and 2,000 shares, respectively, par value of $1 per share. On April 22, 2025, the Company issued 1,400 common stock and 600 Series A preferred stock with a par value of $1 each, respectively, with no consideration paid.

Share subdivision

On September 8, 2025, the stockholders of the Company resolved to subdivide each authorized share of par value of $1 into 10,000 shares of par value of $0.0001. As a result of the subdivision, the Company was authorized to issue 80,000,000 common stock and 20,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively, and a total of 14,000,000 common stock and 6,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively were issued and outstanding. The share subdivision was completed on October 1, 2025.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

14. Stockholders’ Equity (cont.)

Each Series A Preferred Stock is entitled to 20 votes, whereas each common stock is entitled to one vote per share. Series A Preferred Stock are not entitled to receive dividends of any kind and are not convertible into common stock. Other than as disclosed herein, Series A Preferred Stock do not have any additional preferences, or any relative, participating, optional, or special rights over the common stock, as set forth in the Articles of the Company.

The issuance and subdivide of these stocks is considered as a part of the Company’s reorganization and recapitalization prior to completion of its initial public offering, and is retroactively applied as if the transaction occurred at the beginning of the period presented.

The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying unaudited interim condensed consolidated financial statements have been retroactively restated to reflect the above transactions.

Dividend distribution.

On June 1, 2024, the Company made income tax payment for its stockholders’ personal income tax liabilities as a distribution to stockholders. Each stockholder was distributed $309,571.75, totaling $1,238,287. The distributions to stockholders were settled by cash.

On March 1, 2025, the Company made income tax payment for its stockholders’ personal income tax liabilities as a distribution to stockholders. Each stockholder was distributed $87,500, totaling $350,000. The distributions to stockholders were settled by cash.

15. Disaggregated revenues

The following table shows disaggregated revenues by major categories for the six months ended June 30, 2025 and 2024, respectively:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Point in time:
Wholesale income, net	$18,897,001	$25,249,953
Online retail sales income, net	12,132,027	10,163,538
Agency income	4,582,151	6,657,530
Fulfillment service income	504,524	721,002
Total revenues	$36,115,703	$42,792,023

16. Other income

The following table shows other income for the six months ended June 30, 2025 and 2024, respectively:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Sub-lease income(1)	$518,460	465,159
Interest income from customer’s overdue(2)	23,827	71,596
Government subsidies(3)	811,147	—
Warehouse management fee income(4)	325,070	80,800
Others	583	538
Total other income	$1,679,087	$618,093

____________

(1)      The Company’s sub-leased part of its warehouse and office to an independent third party. The period of the lease is less than one year.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

16. Other income (cont.)

(2)      Interests on customer’s overdue represent interests charged on overdue receivables from customer arising from sales transactions. According to the contracts entered into between the Company and its customer, the Company shall charge its customer on amounts overdue, i.e. amounts due on sales transactions which are not yet settled within 60 days of the due date, an interest with interest rate based on the JP Morgan Chase interest rate as published at the beginning of each month accrued on daily and compounded monthly basis.

(3)      Government subsidies primarily relate to one-off entitlement granted by the Internal Revenue Service for the Employee Retention Tax Credits. The Company recognizes government subsidies as other income when the conditions are met, which the Company confirmed the eligibilities and received the sum of the subsidies during the period.

(4)      Warehouse management fee income represents income earned for providing access to and use of warehouses, calculated based on the volume of goods processed and a reimbursement of utility expenses incurred. As this arrangement does not grant the customer the right to control an identified asset, it does not meet the definition of a lease under ASC 842. It is accounted for as other income and recognized as the services are rendered.

17. Income tax expense

The United States

Sonic CA is incorporated in the State of California and had elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is not subject to federal corporate income tax at the corporate level; instead, its income, deductions, and credits were passed through to its stockholders and reported on their individual tax returns. However, under California law, S Corporations are subject to a 1.5% franchise tax on net income. Effective January 1, 2025 Sonic CA converted from an S Corporation to C Corporation and is now subject to federal corporate income tax at a rate of 21%, as well as California state corporate income tax at a rate of 8.84%. In addition, since Sonic CA has a branch establishment in South Carolina, it is also subject to South Carolina state corporate income tax at a rate of 5%.

During the six months ended June 30, 2025, the Company paid 2025 estimate federal and state corporate income tax amounting to $275,000 and $175,000, respectively.

The current portions of the income tax expense included in the unaudited interim condensed consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Current tax
Federal	$340,921	$—
State and local	128,023	26,528
Deferred tax	(637,495)	(5,589)
Income tax (benefit) expense	$(168,551)	$20,939

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

17. Income tax expense (cont.)

A reconciliation of the difference between the expected income tax expense, computed at federal income tax rate of 21% for the six months ended June 30, 2025 and state income tax rate of 1.5% for the six months ended June 30, 2024, and the Company’s reported income tax expense is shown in the following table:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Income before income tax expense	$1,313,964	$1,860,926
Statutory federal/state corporate income tax rates	21%	1.5%
Income tax computed at statutory state income tax rates	$275,932	$27,914
Tax effect on non-deductible expense	248,347	1,125
Tax effect on non-taxable income	(170,341)	—
Tax effect on deferred tax assets recognition relating to conversion of S Corporation to C Corporation	(650,512)	—
Tax effect on deductible passed through entity tax payment	—	(8,100)
Tax effect on state and local income taxes	128,023	—
Income tax (benefit) expense	$(168,551)	$20,939

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the six months ended June 30, 2025 and 2024:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Federal/California state corporate income tax rates	21.0%	1.5%
Tax effect on non-deductible expense	18.9%	—%
Tax effect on non-taxable income	(12.9)%	—%
Tax effect on deferred tax assets adjustment related to conversion of S Corporation to C Corporation	(49.5)%	—%
Tax effect on deductible passed through entity tax payment	—%	(0.4)%
Tax effect on state and local income taxes	9.7%	—%
Effective tax rate	(12.8)%	1.1%

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

17. Income tax expense (cont.)

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Deferred tax assets:
Accrued vacation	$50,521	$2,140
Allowance for expected credit losses	150,946	8,449
Depreciation	—	7,353
Inventory valuation allowance	87,078	—
Operating lease liabilities	5,125,441	—
Capitalized costs	176,437
Other item	10,158	—
Total deferred tax assets	$5,600,581	$17,942

Deferred tax liabilities:
Operating lease right-of-use assets	$(4,825,765)	$—
Depreciation	(119,379)	—
Total deferred tax liabilities	$(4,945,144)	$—
Deferred tax assets, net	$655,437	$17,942

The movement of deferred tax assets, net is as follow:

	As of
	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Balance at beginning of the period/year	$17,942	$17,826
Additions	637,495	116
Balance at end of the period/year	$655,437	$17,942

Under the California Revenue and Taxation Code, the Franchise Tax Board (“FTB”) generally has four years from the later of the original due date or the actual filing date of a return to assess additional taxes, penalties, or fees. As of June 30, 2025 and December 31, 2024, the Company’s California state income tax returns for the 2023 and 2024 tax years remain within the statutory period for potential examination. As of that date, the Company was not subject to any ongoing tax audits or investigations by the FTB. At the federal level, pursuant to Internal Revenue Code, the Internal Revenue Service typically has three years from the later of the return’s due date or actual filing date to assess additional tax. This period may be extended to six years under certain circumstances, such as when a return omits more than 25% of gross income. There is no statute of limitations in cases involving fraud or failure to file a return. As Sonic CA elected to be taxed as an S Corporation through December 31, 2024, any potential federal income tax examinations for that period would primarily pertain to stockholder-level tax implications. As of June 30, 2025 and December 31, 2024, the Company were not subject to any federal tax audits or investigations.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

18. Related Party Transaction and Balance

a. Nature of relationships with related parties

Name	Relationship with the Company
Mak Ka Kit	A substantial stockholder of the Company
Li Nelson Ho Yin	A substantial stockholder of the Company

b. Balance with related parties

Name	Nature	As of
		June 30, 2025	December 31, 2024
		(Unaudited)	(Audited)
Mak Ka Kit(1)	Amount due from a stockholder, net	$—	$151,679
Li Nelson Ho Yin(1)	Amount due from a stockholder, net	96,000	—
		$96,000	$151,679

____________

(1)      The balances as of June 30, 2025 and December 31, 2024 represented advances made to Mr. Li Nelson Ho Yin and Mr. Mak Ka Kit by the Company to facilitate their personal needs. The balances were interest-free, unsecured, and repayable on demand, and have been fully settled as of the date of this report.

19. Commitments and Contingencies

Commitments

As of June 30, 2025 and December 31, 2024, the Company had neither significant financial nor capital commitment.

Contingencies

As of June 30, 2025 and December 31, 2024, the Company was not a party to any material legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, unaudited interim condensed consolidated financial condition, or cash flows.

20. Segment information

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Company has only one principal revenue stream, which is the wholesaling and distributing of motor vehicle lighting components. The Company carries out all its business activities and operations in the United States. All transactions are concluded and completed in the United States with similar terms and conditions. Internally, the Company reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Company determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Company’s revenue is derived in the United States with all operations being carried out in the United States, no geographical segment is presented. The Company concludes that it has only one reportable segment.

Sonic Lighting, Inc. and its subsidiaries
Notes to Unaudited Interim Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2025 and 2024

20. Segment information (cont.)

The CODM of the Company primarily utilizes the net income to monitor budget-to-actual performance and to assess the adequacy of capital resources for marketing and development. The following table presents the significant revenue and expense categories in the Company’s single operating segment:

	For the Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Revenue	$36,115,703	$42,792,023
Cost of revenue	(24,913,680)	(30,552,651)
Selling and marketing expenses	(4,231,696)	(4,013,666)
General and administrative expenses	(7,335,450)	(6,972,104)
Other income, net	1,679,087	607,324
Income tax benefit (expense)	168,551	(20,939)
Net income of single operating segment	$1,482,515	$1,839,987

21. Subsequent Events

Early termination claim

On September 8, 2025, Federal Express Corporation (“FedEx”) filed a civil complaint against Sonic Lighting, Inc. in the United States District Court, Central District of California — Western Division. FedEx, which had been engaged by the Company to provide pickup, transportation and delivery services, is seeking damages of approximately US$750,000 in connection with alleged early termination of the Contract by the Company. The trial date has not yet been set.

The Company intends to vigorously defend itself against this claim. At this stage, the outcome of the matter cannot be predicted, and no provision for loss has been recorded in these unaudited interim condensed consolidated financial statements.

Share subdivision

On September 8, 2025, the stockholders of the Company resolved to subdivide each authorized share of par value of $1 into 10,000 shares of par value of $0.0001. As a result of the subdivision, the Company was authorized to issue 80,000,000 common stock and 20,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively, and a total of 14,000,000 common stock and 6,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively were issued and outstanding. The share subdivision was completed on October 1, 2025.

Settlement of amount due from a stockholder balance

On September 9, 2025, the $96,000 due from a stockholder balance is settled by Li Nelson Ho Yin in cash.

The Company evaluates all events and transactions that occur after June 30, 2025 up through October 10, 2025. Other than the event disclosed elsewhere in these unaudited interim condensed consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s unaudited interim condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Sonic Lighting, Inc. and its subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sonic Lighting, Inc. and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.
WWC, P.C.
Certified Public Accountants
PCAOB ID No.1171

San Mateo, California
May 14, 2025, except for Note 14 and 21, as to which the date is October 10, 2025

We have served as the Company’s auditor since 2025

Sonic Lighting, Inc. and its subsidiaries
Consolidated Balance Sheets
As of December 31, 2024 and 2023
(Expressed in U.S. Dollars, except for the number of shares)

	As of December 31,
	2024	2023
Assets
Current Assets
Cash and cash equivalents	$153,203	$4,562,292
Accounts receivable, net	5,425,525	6,516,941
Prepayments and other assets, net	4,581,567	2,456,534
Inventories, net	18,571,458	19,430,910
Amount due from a stockholder, net	151,679	—
Income tax recoverable	6,506	52,539
Total current assets	28,889,938	33,019,216

Non-current assets
Plant and equipment, net	684,969	848,271
Operating lease right-of-use assets, net	18,693,425	20,315,562
Prepayments and other assets, net	384,208	384,208
Deferred tax assets, net	17,942	17,826
Total non-current assets	19,780,544	21,565,867
Total assets	$48,670,482	$54,585,083

Liabilities and stockholders’ equity

Liabilities
Current liabilities
Accounts payable	$18,899,357	$20,814,628
Short-term bank loans	—	3,000,000
Operating lease liabilities, current	2,262,063	1,980,921
Contract liabilities	505,859	481,145
Accrued expenses and other liabilities	996,397	1,693,262
Total current liabilities	22,663,676	27,969,956

Non-current liabilities
Operating lease liabilities, non-current	17,505,755	19,130,782
Total non-current liabilities	17,505,755	19,130,782
Total liabilities	$40,169,431	$47,100,738

Commitments and contingencies (Note 19)

Stockholders’ equity
Series A Preferred Stock (par value of $0.0001 per share, 20,000,000 shares authorized; 6,000,000 shares issued and outstanding as of December 31, 2024 and 2023)*	$600	$600
Common stock (par value of $0.0001 per share, 80,000,000 shares authorized; 14,000,000 shares issued and outstanding as of December 31, 2024 and 2023)*	1,400	1,400
Subscription receivables	(2,000)	(2,000)
Additional paid-in capital	759,500	759,500
Retained earnings	7,741,551	6,724,845
Total stockholders’ equity	8,501,051	7,484,345
Total liabilities and stockholders’ equity	$48,670,482	$54,585,083

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Consolidated Statements of Operations and Comprehensive Income
For the Years Ended December 31, 2024 and 2023
(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended December 31,
	2024	2023
Revenues	$81,368,078	96,350,120
Cost of revenues	(58,381,945)	(72,895,041)
Gross profit	22,986,133	23,455,079

Operating expenses
Selling and marketing	(8,437,548)	(8,851,957)
General and administrative	(13,563,336)	(13,806,226)
Total operating expenses	(22,000,884)	(22,658,183)

Operating income	985,249	796,896

Other income (expense), net
Interest expenses	(12,468)	(65,582)
Other income	1,318,275	1,152,474
Total other income, net	1,305,807	1,086,892

Income before income tax expense	2,291,056	1,883,788
Income tax expense	(36,063)	(25,919)
Net income	2,254,993	1,857,869

Total comprehensive income	$2,254,993	$1,857,869

Earning per share – basic and diluted	$0.16	$0.13

Basic and diluted weighted average shares outstanding*	14,000,000	14,000,000

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity
For the Years Ended December 31, 2024 and 2023
(Expressed in U.S. dollar, except for the number of shares)

	Series A Preferred Stock		Common stock		Subscription receivables	Additional paid-in capital	Retained Earnings	Total
	Number issued*	Amount	Number issued*	Amount
Balance as of December 31, 2022	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$12,076,426	$12,835,926
Net income	—	—	—	—	—	—	1,857,869	1,857,869
Dividend declared	—	—	—	—	—	—	(7,209,450)	(7,209,450)
Balance as of December 31, 2023	6,000,000	600	14,000,000	1,400	(2,000)	759,500	6,724,845	7,484,345
Net income	—	—	—	—	—	—	2,254,993	2,254,993
Dividend declared	—	—	—	—	—	—	(1,238,287)	(1,238,287)
Balance as of December 31, 2024	6,000,000	$600	14,000,000	$1,400	$(2,000)	$759,500	$7,741,551	$8,501,051

____________

*        Shares and per share data are presented on a retroactive basis to reflect the common stock issuance and share subdivision.

The accompanying notes are an integral part of these consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2024 and 2023
(Expressed in U.S. dollar)

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$2,254,993	$1,857,869
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	244,375	225,021
Amortization of operating lease right-of-use assets and interest of lease liabilities	3,223,508	3,134,114
(Reversal of) allowance for expected credit losses	(212,140)	197,551
Deferred tax benefit	(116)	(5,044)
Inventory valuation allowance	56,658	194,960
Change in assets and liabilities:
Accounts receivable, net	1,359,258	1,337,325
Prepayments and other assets, net	(2,168,975)	(632,964)
Inventories, net	802,794	9,627,230
Income tax recoverable	46,033	44,259
Accounts payable	(1,915,271)	(40,425)
Contract liabilities	24,714	(5,524)
Operating lease liabilities	(2,945,256)	(2,823,153)
Accrued expenses and other liabilities	(696,865)	(290,004)
Net cash provided by operating activities	73,710	12,821,215

Cash flows from investing activity:
Purchases of plant and equipment	(81,073)	(72,638)
Net cash used in investing activity	(81,073)	(72,638)

Cash flows from financing activities:
Repayments of short-term bank loans	(3,000,000)	(1,295,242)
Dividends paid	(1,238,287)	(7,209,450)
Advances to a stockholder	(163,439)	—
Net cash used in financing activities	(4,401,726)	(8,504,692)

Net (decrease) increase in cash and equivalents	(4,409,089)	4,243,885
Cash and equivalents, beginning of year	4,562,292	318,407
Cash and equivalents, end of year	$153,203	$4,562,292

Supplemental disclosures of cash flow information:
Income tax paid
Current state income tax	$44,000	$30,230
Interest received	$155,075	$103,521
Interest paid	$12,468	$65,582

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$642,446	$—

The accompanying notes are an integral part of these consolidated financial statements.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

1. Organization and Description of Business

Sonic Lighting, Inc. (“Sonic Nevada”) (“the Company”) is a Nevada corporation incorporated on March 4, 2025. Sonic Nevada is a parent holding company with no actual operations. Sonic Nevada fully owns and controls a subsidiary, Sonic Lighting, Inc. (“Sonic CA”) as of December 31, 2024.

Sonic CA, a wholly-owned subsidiary of Sonic Nevada, is a corporation incorporated in the State of California on May 7, 2010. Sonic CA had a share capital of $759,500 as of December 31, 2024 and 2023. Sonic CA is engaged in wholesale distributing of aftermarket lighting and other automotive parts. Effective on January 1, 2025, Sonic CA converted from an S corporation to a C corporation.

Reorganization

The Reorganization was completed on April 22, 2025 through a series of planned transactions. As a result of the Reorganization, the Company has become the holding company of Sonic CA, which prior to the Reorganization was a standalone entity directly owned by its beneficial owners. The primary objective of the Reorganization was to transfer 100% ownership of Sonic CA to the Company, thereby enabling the Company to serve as the issuer for its planned initial public offering in the United States.

Reorganization on April 22, 2025

Prior to April 22, 2025, Sonic CA was effectively controlled by Cheung Danny Dao Chung (“Cheung”), Mak Ka Kit (“Mak”), Wai Anthony Shing Him (“Wai”) and Li Nelson Ho Yin (“Li”), who together held 100% of the voting rights in this entity.

The reorganization on April 22, 2025, was undertaken to eventually transfer 100% of the ownership interests in Sonic CA to Sonic Nevada, which was effectively controlled by Cheung, Mak, Wai and Li, who together held 100% of the voting rights in this entity.

Before and after the reorganization, Sonic Nevada and Sonic CA were ultimately and effectively controlled by the same group of controlling stockholders, who collectively held more than 50% of the voting rights in these entities. Therefore, the reorganization is considered a common control transaction according to ASC 805-50.

The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in these consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2. Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash on-hand and its operating and capital expenditure commitments. The Company’s liquidity needs are to meet its working capital requirements, operating expenses and capital expenditure obligations. Bank loans, financing from related parties, and cash generated from operations have been utilized to finance the working capital requirements of the Company. As of December 31, 2024 and 2023, the Company had net positive working capital of $6,226,262 and $5,049,260, respectively, among which $153,203 and $4,562,292 in cash and cash equivalents respectively.

Considering all facts and information on hand, management expects the Company’s cash on hand is sufficient to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these consolidated financial statements are issued.

If the Company is unable to have sufficient fund to finance its working capital requirements within the normal operating cycle of a twelve-months period from the date of these financial statements are issued, the Company may consider supplementing its available sources of funds through the following sources:

•        addition equity financing from stockholders and third-party investors; and/or

•        financial support from financial institutions, the Company’s stockholders and related parties.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

2. Liquidity (cont.)

Based on the above considerations, management is of the opinion that the Company has sufficient funds to meet its working capital requirements and current liabilities as they become due within twelve months from the date of these consolidated financial statements are issued. However, there is no assurance that the Company will be successful in implementing its plans. There are a number of factors that could potentially arise and could undermine the Company’s plans, such as changes in the demand for the Company’s products and services, general market conditions and the broader capital market climate in the United States, etc.

3. Summary of Significant Accounting Policies

Basis of presentation and principle of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

These consolidated financial statements include the financial statements of the Company and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but not limited to, contract liabilities — return allowances, contract liabilities — warranty provision, allowance for expected credit losses, determination of the useful lives of long-lived assets, impairment of long-lived assets, inventory valuation allowance, valuation allowance for deferred tax assets, recognition and measurement of operating lease right-of-use assets and operating lease liabilities. Actual results could differ from the estimates, and as such, differences could be material to these consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents includes balances maintained with banks and digital payments company in the United States which are unrestricted and immediately available for withdrawal and use.

Accounts receivable, net

Accounts receivable includes trade accounts due from customers. The credit terms given to customers are generally 30 days. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and makes allowance for expected credit loss when necessary. The allowance for expected credit loss is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance for expected credit loss after all means of collection have been exhausted and the likelihood of collection is not probable. The balance of allowance for expected credit loss of December 31, 2024 and 2023, were $302,243 and $570,085, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Prepayments and other assets, net

Prepayments and other assets consist of other receivables and prepaid expenses, including advances to a vendor for consignment goods, rental deposits, prepaid insurance and prepaid office supplies. The Company reviews other receivables on a regular basis and also makes specific allowance if there is strong evidence indicating that other receivables are likely to be unrecoverable. As of December 31, 2024 and 2023, the balance of allowance for expected credit loss against prepayments and other assets were $249,266 and $205,324 respectively.

Inventories, net

Inventories, consisting of products available for sale, are accounted for using the first-in, first-out method, and are valued at the lower of cost and net realizable value. The Company periodically reviews inventories for potential impairment and adjusts inventory for potentially excess or obsolete goods to state inventories at their net realizable value. As of December 31, 2024 and 2023, inventory valuation allowance, representing a write-down of inventory, were $56,658 and $194,960, respectively.

Leases

On January 1, 2021, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office and warehouse premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. All leases of the Company are currently classified as operating leases. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate based on the information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company also elects to adopt the practical expedient that allows lessee to treat the lease and non-lease components of a lease as a single lease component. Non-lease components include building management fees, utility expenses and property taxes included and payable in the lease contract. These non-lease components are not separated from the lease components to which they relate.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of December 31, 2024 and 2023, the Company did not recognize any impairment loss against its ROU assets.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Plant and equipment, net

Plant and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful lives of plant and equipment are as follows:

Automobiles	5 years
Equipment	7 years
Forklift	7 years
Racks	7 years

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and comprehensive income under other income or expenses.

Impairment of long-lived assets

The Company reviews long-lived assets, including plant and equipment and ROU assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future pre-tax cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is generally determined by discounting the cash flows expected to be generated by the asset (asset group), when the market prices are not readily available. The adjusted carrying amount of the asset is the new cost basis and is depreciated over the asset’s remaining useful life. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition.” It recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company recognizes revenue based on the consideration specified in the applicable agreement.

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation.

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Wholesale income, net

The Company enters into distinct agreement with wholesale customers to sell lighting and other automotive parts where the rights of the parties, including payment terms, are identified. Sales prices to wholesale customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy and a one-year warranty to wholesale customers. The Company estimates return allowances based on historical experience while the warranty covers defects in parts, materials and workmanship.

The Company assesses that delivery of goods to wholesale customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under FoB term. The Company collects no deposit upfront and typically provide a credit terms of 30 days and the accounts receivable will be collected by the Company according to credit period policy applicable to different customers. The Company assesses that there is no significant financing component in these contracts.

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Online retail sales income, net

The Company sells lighting and other automotive parts to retail customers via e-commerce platforms including Amazon and eBay. Customers enter into agreement with the Company online. Sales prices to retail customers are fixed with no sales rebate, discount or other incentive. The Company typically provides one-month sales return policy to retail customers. The Company estimates return allowances based on historical experience.

The Company assesses that delivery of goods to retail customers as one single performance obligation. Revenue is recognized at a point in time when goods are collected by third-party carriers where control of goods is transferred to customers under FoB term. The Company collects full amount upfront when retail customers place order online. The Company assesses that there is no significant financing component in these contracts.

The Company purchases inventories from suppliers in batches without goods return clause and credit period from suppliers are typically 1 month after goods delivery. Accordingly, the Company is subject to inventory risk before control of the goods has been transferred to customers. Besides, the Company has full discretion in establishing selling price. The Company is therefore a principal in these transactions and records revenue at gross amount net of sales taxes and estimated sales returns.

Agency income

The Company enters into agency agreements with another automotive parts companies to sell their products. The Company acts solely as an agent and does not assume primary responsibility for selling the products. Sellers retain control and legal title over consignment inventories, and they have discretion in setting selling price. Accordingly the Company determines that it acts solely as an agent in these transactions and recognizes agency income on a net basis. These agreements are fixed-price and have no variable consideration. The Company accesses that delivery of goods to end customer is a single performance obligation and recognizes agency income at a point in time upon delivery of goods to end customers. The Company typically collects accounts receivable from agency income monthly. The Company assesses that there is no significant financing component in these contracts.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Fulfillment service income

The Company provides fulfillment services to other automotive parts companies which includes warehousing, inventory management, picking, packing, and order preparation services. The Company enters into distinct agreement with its customers. These agreements are fixed-price and have no variable consideration. The Company recognizes fulfillment service income at a point in time when the services are rendered, which generally occurs upon delivery of the related products to a third-party carrier where control of goods is transferred to customers. The Company typically collects accounts receivable from fulfillment service income monthly. The Company assesses that there is no significant financing component in these contracts.

Contract liabilities

Contract liabilities — Return allowances

Return allowances, which reduce revenue and cost of sales, are estimated using historical experience. Liabilities for return allowances were $316,979, and $305,256 as of December 31, 2024 and 2023 respectively. Included in “Inventories” on the consolidated balance sheets are assets totaling $240,528 and $240,452 as of December 31, 2024 and 2023, for the rights to recover products from customers associated with our liabilities for return allowances.

Contract liabilities — Warranty provision

The Company typically offer a one-year warranty period to wholesale customers. The warranty covers defects in parts, materials and workmanship. The Company assesses that these warranties to be assurance-type warranties and measures them at fair value. As of December 31, 2024 and 2023, the balances of warranty provision were $188,880 and $175,889, respectively.

Cost of revenues

Cost of revenue primarily consists of the purchase price of products; inbound shipping costs; warehousing costs; packaging, and payment processing and related transaction costs.

Borrowing costs

All borrowing costs are recognized as interest expense in the consolidated statements of operations and comprehensive income in the period in which they are incurred.

Income taxes

The Company accounts for income taxes under ASC 740, Income Taxes. Provision for income taxes consists of current taxes and deferred taxes.

Current tax is recognized based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is recognized in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company did not have any significant uncertain tax positions nor interest and penalty associated with tax positions as of December 31, 2024 and 2023.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Segment reporting

In November 2023, the FASB issued Accounting Standards Update, or ASU 2023-07 — Improvements to Reportable Segment Disclosures, which enhances the disclosures required for reportable segments in annual and interim consolidated financial statements, including additional, more detailed information about a reportable segment’s expenses. The standard is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted ASU 2023-07 for the year ended December 31, 2024, retrospectively to all periods presented in the consolidated financial statement. The adoption of this ASU had no material impact on reportable segments identified and had no effect on the Company’s consolidated financial position, results of operations, or cash flows.

Based on the criteria established by ASC 280, “Segment Reporting”, the Company uses the management approach in determining its operating segments. The Company’s chief operating decision maker (“CODM”) reviews consolidated results when making decisions, allocating resources and assessing performance of the Company. The CODM considers that the Company has only one principal revenue stream, which is the wholesaling and distributing of motor vehicle lighting components. The Company carries out all its business activities and operations in the United States. All transactions are concluded and completed in the United States with similar terms and conditions.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the consolidated statements of operations and comprehensive income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., selling and marketing and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included interest expense, total other income, net, and income tax expenses, which are reflected in the segment and consolidated net income. The measure of segment assets is reported on the consolidated balance sheet as total consolidated assets.

Comprehensive Income

Comprehensive income is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Comprehensive income consists of two components, net income and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under U.S. GAAP are recorded as an element of stockholders’ equity but are excluded from net income. For the years ended December 31, 2024 and 2023, the Company did not recognize any other comprehensive income.

Earnings per share

Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing net income attributable to each class of common stockholders by the weighted average number of shares of that particular class outstanding during the year.

Diluted earnings per share is calculated by dividing net income attributable to each class of common stockholders, as adjusted for the effect of dilutive common equivalent stocks of that class, if any, by the weighted average number of that particular class of common and dilutive common equivalent stocks outstanding during the period. Common stock equivalents are excluded from the computation of diluted earnings per share if their effects would be anti-dilutive. Basic and diluted earnings per common stock are presented in the Company’s consolidated statements of operations and comprehensive income. For the years ended December 31, 2024 and 2023, there were no dilutive shares.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

Fair value of financial instruments

The fair value of a financial instrument is defined as the exchange price that would be received from an asset or paid to transfer a liability (as exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 —	Quoted prices in active markets for identical assets and liabilities.
Level 2 —

Quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 —

Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

As of December 31, 2024 and 2023, financial instruments of the Company comprised primarily cash and cash equivalents, accounts receivable, prepayment and other assets, amount due from a related party, short-term bank loans, accounts payable, accrued expenses and other liabilities. The Company concludes that the carrying amounts of these financial instruments approximate their fair values because of the short-term nature of these instruments.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, stockholder, or a related corporation.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, which cover a wide range of matters. Liabilities for contingencies are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

3. Summary of Significant Accounting Policies (cont.)

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In December 2023, FASB issued Accounting Standards Update (“ASU”) 2023-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement — Reporting Comprehensive Income (Topic 220-40): Expense Disaggregation Disclosures (“ASU 2024-03”). This update requires, among other things, more detailed disclosure about types of expenses in commonly presented expense captions such as cost of sales and selling, general, and administrative expenses, and is intended to improve the disclosures about an entity’s expenses including purchases of inventory, employee compensation, depreciation and amortization. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of the on its consolidated financial statements and related disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

4. Risks

Currency risk

The function currency of the Company is US$ and these consolidated financial statements are presented in US$. The Company’s business activities and its assets and liabilities are predominately denominated in the function currency. Therefore, the Company is not exposed to significant foreign currency risk as majority of the operations and transactions are denominated in the functional currency.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

4. Risks (cont.)

Concentration and credit risks

Financial instruments that potentially subject the Company to the credit risks consist of cash and cash equivalents, accounts receivable and other assets. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates.

The Company deposits its cash and cash equivalents with reputable banks located in the United States and maintains a balance with PayPal Inc, a financial institution in the United States. As of December 31, 2024 and 2023, $153,203 and $4,562,292 were deposited with these banks and PayPal Inc., respectively. Balances maintained with banks in the United Stated are insured under the Federal Deposit Insurance Act introduced by the Federal Deposit Insurance Corporation for a maximum amount of $250,000 for each depositor at one bank, whilst the balances maintained by the Company may at times exceed the insured limits. Cash balances maintained with banks in the United States are not otherwise insured by the Federal Deposit Insurance Act or other programs. The Company has not experienced any losses in these bank accounts and management believes that the Company is not exposed to any significant credit risk on cash and cash equivalents.

Assets that potentially subject the Company to significant credit risks primarily consist of accounts receivable and other assets. The Company performs regular and ongoing credit assessments of the counterparts’ financial conditions and credit histories. The Company also assesses historical collection trends, aging of receivables and general economic conditions. The Company considers that it has adequate controls over these receivables in order to minimize the related credit risk. As of December 31, 2024, and 2023, the balances of allowance for expected credit losses were $563,269 and $775,409, respectively.

For the years ended December 31, 2024 and 2023, most of the Company’s assets were located in the United States. At the same time, the Company considers that it is exposed to the following concentrations of risk:

(a)     Major customers

For the year ended December 31, 2024 and 2023, the customers who accounted for 10% or more of the Company’s revenues and their respective outstanding balances at year end dates, are presented as follows:

	Year ended December 31, 2024		As of December 31, 2024
Customer	Revenue	Percentage of revenue	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$29,819,663	37%	$2,347,530	41%
Customer B	12,315,027	15%	2,542,410	44%
Total:	$42,134,690	52%	$4,889,940	85%
	Year ended December 31, 2023		As of December 31, 2023
Customer	Revenue	Percentage of revenue	Accounts receivables, gross	Percentage of accounts receivables, gross
Customer A	$39,833,585	41%	$2,400,302	34%
Customer B	16,429,227	17%	3,238,975	46%
Total:	$56,262,812	58%	$5,639,277	80%

All the concentration percentages of accounts receivable are calculated before allowance for expected credit losses. As of the date these consolidated financial statements were issued, $4,363,394 of the receivables from these two customers as of December 31, 2024 had been collected.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

4. Risks (cont.)

(b)    Major vendors

For the year ended December 31, 2024 and 2023, the vendors who accounted for 10% or more of the Company’s purchase and their respective outstanding balances at year end dates, are presented as follows:

	Year ended December 31, 2024		As of December 31, 2024
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor A	$21,030,334	35%	$13,274,063	70%
Vendor B	17,841,252	30%	1,038,426	5%
Vendor C	11,398,004	19%	1,037,955	5%
Vendor D	7,542,068	13%	3,476,366	18%
Total:	$57,811,658	97%	$18,826,810	98%
	Year ended December 31, 2023		As of December 31, 2023
Vendor	Purchase	Percentage of total purchase	Accounts payable	Percentage of Accounts payable
Vendor A	$21,800,605	35%	$13,202,557	63%
Vendor B	21,021,950	34%	4,239,162	20%
Vendor C	12,720,250	20%	1,295,387	6%
Total:	$55,542,805	89%	$18,737,106	89%

Interest rate risk

Fluctuations in market interest rates may negatively affect the Company’s financial condition and results of operations. The Company is exposed to floating interest rate risk on bank deposits and bank borrowings, particularly during periods when the interest rate is expected to significant changes. Nevertheless, given the amounts of bank deposits and bank borrowings in question, the Company considers its interest rate risk not material, and the Company has not used any derivatives to manage or hedge its interest rate risk exposure.

5. Accounts Receivable, Net

As of December 31, 2024 and 2023, accounts receivable, net consisted of the following balances:

	As of December 31,
	2024	2023
Accounts receivable	$5,727,768	$7,087,026
Less: allowance for expected credit losses	(302,243)	(570,085)
Total accounts receivable, net	$5,425,525	$6,516,941

The movement of allowance for expected credit losses is as follow:

	For the Years Ended December 31,
	2024	2023
Balance at January 1	$570,085	$464,185
(Reversal of) provision for expected credit losses	(267,842)	105,900
Balance at December 31	$302,243	$570,085

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

6. ROU Assets, net and Operating Lease Liabilities

As of December 31, 2024 and 2023, the Company subsisted of the following non-cancellable lease contract.

Description of lease	Lease term
Office and warehouse at 19385-95 E. E Walnut Dr. N, City of Industry, CA 91748	10 years and 8 months from May 1, 2020 to December 31, 2030
Warehouse at 631 Omni Industrial Boulevard, Summerville Berkeley County, SC 29486	10 years and 1 month from September 1, 2022 to September 30, 2032
Warehouse at 10710 Bonnie View Rd. Lancaster, Texas 75241	5 years and 4 months from June 1, 2024 to September 30, 2029
Warehouse at Back Yard in 19301 E Walnut Dr. N, City of Industry, CA 91748	1 year from June 1, 2023 to May 31, 2024 1 year from June 1, 2024 to May 31, 2025

ASC 842-20 defines a short-term lease as a lease whose lease term, at commencement, is 12 months or less and that does not include a purchase option whose exercise is reasonably certain. The lease terms of the warehouse at Back Yard in 19301 E Walnut Dr. N, City of Industry, CA 91748 during the years ended December 31, 2024 and 2023 were 1-year fixed terms without purchase options. These leases meet the definition of short-term leases. Pursuant to ASC 842, the Company elects not to recognize these leases on its balance sheet. Accordingly, this results in the recognition of the Company’s lease payments on a straight-line basis over the lease terms in a manner similar to how operating leases were accounted for under ASC 840. For the years ended December 31, 2024 and 2023, the short-term lease expenses were $108,000 and $63,000, respectively.

a)      Amounts recognized in the consolidated balance sheets:

	As of December 31,
	2024	2023
Right-of-use assets, net	$18,693,425	$20,315,562
Operating lease liabilities
Current	$2,262,063	$1,980,921
Non-current	17,505,755	19,130,782
	$19,767,818	$21,111,703

Weighted average remaining lease terms (in years)	6.16	7.88

b)      Information related to operating lease activities during the years ended December 31, 2024 and 2023 are as follows:

	For the Years Ended December 31,
	2024	2023
ROU assets obtained in exchange for operating lease liabilities	$642,446	$—
Amortization of ROU assets	2,264,583	2,124,288
Interest on operating lease liabilities	958,925	1,009,826
Total operating lease expenses	$3,223,508	$3,134,114

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

6. ROU Assets, net and Operating Lease Liabilities (cont.)

c)      The following table summarizes the remaining contractual maturities of lease liabilities, categorized by the years in which such lease liabilities are required to be settled, under operating leases as of December 31, 2024:

During the year ended December 31,
2025	$3,148,023
2026	3,258,766
2027	3,507,045
2028	3,310,586
2029	3,519,922
2030	3,489,106
2031	1,792,001
2032	1,375,184
Total future lease payments	$23,400,633
Less: imputed interest	(3,632,815)
Present value of lease obligations	$19,767,818

The weighted-average discount rate used to determine the operating lease liabilities as of December 31, 2024 was 5.83%.

The following table represents the minimum cash lease payments included in the measurement of lease liabilities for the years ended December 31, 2024 and 2023:

	For the Years Ended December 31,
	2024	2023
Cash paid for amounts included in the measurement of lease liabilities:
Cash outflows for operating leases	$2,945,256	$2,823,153

7. Plant and Equipment, Net

As of December 31, 2024 and 2023, plant and equipment, net, consisted of the following:

	As of December 31,
	2024	2023
Automobiles	$110,335	$51,757
Equipment	678,348	655,853
Forklift	362,020	362,020
Racks	522,667	522,667
Less: Accumulated depreciation	(988,401)	(744,026)
Total plant and equipment, net	$684,969	$848,271

Depreciation expenses were $244,375 and $225,021 for the years ended December 31, 2024 and 2023, respectively.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

8. Prepayments and Other Assets, Net

As of December 31, 2024 and 2023, prepayments and other assets, net, consisted of the following:

	As of December 31,
	2024	2023
Prepaid expenses	$503,401	$504,958

Other assets	4,711,640	2,541,108
Less: Allowance for expected credit losses	(249,266)	(205,324)
Other assets, net	4,462,374	2,335,784

Total prepayments and other assets, net	4,965,775	2,840,742

Less: Amounts classified as non-current assets	384,208	384,208
Amounts classified as current assets	$4,581,567	$2,456,534

Other assets primarily represent advances paid to vendors for consignment goods. These advances are unsecured, interest-free, and are subsequently settled against the proceeds received from the sale of consignment goods for the vendors.

The movement of allowances for expected credit losses is as follow:

	For the Years Ended December 31,
	2024	2023
Balance at January 1	$205,324	$113,673
Provision for expected credit losses	43,942	91,651
Balance at December 31	$249,266	$205,324

9. Inventories, net

As of December 31, 2024 and 2023, inventories, net consisted of the following balances:

	As of December 31,
	2024	2023
Inventories	$18,628,116	$19,625,870
Less: Inventory valuation allowance	(56,658)	(194,960)
Inventories, net	$18,571,458	$19,430,910

US$1,136,773 of defective inventories were recognized as expenses during the year ended December 31, 2024 (2023: US$688,216) and included in “general and administrative expenses” in the consolidated statements of operations and comprehensive income.

10. Amount Due from a Stockholder, Net

As of December 31, 2024 and 2023, amount due from a stockholder, net consisted of the following balances:

	As of December 31,
	2024	2023
Amounts due from a stockholder	$163,439	$—
Less: Allowance for expected credit loss	(11,760)	—
Amounts due from a stockholder, net	$151,679	$—

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

10. Amount Due from a Stockholder, Net (cont.)

The movement of allowance for expected credit loss is as follow:

	For the Years Ended December 31,
	2024	2023
Balance at January 1	$—	$—
Provision for expected credit losses	11,760	—
Balance at December 31	$11,760	$—

As of the date these consolidated financial statements were issued, the amount due from a stockholder had been fully settled.

11. Short-term Bank Loans

As of December 31, 2024 and 2023, short-term bank loans consisted of the following:

	As of December 31,
	2024	2023
Trade financing at annual interest of 3.0% above the adjusted SOFR	$—	$3,000,000

Under the banking facility letter dated January 31, 2018, subsequent amendments made on October 17, 2023 and May 31, 2024, JPMorgan Chase Bank, N.A., a bank in the United States, extended to the Company banking facility of trade financing amounting to $15,000,000, $10,000,000 and $3,000,000, respectively, with an interest rate of 3.0% per annum above the adjusted Secured Overnight Financing rate (“SOFR”). Adjusted SOFR is the sum of applicable margin which is 2.5% per annum, the SOFR applicable to such interest period and the unsecured to secured rate adjustment at 0.1% per annum. The facility had a tenor of up to a year of 360 days from the date of drawdown. On July 1, 2024, the short-term bank loans were fully repaid. As of December 31, 2024, no additional amount was drawn down against the banking facility, and no bank loans were outstanding.

There is no security for the short-term bank loans.

No other significant covenants were noted in the Company’s banking facilities.

For the years ended December 31, 2024 and 2023, the weighted average annual interest rates for the bank loans were approximately 7.94% and 7.61%, respectively. Interest expenses for the years ended December 31, 2024, and 2023, was $12,468 and $65,582, respectively.

12. Contract liabilities

The movement of contract liabilities is as follow:

	For the Years Ended December 31,
	2024	2023
Balance at January 1	$481,145	$486,669
Provision (reversal of provision)	24,714	(5,524)
Balance at December 31	$505,859	$481,145

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

13. Accrued expenses and other liabilities

As of December 31, 2024 and 2023, accrued expenses and other liabilities consisted of the following:

	As of December 31,
	2024	2023
Accrued expenses	$593,411	$1,388,858
Staff salaries and benefits payable	329,844	251,622
Other tax payable	406	—
Other payables	72,736	52,782
	$996,397	$1,693,262

14. Stockholders’ Equity

Common stock and Series A Preferred Stock

The Company was established under the laws of Nevada on March 4, 2025. The authorized number of common stock and Series A Preferred Stock are 8,000 and 2,000 shares, respectively, par value of $1 per share. On April 22, 2025, the Company issued 1,400 common stock and 600 Series A preferred stock with a par value of $1 each, respectively, with no consideration paid.

Share subdivision

On September 8, 2025, the stockholders of the Company resolved to subdivide each authorized share of par value of $1 into 10,000 shares of par value of $0.0001. As a result of the subdivision, the Company was authorized to issue 80,000,000 common stock and 20,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively, and a total of 14,000,000 common stock and 6,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively were issued and outstanding. The share subdivision was completed on October 1, 2025.

Each Series A Preferred Stock is entitled to 20 votes, whereas each common stock is entitled to one vote per share. Series A Preferred Stock are not entitled to receive dividends of any kind and are not convertible into common stock. Other than as disclosed herein, Series A Preferred Stock do not have any additional preferences, or any relative, participating, optional, or special rights over the common stock, as set forth in the Articles of the Company.

The issuance and subdivide of these stocks is considered as a part of the Company’s reorganization and recapitalization prior to completion of its initial public offering, and is retroactively applied as if the transaction occurred at the beginning of the period presented.

The Company believed that it is appropriate to reflect such changes in share structure on a retroactive basis pursuant to ASC 260, Earnings Per Share. All shares and per share amounts used herein and in the accompanying consolidated financial statements have been retroactively restated to reflect the above transactions.

Dividend distribution

On June 1, 2023, the Company resolved to distribute a dividend of $3,000 per share, totaling $6,000,000, to its stockholders. The Company also made income tax payment for its stockholders’ personal income tax liabilities as a distribution to stockholders. Each stockholder was distributed $302,362.5, totaling $1,209,450. The distributions to stockholders were settled by cash.

On June 1, 2024, the Company made income tax payment for its stockholders’ personal income tax liabilities as a distribution to stockholders. Each stockholder was distributed $309,571.75, totaling $1,238,287. The distributions to stockholders were settled by cash.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

15. Disaggregated revenues

The following table shows disaggregated revenues by major categories for the years ended December 31, 2024 and 2023, respectively:

	For the Years Ended December 31,
	2024	2023
Point in time:
Wholesale income, net	$46,600,990	$59,638,911
Online retail sales income, net	21,162,631	21,233,705
Agency income	12,308,782	13,304,623
Fulfillment service income	1,295,675	2,172,881
Total revenues	$81,368,078	$96,350,120

16. Other income

The following table shows other income for the years ended December 31, 2024 and 2023, respectively:

	For the Years Ended December 31,
	2024	2023
Sub-lease income(1)	$963,151	782,281
Interest income from bank deposits(2)	664	29,042
Interest income from customer’s overdue(2)	154,411	74,479
Others	200,049	266,672
Total other income	$1,318,275	$1,152,474

____________

(1)      The Company’s sub-leased part of its warehouse and office to an independent third party. The period of the lease is less than one year.

(2)      Interest income consists of interest earned on deposits placed with banks and customer’s overdue, recognized in accordance with the effective interest method. Interests on customer’s overdue represent interests charged on overdue receivables from customer arising from sales transactions. According to the contracts entered into between the Company and its customer, the Company shall charge its customer on amounts overdue, i.e. amounts due on sales transactions which are not yet settled within 60 days of the due date, an interest with interest rate based on the JP Morgan Chase interest rate as published at the beginning of each month accrued on daily and compounded monthly basis.

17. Income tax expense

The United States

Sonic CA is incorporated in the State of California and had elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is not subject to Federal income tax at the corporate level; instead, its income, deductions, and credits were passed through to its stockholders and reported on their individual tax returns. However, under California law, S Corporations are subject to a 1.5% franchise tax on net income. Effective January 1, 2025 Sonic CA converted from an S Corporation to C Corporation and is now subject to federal corporate income tax at a rate of 21%, as well as California state corporate income tax at a rate of 8.84%.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

17. Income tax expense (cont.)

The current portions of the income tax expense included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC 740 are as follows:

	For the Years Ended December 31,
	2024	2023
Current tax	$36,179	$30,963
Deferred tax	(116)	(5,044)
Income tax expense	$36,063	$25,919

A reconciliation of the difference between the expected income tax expense computed at state income tax rate of 1.5% and the Company’s reported income tax expense is shown in the following table:

	For the Years Ended December 31,
	2024	2023
Income before income tax expense	$2,291,056	$1,883,788
Statutory state income tax rate	1.5%	1.5%
Income tax computed at statutory state income tax rate	$34,366	$28,257
Tax effect on non-deductible expense	2,706	4,378
Tax effect on deductible passed through entity tax payment	(1,009)	(6,716)
Income tax expense	$36,063	$25,919

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended December 31, 2024 and 2023:

	For the Years Ended December 31,
	2024	2023
California State income Tax rate	1.5%	1.5%
Tax effect on non-deductible expense	0.1%	0.2%
Tax effect on deductible passed through entity tax payment	—%	(0.3)%
Effective tax rate	1.6%	1.4%

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of December 31,
	2024	2023
Deferred tax assets
Accrued vacation	$2,140	$1,747
Allowance for expected credit losses	8,449	11,631
Depreciation	7,353	4,448
Total deferred tax assets, net	$17,942	$17,826

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

17. Income tax expense (cont.)

The movement of deferred tax assets, net is as follow:

	For the Years Ended December 31,
	2024	2023
Balance at January 1	$17,826	$12,782
Additions	116	5,044
Balance at December 31	$17,942	$17,826

Under the California Revenue and Taxation Code, the Franchise Tax Board (“FTB”) generally has four years from the later of the original due date or the actual filing date of a return to assess additional taxes, penalties, or fees. As of December 31, 2024, the Company’s California state income tax returns for the 2023 and 2024 tax years remain within the statutory period for potential examination. As of that date, the Company was not subject to any ongoing tax audits or investigations by the FTB. At the federal level, pursuant to Internal Revenue Code, the Internal Revenue Service typically has three years from the later of the return’s due date or actual filing date to assess additional tax. This period may be extended to six years under certain circumstances, such as when a return omits more than 25% of gross income. There is no statute of limitations in cases involving fraud or failure to file a return. As Sonic CA elected to be taxed as an S Corporation through December 31, 2024, any potential federal income tax examinations for that period would primarily pertain to stockholder-level tax implications. As of December 31, 2024, the Company were not subject to any federal tax audits or investigations.

18. Related Party Transaction and Balance

a. Nature of relationships with related parties

Name	Relationship with the Company
Mak Ka Kit	A substantial stockholder of the Company

b. Balance with related parties

Name	Nature	As of December 31,
		2024	2023
Mak Ka Kit(1)	Amount due from a stockholder, net	$151,679	$—

____________

(1)      The balances as of December 31, 2024 and 2023 represented advances made to Mr. Mak Ka Kit by the Company to facilitate his personal needs. The balance was interest-free, unsecured, and repayable on demand, and has been fully settled as of the date of this report.

19. Commitments and Contingencies

Commitments

As of December 31, 2024 and 2023, the Company had neither significant financial nor capital commitment.

Contingencies

As of December 31, 2024 and 2023, the Company was not a party to any material legal or administrative proceedings. The Company further concludes that there were no legal or regulatory proceedings, either individually or in the aggregate, that could have resulted in an unfavorable outcome with a material adverse effect on the Company’s results of operations, consolidated financial condition, or cash flows.

Sonic Lighting, Inc. and its subsidiaries
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2024 and 2023

20. Segment information

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s CODM, specifically the Company’s CEO and CFO, for making decisions, allocating resources and assessing performance.

The CODM considers that the Company has only one principal revenue stream, which is the wholesaling and distributing of motor vehicle lighting components. The Company carries out all its business activities and operations in the United States. All transactions are concluded and completed in the United States with similar terms and conditions. Internally, the Company reports costs and expenses by nature as a whole for management decision-making and assessment. Based on management’s assessment, the Company determines that it has only one operating segment and therefore one reportable segment as defined by ASC 280. Furthermore, since all the Company’s revenue is derived in the United States with all operations being carried out in the United States, no geographical segment is presented. The Company concludes that it has only one reportable segment.

The CODM of the Company primarily utilizes the net income to monitor budget-to-actual performance and to assess the adequacy of capital resources for marketing and development. The following table presents the significant revenue and expense categories in the Company’s single operating segment:

	For the Years Ended December 31,
	2024	2023
Revenue	$81,368,078	$96,350,120
Cost of revenue	(58,381,945)	(72,895,041)
Selling and marketing expenses	(8,437,548)	(8,851,957)
General and administrative expenses	(13,563,336)	(13,806,226)
Other income, net	1,305,807	1,086,892
Income tax expense	(36,063)	(25,919)
Net income of single operating segment	$2,254,993	$1,857,869

21. Subsequent Events

The Company evaluates all events and transactions that occur after December 31, 2024 up through October 10, 2025. Other than the event disclosed elsewhere in these consolidated financial statements, there is no other subsequent event occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

Share subdivision

On September 8, 2025, the stockholders of the Company resolved to subdivide each authorized share of par value of $1 into 10,000 shares of par value of $0.0001. As a result of the subdivision, the Company was authorized to issue 80,000,000 common stock and 20,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively, and a total of 14,000,000 common stock and 6,000,000 Series A Preferred Stock of par value of $0.0001 each, respectively were issued and outstanding. The share subdivision was completed on October 1, 2025.

Early termination claim

On September 8, 2025, Federal Express Corporation (“FedEx”) filed a civil complaint against Sonic Lighting, Inc. in the United States District Court, Central District of California — Western Division. FedEx, which had been engaged by the Company to provide pickup, transportation and delivery services, is seeking damages of approximately US$750,000 in connection with alleged early termination of the Contract by the Company. The trial date has not yet been set.

The Company intends to vigorously defend itself against this claim. At this stage, the outcome of the matter cannot be predicted, and no provision for loss has been recorded in these consolidated financial statements.

Until and including            , 2025 (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our share of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

SONIC LIGHTING, INC.

2,475,000 Shares of Common Stock

D. Boral Capital

        , 2025

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an itemization of the total expenses, excluding underwriting discounts and non-accountable expense allowance, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the Nasdaq listing fee, all amounts are estimates.

Amount (US$)
Securities and Exchange Commission Registration Fee	$2,179
Nasdaq Listing Fee	$75,000
FINRA Filing Fee	$3,088
Legal Fees and Expenses	$800,000
Accounting Fees and Expenses	$220,000
Printing Expenses	$25,000
Miscellaneous Expenses	$109,337
Underwriters’ Accountable Expenses	$230,000
Total Expenses	$1,464,604

All amounts are estimates other than the SEC’s registration fee and Nasdaq listing fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

To the fullest extent permitted by the laws of the State of Nevada, our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We are required to advance expenses incurred in defending a proceeding as they are incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court that the officer or director is not entitled to be indemnified. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we will indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The information in this section reflects a 1-for-10,000 forward split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on October 1, 2025.

Founding Transactions

Sonic Lighting Inc. was incorporated on March 4, 2025. In connection with the incorporation, on April 22, 2025, Sonic Lighting Inc. issued a total of 1,400 shares of common stock and 600 shares of Series A Preferred Stock to four founding stockholders. Following the forward split that was effected on October 1, 2025 and as of the date of this prospectus, there are 14,000,000 shares of common stock and 6,000,000 shares of Series A Preferred Stock outstanding. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation D and/or Regulation S thereof.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1*	Articles of Incorporation
3.2*	Certificate of Amendment to the Articles of Incorporation
3.3*	Certificate of Designation of Series A Preferred Stock
3.4*	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock
3.5*	Bylaws
5.1*	Opinion of Fennemore Craig, P.C. regarding the legality of the shares being issued
8.1*	Opinion of Ortoli Rosenstadt LLP regarding certain U.S. tax matters
10.1*	Employment Agreement between the Company and Dao Chung Cheung, dated May 30, 2025
10.2*	Employment Agreement between the Company and Vincent Lau, dated May 30, 2025
10.3*	Employment Agreement between the Company and Laura Man Yan Wai, dated May 30, 2025
10.4*	Director Offer Letter between the Company and Ka Kit Mak, dated May 30, 2025
10.5*	Director Offer Letter between the Company and Nelson Ho Yin Li, dated May 30, 2025
10.6*	Director Offer Letter between the Company and Anthony Shing Him Wai, dated May 30, 2025
10.7*	Independent Director Offer Letter between the Company and Anthony S. Chan, dated August 12, 2025
10.8*	Independent Director Offer Letter between the Company and Ka Ki So, dated August 8, 2025
10.9*	Independent Director Offer Letter between the Company and Chi Man Tse, dated August 8, 2025
10.10*	Independent Director Offer Letter between the Company and Pak Lun Patrick Au, dated August 8, 2025
10.11*	Independent Director Offer Letter between the Company and Jui-Lin Kuo, dated August 8, 2025
10.12*	Form of Customer Application between Company and Autoholic Inc.
10.13*	Form of Procure Agreement between Company and Autoholic Inc.
10.14*	Form of Customer Application between Company and EJAY LLC
10.15*	Form of Customer Application between Company and VIP LIGHTZ INC
14.1*	Code of Business Conduct and Ethics of the Company
14.2*	Insider Trading Policies
15.1**	Letter in Lieu of Consent
21.1*	List of Subsidiaries
23.1**	Consent of WWC, P.C.
23.2*	Consent of Fennemore (included in Exhibit 5.1)
23.3*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 8.1)
99.1*	Audit Committee Charter
99.2*	Nomination Committee Charter
99.3*	Compensation Committee Charter
99.4*	Executive Compensation Recovery Policy
99.5*	Consent of Migo Corporation
99.6*	Consent of Anthony S. Chan, independent director nominee
99.7*	Consent of Ka Ki So, independent director nominee
99.8*	Consent of Chi Man Tse, independent director nominee
99.9*	Consent of Pak Lun Patrick Au, independent director nominee
99.10*	Consent of Jui-Lin Kuo, independent director nominee
107*	Filing Fee Table

____________

*        Previously filed

**      Filed herewith

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)    The undersigned Registrant hereby undertakes:

(1)    That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of City of Industry, State of California on November 12, 2025.

SONIC LIGHTING, INC.
By:	/s/ Dao Chung Cheung
Dao Chung Cheung
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Ka Kit Mak	Chairman of the Board	November 12, 2025
Ka Kit Mak
/s/ Dao Chung Cheung	Chief Executive Officer and Director	November 12, 2025
Dao Chung Cheung	(Principal Executive Officer)
/s/ Vincent Lau	Chief Financial Officer	November 12, 2025
Vincent Lau	(Principal Financial Officer and Principal Accounting Officer)
/s/ Laura Man Yan Wai	Chief Operating Officer	November 12, 2025
Laura Man Yan Wai
/s/ Nelson Ho Yin Li	Director	November 12, 2025
Nelson Ho Yin Li
/s/ Anthony Shing Him Wai	Director	November 12, 2025
Anthony Shing Him Wai